                                                                     Exhibit 2.1

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     STOCK PURCHASE AGREEMENT (the "Agreement"), made this ___ day of April, 1999, by and among Opinion Research Corporation, a Delaware corporation ("Buyer"), and those entities and individuals listed on Schedule 4(a) to this
                                                        -------------
Agreement and who are signatories hereto (each individually, a "Stockholder" and collectively, the "Stockholders").

                                  BACKGROUND
                                  ----------

     The Stockholders own all or substantially all of the issued and outstanding shares of capital stock (the "Shares") of Macro International Inc., a Delaware corporation (the "Corporation"), the number of such Shares owned by each of the Stockholders being set forth opposite such Stockholder's name on Schedule 4(a).
                                                                 -------------

     Buyer desires to purchase, and Stockholders desire to sell, all of the Shares owned by the Stockholders upon the terms hereinafter set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Acquisition of Stock. At the Closing (as hereinafter defined),
          --------------------
Stockholders shall sell, convey, transfer and assign to Buyer the Shares, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description.

     2.   Purchase Price, Adjustment.
          --------------------------

          (a) In consideration of the sale, conveyance, transfer and assignment of the Shares to Buyer, Buyer shall pay Stockholders the following (collectively, the "Purchase Price"):

               (i) At the Closing the sum of $20,000,000 (subject to adjustment pursuant to subparagraph 2(d) below) shall be payable by wire transfer of immediately available funds, pursuant to wire transfer instructions attached as
Schedule 2(a)(i), to the Representative (as hereinafter defined) pursuant to,
----------------
and shall be held, applied, invested, reinvested, and disbursed in accordance with, an escrow agreement among the Stockholders (to which neither the Buyer nor the Corporation are or shall be parties) substantially in the form of Exhibit "A" attached hereto (the "Stockholders' Escrow Agreement"). In general and as more fully provided in the Stockholders' Escrow Agreement, (A) upon receipt of said $20,000,000 the Representative shall pay therefrom the Broker's Fee (as hereinafter defined) to the Broker (as hereinafter defined) by good check or by wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Broker to the Representative at least 5 days prior to Closing, (B) said $20,000,000 (subject to adjustment pursuant to subparagraph 2(d) below, and net of the Broker's Fee), and any interest, dividends, or other earnings thereon, shall be held for the benefit of the Stockholders until the final determination of whether the Stockholders are required to make any payment or payments to the Buyer pursuant to Subparagraph 2(b) of this Agreement, the amount or amounts thereof, and the amounts of any related third party fees, costs or expenses (e.g., the Stockholders' share of the fees and expenses of the Independent Accountants (as hereinafter defined), if any), provided that the Representative shall have the authority in its sole and absolute discretion to make interim partial distributions (at such times and in such amounts as the Representative in its sole and absolute discretion shall determine) to Stockholders in accordance with the percentages set forth opposite each Stockholders name on Schedule 4(a), and (C) promptly after such final
                     -------------
determinations, and payment of any amount or amounts due to the Buyer pursuant to Subparagraph 2(b) of this Agreement (if any) and any related third party fees, costs or expenses from the funds held pursuant to the Stockholders' Escrow Agreement, the balance of the funds then held pursuant to the Stockholders' Escrow Agreement shall be distributed to Stockholders in accordance with the percentages set forth opposite each Stockholders name on
Schedule 4(a).
-------------

               (ii) At the closing, the sum of $2,300,000 (subject to adjustment pursuant to subparagraph 2(d) below) (the "Escrow") shall be deposited by Buyer with a federally insured financial institution selected by Buyer and the Representative (the "Escrow Agent") pursuant to, and shall be held, applied, invested, reinvested, and disbursed in accordance with, an escrow agreement among the Buyer, the Stockholders and the Escrow Agent substantially in the form of Exhibit "B" attached hereto (the "Escrow Agreement"). Unless otherwise provided in the Escrow Agreement, said deposit shall be made by wire transfer of immediately available funds pursuant to wire transfer instructions set forth in the Escrow Agreement.

               (iii) The contingent payments provided for in this subparagraph 2(a)(iii) (collectively, the "Contingent Payments"):

                      (A) Subject to adjustment pursuant to subparagraph 2(d) below, in the event that the Revenues (as hereinafter defined) of the Corporation for the 12 month period ending April 30, 2000 (the "2000 Revenues") shall equal or exceed 80% of the 2000 Revenue Target (as hereinafter defined), Buyer shall pay to the Representative pursuant to the Stockholders' Escrow Agreement, on or prior to the date(s) specified in subparagraph 2(a)(iii)(H) a sum equal to (A) $400,000, plus (B) an amount equal to $400,000 multiplied by a fraction, the numerator of which shall be the 2000 Revenues (but in no event more than the 2000 Revenue Target) less 80% of the 2000 Revenue Target and the denominator of which shall be 20% of the 2000 Revenue Target, to be allocated (subject to the terms and conditions of the Stockholders's Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders name on Schedule 4(a).
                                   -------------

                    (B) Subject to adjustment pursuant to subparagraph 2(d) below, in the event the EBITDA (as hereinafter defined) of the Corporation for the 12 month period ending April 30, 2000 (the "2000 EBITDA") shall equal or exceed 80% of the 2000 EBITDA Target (as hereinafter defined), Buyer shall pay to the Representative pursuant to the Stockholders' Escrow Agreement, on or prior to the date(s) specified in subparagraph 2(a)(iii)(H) a sum equal to (A) $1,200,000, plus (B) an amount equal to $1,200,000 multiplied by a fraction, the numerator of which shall be the 2000 EBITDA (but in no event more than the 2000 EBITDA Target) less 80% of the 2000 EBITDA Target and the denominator of which shall be 20% of the 2000 EBITDA Target, to be allocated (subject to the terms and conditions of the Stockholders's Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders name on
Schedule 4(a).
-------------

                    (C) Subject to adjustment pursuant to subparagraph 2(d) below, in the event the Revenues of the Corporation for the 12 month period ending April 30, 2001 (the "2001 Revenues") shall equal or exceed 80% of the 2001 Revenue Target (as hereinafter defined), Buyer shall pay to the Representative pursuant to the Stockholders' Escrow Agreement, on or prior to the date(s) specified in subparagraph 2(a)(iii)(H) a sum equal to (A) $562,200, plus (B) an amount equal to $562,500 multiplied by a fraction, the numerator of which shall be the 2001 Revenues (but in no event more than the 2001 Revenue Target) less 80% of the 2001 Revenue Target and the denominator of which shall be 20% of the 2001 Revenue Target, to be allocated (subject to the terms and conditions of the Stockholders's Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders name on
Schedule 4(a).
-------------

                    (D) Subject to adjustment pursuant to subparagraph 2(d) below, in the event the EBITDA of the Corporation for the 12 month period ending April 30, 2001 (the "2001 EBITDA") shall equal or exceed 80% of the 2001 EBITDA Target (as hereinafter defined), Buyer shall pay to the Representative pursuant to the Stockholders' Escrow Agreement, on or prior to the date(s) specified in subparagraph 2(a)(iii)(H) a sum equal to (A) $1,687,500, plus (B) an amount equal to $1,687,500 multiplied by a fraction, the numerator of which shall be the 2001 EBITDA (but in no event more than the 2001 EBITDA Target) less 80% of the 2001 EBITDA Target and the denominator of which shall be 20% of the 2001 EBITDA Target, to be allocated (subject to the terms and conditions of the Stockholders's Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders name on Schedule 4(a).
                                                         -------------

                    (E) Subject to adjustment pursuant to subparagraph 2(d) below, in the event that the sum of the 2000 EBITDA and the 2001 EBITDA shall exceed the sum of the 2000 EBITDA Target and the 2001 EBITDA Target, Buyer shall pay to the Representative pursuant to the Stockholders' Escrow Agreement, on or prior to the date(s) specified in subparagraph 2(a)(iii)(H) a sum equal to the lesser of (aa) 50% of such excess, or (bb) $1,000,000, to be allocated (subject to the terms and conditions of the Stockholders's Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders name on Schedule 4(a).
                     -------------

                    (F)  For purposes of this subparagraph 2(a)(iii):

                         (aa) "Revenue" shall mean all revenue of the
Corporation and the Subsidiaries (as hereinafter defined) on a consolidated basis without regard to the source of the revenue, on a Stand Alone basis (as hereinafter defined), plus the Recoverable Allocations (as hereinafter defined). Revenue shall be recognized, calculated and determined in accordance with generally accepted accounting practices ("GAAP") consistently applied with prior periods.

                         (bb) "EBITDA" shall mean the earnings of the
Corporation and the Subsidiaries on a consolidated basis (including the G&A Allocation), on a Stand Alone basis, before interest, taxes, depreciation and amortization, all as recognized, calculated and determined in accordance with GAAP consistently applied with prior periods, plus the Recoverable Allocations. For purposes of calculating EBITDA, except for the G&A Allocations, all general corporate overhead allocations imposed by Buyer and/or its Affiliates (as hereinafter defined) on the Corporation and/or its Subsidiaries unrelated to the actual provision of goods and services by the Corporation and its Subsidiaries (including charges, if any, for acquisition costs in relation to this Agreement), shall be disregarded.

                         (cc) the "2000 Revenue Target" shall mean $68,298,000
plus the Recoverable Allocations for the 12 month period ending April 30, 2000.

                         (dd) The "2000 EBITDA Target" shall mean $7,003,000
less the Allocation Credit (as hereinafter defined) for the 12 month period ending April 30, 2000.

                         (ee) The "2001 Revenue Target" shall mean $76,503,000
plus the Recoverable Allocations for the 12 month period ending April 30, 2001.

                         (ff) The "2001 EBITDA Target" shall mean $7,772,000
less the Allocation Credit for the 12 month period ending April 30, 2001.

                         (gg) "Recoverable Allocations" shall mean the general
and administrative expenses allocated by Buyer and/or its Affiliates to the Corporation and/or the Subsidiaries for the period in question (the "G&A Allocation"), multiplied by a fraction (the "Percent Recoverable"), the numerator of which is the revenue of the Corporation and the Subsidiaries on a consolidated basis for the period in question derived from contracts with the U.S. Government (including prime contracts, subcontracts, subsubcontracts, etc.), and the denominator of which is the total revenue of the Corporation and the Subsidiaries on a consolidated basis for the same period.

                         (hh) "Allocation Credit" shall mean 100% minus the
Percent Recoverable (expressed as a percentage), multiplied by the G&A
Allocation.

                    (G) The amount of the G&A Allocation for each measurement period shall be as determined by written agreement between Buyer and the Representative, except that the Representative shall not unreasonably object to the G&A Allocation proposed by Buyer if such allocation will not cause the Corporation's billing rates to exceed its then current bid rates. If the amount of Buyer's proposed G&A Allocation for any measurement period would cause the Corporation's billing rates to exceed its then current bid rates (as determined by the Representative in its reasonable discretion), the Representative may decline to agree to such proposed G&A Allocation (or the amount thereof which the Representative so determines would result in the Corporation's billing rates so exceeding its then current bid rates). Further, all G&A Allocations shall be reasonable and appropriate under applicable law and governmental accounting rules (including under applicable federal procurement cost principles and cost accounting standards). Buyer agrees to cooperate with the Corporation and the Subsidiaries to assure proper accounting, as well as satisfaction of record keeping and disclosure requirements, under applicable law and governmental accounting rules (including under applicable federal procurement cost principles and cost accounting standards).

Buyer agrees to cooperate with the Corporation and the Subsidiaries to assure proper accounting, as well as satisfaction of record keeping and disclosure requirements, under applicable law and governmental accounting rules (including under applicable federal procurement cost principals and cost accounting standards).

               (H) Within 30 days after the end of each measurement period set forth in this subparagraph 2(a)(iii), the Representative shall prepare (or shall cause to be prepared, including, if within the control of the Representative, by way of causing the Corporation to prepare) a Profit and Loss Statement for the Corporation and its Subsidiaries on a consolidated basis for the measurement period then ended (the "P&L Statement"). Said P&L Statement shall additionally set forth in reasonable detail, based on the information therein, the determinations and calculations of the amounts (if any) payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, with respect to said measurement period. It is anticipated by the parties that the Corporation's books and records, including any accountant work papers, will be within the control of the Representative (as an officer and/or director of the Corporation) at the time such P&L Statements are to be so prepared. However, if and to the extent not so within the control of the Representative, then for purposes of preparing each such P&L Statement, Buyer shall make reasonably available (and shall cause the Corporation and its Subsidiaries to make reasonably available) to the Representative (and the Representative's accountants, attorneys, agents, and representatives) during normal business hours the books and records (including any accountants work papers) of the Corporation and its Subsidiaries, upon reasonable advance notice to the Buyer, and shall otherwise cooperate in good faith with the Representative with respect to the preparation of said P&L Statement; provided, however, that the Representative shall schedule such access through an authorized representative of Buyer and in such a way as to avoid material disruption of the normal business operations of the Corporation. For a period of 60 days after receipt by Buyer of the P&L Statement, Buyer shall have the right to review or audit such P&L Statement. For purposes of reviewing or auditing such P&L Statement, if and to the extent not within the control of the Buyer, the Representative (if and to the extent within the control of the Representative and/or other Stockholders) shall make available to the Buyer (and the Buyer's accountants, attorneys, agents and representatives) during normal business hours the books and records (including any work papers used by the Representative to prepare the P&L Statement) of the Corporation and its Subsidiaries, upon reasonable advance notice to the Representative, and shall otherwise cooperate in good faith with the Buyer's review or audit of said P&L Statement; provided, however, that Buyer shall schedule such access through the Representative and in such a way as to avoid material disruption of the normal business operations of the Corporation. Unless the Representative shall receive notice from the Buyer within such 60 day period to the effect that Buyer disputes one or more items in the P&L Statement (including the determinations or calculations of the amounts, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, with respect to said measurement period), the P&L Statement (including the determinations and calculations of the amounts, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, with respect to said measurement period) shall become final, conclusive and binding on all parties hereto, and the Buyer shall pay the amounts, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, within 5 business days of the expiration of said 60 day period. Any such notice from the Buyer to the Representative disputing one or more items in the P&L Statement as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes, and the amount, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, with respect to said measurement period which the Buyer does not dispute. If the Representative receives notice from the Buyer within the aforementioned 60 day period that Buyer disputes one or more items in the P&L Statement (including the determinations or calculations of the amounts, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, with respect to said measurement period), then (i) such dispute shall be resolved in accordance with the procedures set forth in subparagraph 2(b)(iii) hereunder, and any payments due Stockholders under this subparagraph 2(a)(iii) which are subject to such dispute shall be due and payable 5 business days after the resolution of such dispute pursuant to subparagraph 2(b)(iii), and (ii) the Buyer, if and to the extent the Buyer has not disputed an amount payable by the Buyer under subparagraphs 2(a)(iii)(A),
(B), (C), (D) and/or (E), as the case may be, with respect to said measurement period as aforesaid, shall pay said undisputed amount within 5 business days of the expiration of the 60 day review and audit period set forth in this subparagraph 2(a)(iii)(H).

                    (I) Any payment due to the Stockholders from the Buyer pursuant to this subparagraph 2(a)(iii) shall be made by good check mailed to, or by wire transfer pursuant to instructions provided at least 5 days prior to the date on which Buyer makes payment to, the Representative. Such payments shall be made pursuant to, and shall be held, applied, invested, reinvested and disbursed in accordance with, the Stockholders' Escrow Agreement.

          (b) (i) It is the intention of the parties that (1) the Corporation's Net Worth (as hereinafter defined) at the Closing (the "Closing Net Worth") be equal to or greater than $10,330,247, and (2) the Corporation's debt to financial institutions or to Stockholders (excluding current payroll obligations), if any, at the Closing (the "Closing Debt") will not exceed $6,500,000. If the Closing Net Worth is determined to be less than $10,330,247, or if the Closing Debt is determined to exceed $6,500,000, any such deficiency and/or excess, whichever is applicable (and in each case subject to adjustment pursuant to subparagraph 2(d) below), shall be paid by Stockholders to Buyer by wire transfer of immediately available funds to the bank and account designated by Buyer in writing to the Representative as follows: (A) if no amounts or items shown on the Net Worth Statement (as hereinafter defined) have been disputed as provided herein, within 5 business days after the expiration of the 60 day review and audit period set forth in subparagraph 2(b)(ii), and (B) if any amounts or items shown on the Net Worth Statement have been disputed, within 5 business days following the resolution of all such disputed amounts or items as provided herein. It is the intention of the Stockholders that any payments due to the Buyer pursuant to the immediately preceding sentence shall be paid by the Stockholders by way of payment by the Representative from the funds held under the Stockholders' Escrow Agreement. As used in this Agreement, the term "Net Worth" means the amount by which the sum of the book value of the assets of the Corporation and the Subsidiaries on a consolidated basis exceeds the sum of the book value of the liabilities of the Corporation and the Subsidiaries on a consolidated basis, all as recognized, calculated and determined in accordance with GAAP consistently applied with prior periods.

               (ii) Within 30 days following the Closing Date (as hereinafter defined), the Representative shall prepare and deliver to the Buyer a balance sheet setting forth the Closing Net Worth and the Closing Debt (the "Net Worth Statement"), which Net Worth Statement shall set forth in reasonable detail the determination and calculation of the Closing Net Worth and the Closing

Debt. If and to the extent not within the control of the Representative, then for purposes of preparing the Net Worth Statement, Buyer shall make reasonably available (and shall cause the Corporation and its Subsidiaries to make reasonably available) to the Representative (and the Representative's accountants, attorneys, agents, and representatives) during normal business hours, the books and records (including any accountants work papers) of the Corporation and its Subsidiaries to the same extent, and subject to the same conditions, as provided in Subparagraph 2(a)(iii)(H) with respect to the preparation of the P&L Statement. For a period of 60 days after receipt by the Buyer of the Net Worth Statement, the Buyer shall have the right to review and audit such Net Worth Statement. For purposes of reviewing or auditing such Net Worth Statement, if and to the extent not within the control of the Buyer, the Representative shall make available to the Buyer (and the Buyer's accountants, attorneys, agents and representatives) during normal business hours the books and records (including any work papers used by the Representative to prepare the Net Worth Statement) of the Corporation and its Subsidiaries, upon reasonable advance notice to the Representative, and shall otherwise cooperate in good faith with the Buyer's review or audit of said Net Worth Statement; provided, however, that the Buyer (if and to the extent not within the control of the Buyer) shall schedule such access through an authorized representative of Representative and in such a way as to avoid material disruption of the normal business operations of the Corporation. Unless the Representative shall receive notice from the Buyer within such 60 day period to the effect that the Buyer disputes one or more amounts or items shown on the Net Worth Statement, the Net Worth Statement (including the determinations and calculations of the Closing Net Worth and the Closing Debt set forth in the Net Worth Statement) shall be final, conclusive and binding on all parties hereto. Any such notice from the Buyer to the Representative disputing one or more amounts or items on the Net Worth Statement as aforesaid shall specify in reasonable detail the nature and amount of said dispute or disputes.

               (iii) If the Representative receives notice from the Buyer within the aforementioned 60 day period that the Buyer disputes one or more amounts or items shown on the Net Worth Statement, then Buyer and the Representative shall promptly thereafter meet in good faith to attempt to resolve any and all such disputed amounts or items. If and to the extent the Buyer and the Representative resolve any such disputed amount or item, then (x) such resolution shall be set forth in a writing signed by the Buyer and the Representative, and (y) if such resolution would require the Stockholders to make a payment to the Buyer pursuant to subparagraph 2(b)(i), then the Stockholders shall make such payment as provided in subparagraph 2(b)(i). If and to the extent Buyer and the Representative are unable to agree upon a resolution of any disputed amount or item within 15 days after receipt by the Representative of Buyer's notice regarding the existence of such disputed amount or item, then such disputed amount or item shall be resolved by an independent nationally recognized accounting firm, selected by mutual written agreement of Buyer and the Representative, which is not then providing, and has not provided at any time during the period commencing one-year prior to the Closing Date through the date of their determination pursuant to this subparagraph 2(b)(iii), services to any of (i) Buyer or any of its Affiliates or (ii) Corporation or any of its Affiliates ("Independent Accountants"). Upon their appointment, the Independent Accountants shall certify to the Buyer and the Representative in writing that they satisfy the foregoing qualifications. If Buyer and the Representative are unable to agree on mutually acceptable Independent Accountants during the aforesaid 15 day period, then such Independent Accountants shall be selected, within 10 days thereafter, by mutual agreement of Buyer's independent public accountant and Representative's independent public accountant (which the Representative anticipates will be Aronson, Fetridge & Weigle), joint notice of which appointment shall be provided by such accountants to the Buyer and the Representative. Unless otherwise agreed by the Buyer and the Representative, the Buyer and the Representative shall each have the opportunity to make a written submission to the Independent Accountants with respect to the disputed amounts or items setting forth their positions and analysis, along with reasonable supporting documentation (which may include this Agreement, the Net Worth Statement and the Buyer's notice disputing the same, and the P&L Statement and the Buyer's notice disputing the same, as the case may be, and any agreements of the Buyer and the Representative resolving any disputes with respect thereto), provided that such submissions are made within 10 business days after either (x) the date on which the Buyer and the Representative mutually agree to such Independent Accountant, or (y) dates on which the Buyer and the Representative, respectively, receive the aforesaid joint notice of the appointment of the Independent Accountant, as the case may be. Unless otherwise agreed in writing by the Buyer, the Representative and the Independent Accountant, the Independent Accountants shall resolve the disputes based solely on the written submission or submissions received by the Independent Accountants, and there shall be no oral presentations. Buyer and the Representative shall instruct the Independent Accountants to promptly resolve such disputes and provide joint written notice of the resolutions of such disputes (which resolutions shall include a determination of the amounts or remaining amounts, if any, payable by the Buyer under subparagraphs 2(a)(iii)(A), (B), (C), (D) and/or (E), as the case may be, and/or the amounts or remaining amounts, if any, payable by the Stockholders under subparagraph 2(b)(i), as the case may be) simultaneously to the Buyer and the Representative. The resolution of such disputed amounts and items by the Independent Accountants shall be final, conclusive and binding upon all parties. The fees and expenses of the Independent Accountants shall be borne equally by Buyer, on one hand, and the Stockholders, on the other hand. It is the intention of the Stockholders that any fees and expenses due from the Stockholders to the Independent Accountants pursuant to the immediately preceding sentence shall be paid by the Stockholders by way of payment by the Representative from the funds held under the Stockholders' Escrow Agreement.

     (c) Modifications of GAAP after the date of this Agreement will be disregarded for purposes of this paragraph 2.

     (d) If the Stockholders do not own 100% of the Shares, then the Purchase Price (and each item thereof) shall be proportionately reduced by the percentage of the Shares not owned by the Stockholders so that the Buyer shall pay the Purchase Price as follows: (i) the amount otherwise payable by the Buyer under subparagraph 2(a)(i) if the Stockholders owned 100% of the Shares shall be multiplied by the percentage of the Shares owned by the Stockholders, (ii) the amount otherwise payable by the Buyer under subparagraph 2(a)(ii) if the Stockholders owned 100% of the Shares shall be multiplied by the percentage of the Shares owned by the Stockholders, and (iii) the amount otherwise payable by the Buyer under subparagraph 2(a)(iii) if the Stockholders owned 100% of the Shares shall be multiplied by the percentage of the Shares owned by the Stockholders. Likewise, if the Stockholders do not own 100% of the Shares, then the amounts (if any) payable by the Stockholders to the Buyer pursuant to subparagraph 2(b) (and each item thereof) shall be proportionately reduced by the percentage of the Shares not owned by the Stockholders so that the Stockholders shall pay (x) any amount by which the Closing Net Worth is less than $10,330,247 multiplied by the percentage of the Shares owned by the Stockholders, and (y) any amount by which the Closing Debt is in excess of $6,500,000 multiplied by the percentage of the Shares owned by the Stockholders. For purposes of this subparagraph 2(d), the percentages of the Shares owned by the Stockholders shall be as set forth opposite their respective names on Schedule 4(a).
                                   -------------

     (e) (i) "Stand Alone" shall mean without cost allocations from the Buyer and/or its Affiliates to the Corporation and/or is Subsidiaries, other than the G&A Allocations. Services and goods which the Corporation and/or its Subsidiaries usually require, and which are performed or provided for the Corporation and/or its Subsidiaries at a cost equal to or less than the cost of equivalent services or goods in the marketplace or at the written request or approval of the Representative, shall be charged to the Corporation or its Subsidiaries, as the case may be, as any other charge or expense for such service or good. The Buyer and its Affiliates shall not allocate any of their attorneys fees and expenses, accountants fees and expenses, or any other fees, expenses or costs, arising out of or relating to this Agreement and the transactions contemplated hereby to the Corporation and/or its Subsidiaries.

          (ii) In the event that from the consummation of Closing through April 30, 2001 (i.e., during the subparagraph 2(a)(iii) measurement periods), (A) the Buyer sells, assigns, conveys, transfers or exchanges any shares of capital stock of the Corporation and/or its Subsidiaries (excluding the Former Foreign Subsidiaries) and immediately thereafter the Buyer ceases to own, directly or indirectly, at least substantially all of the outstanding capital stock of the Corporation and the Subsidiaries (excluding the Former Foreign Subsidiaries),
(B) there shall be a merger or consolidation of the Corporation and/or its Subsidiaries (subject to subparagraph 2(e)(iii)) other than a merger or consolidation of the Corporation and its Subsidiaries, (C) the Corporation and/or its Subsidiaries sells, leases, licenses or otherwise transfers, assigns or conveys its assets other than in the ordinary course of business, or (D) the Corporation dissolves or liquidates and, as a result of the taking of any of the actions set forth in subparagraphs 2(e)(ii)(A)-(D), it will become impossible to measure the Revenue and EBITDA of the Corporation necessary to Calculate the Contingent Payments in subparagraph 2(a)(iii) above and therefore, such payments shall become due and payable at the times, and in the manner, set forth in subparagraph 2(a)(iii) above as if such Revenue and EBITDA Targets were achieved in full.

          (iii) If the Stockholders own less than 100% of the Shares, the Buyer may cause the merger of the Corporation with a newly-formed wholly-owned corporate shell subsidiary of Buyer (i.e., a corporation with no assets or liabilities) (the "New Subsidiary"), with either the New Subsidiary or the Corporation being the survivor. Effective upon consummation of such a merger, if the New Subsidiary is the survivor, references to the Corporation in this Paragraph 2 shall include the New Subsidiary where appropriate (e.g., to reflect that the New Subsidiary is the successor to the Corporation for purposes of measuring whether payments are due under subparagraph 2(a)(iii)).

     3.   Employment Agreements and Agreements Not to Compete.
          ---------------------------------------------------

     (a) Prior to execution of this Agreement by all parties hereto, and/or at or prior to Closing, Corporation and certain members of the management of the Corporation will have, or may have, entered into substantially similar employment agreements and agreements not to compete, each of which (i) will be contingent upon the consummation of Closing, (ii) will provide for a continuation of the individual's existing compensation and benefits package (including the Corporation's annual review and adjustment process), (iii) will contain certain confidentiality and non-solicitation covenants covering the Corporation's clients and employees, and (iv) will be substantially in the form attached hereto as Exhibit "C-1" (the "Senior Management Employment Agreements") and Exhibit "C-2" (the "Senior Management Agreements Not to Compete").

     (b) Prior to execution of this Agreement by all parties hereto, the Buyer, Corporation and, respectively, Frank J. Quirk ("Quirk") and Michael T. Errecart ("Errecart") will have entered into substantially similar employment agreements and agreements not to compete, each of which (i) will be contingent upon the consummation of Closing, (ii) will provide for a continuation of their respective existing compensation and benefits package, (iii) will contain certain confidentiality and non-solicitation covenants and (iv) will be substantially in the form attached hereto as Exhibit "D-1" (the "Quirk/Errecart Employment Agreements") and Exhibit "D-2" (the "Quirk/Errecart Agreements Not to Compete").

     4.   Individual Representations, Warranties and Agreements of the
          ------------------------------------------------------------
Stockholders.  As material inducement to Buyer to enter into this Agreement and
------------
to close hereunder, each Stockholder individually (severally and not jointly) makes the following representations, warranties and agreements to and with Buyer, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

          (a)  Ownership of the Corporation.   Except as otherwise set forth on
               ----------------------------
Schedule 4(a) with respect to Shares owned of record by the Macro ESOP (as
-------------
hereinafter defined), Stockholder is the beneficial and record owner of the Shares listed next to Stockholder's name on Schedule 4(a). Except as otherwise
                                            -------------
set forth on Schedule 4(a), Stockholder has, and at Closing shall transfer to
             -------------
Buyer, good, marketable and unencumbered title to such Shares, free and clear of all liens, security interests, pledges, claims, options and rights of others. Except as otherwise set forth on

Schedule 4(a), there are no restrictions on the Stockholder's right to transfer
-------------
such Shares to Buyer at Closing pursuant to this Agreement.

          (b)  Due Authorization, Valid and Binding Agreement.  The execution,
               ----------------------------------------------
delivery and performance of this Agreement by Stockholder has been duly authorized by all necessary action, corporate or otherwise, on the part of Stockholder. This Agreement and the documents contemplated hereby to be executed and delivered by the Stockholder have been duly executed and delivered by Stockholder, or will be duly executed and delivered by the Stockholder, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

          (c)  Agreement Not in Breach of Other Instruments Affecting
               ------------------------------------------------------
Stockholder.  Except as otherwise set forth on Schedule 4(c), the execution and
                                               -------------
delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Stockholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement, governing documents or other instrument by which Stockholder is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or, to the knowledge of the Stockholder, any applicable law, rule or regulation.

     5.   Representations, Warranties and Agreements of Quirk and Errecart as to
          ----------------------------------------------------------------------
the Corporation.  As material inducement to Buyer to enter into this Agreement
---------------
and to close hereunder, Quirk and Errecart, jointly and severally as Representative on behalf of all Stockholders (including

Quirk and Errecart), hereby make the following representations, warranties and agreements to and with Buyer, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing
Date:

          (a)  Corporate Status of the Corporation, Outstanding Stock.  The
               ------------------------------------------------------
Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Schedule 5(a)(1), which constitute(s) all the
                           ----------------
jurisdictions in which the failure to so qualify would have an adverse effect on the Corporation. The Corporation has an authorized capital consisting of one million (1,000,000) shares of Common Stock, $1.00 par value per share (the "Common Stock"), of which 300,555.3942 shares of Common Stock (which constitute, or include, the Shares) are outstanding and owned by the persons (which constitute, or include, the Stockholders) set forth on Schedule 4(a). All of the
                                                       -------------
Shares are validly issued, fully paid and non-assessable. The 1992 Shareholders Agreement, and the 1992 Escrow Agreement will be terminated effective at or prior to the consummation of Closing, as set forth on Schedule 4(a). There are
                                                      -------------
22,839.0383 shares of Common Stock held in the Corporation's treasury. Except as set forth on Schedule 4(a) or as referred to in this subparagraph 5(a), there
                -------------
are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of the Corporation, nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements, or other instruments or agreements. Except as set forth on Schedule 4(a), there are no
                                                   -------------
outstanding stock appreciation rights or similar rights measured with respect to any of the Corporation's capital stock, nor are there any instruments or agreements giving anyone the right to acquire any such rights. To the knowledge of Quirk and Errecart, the minute books and stock records of the Corporation are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of the Corporation's minute books and stock records, including the Corporation's Certificate of Incorporation and Bylaws and all amendments to both to date, have been delivered to, or made available for inspection by, Buyer. When adopted by the Corporation (but in no event later than the Closing Date), a true, correct and complete copy of the amendment to the Bylaws contemplated by Schedule 4(a) will be provided to the
                                        -------------
Buyer. The Corporation is not in default under or in violation of any provision of its Certificate of Incorporation or its Bylaws.

          (b)  Subsidiaries and Joint Ventures, Corporate Status and Outstanding
               -----------------------------------------------------------------
Stock of Subsidiaries. Schedule 5(b) hereto lists all of the Corporation's
---------------------  -------------
direct and indirect subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") and all of the Corporation's direct and indirect partnership interests and other interests of any kind in any corporation, partnership, joint venture, association or other entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state or country of incorporation, as set forth on Schedule 5(b), has
                                                              -------------
the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Schedule 5(b), which constitute(s)
                                              -------------
all the jurisdictions in which the failure to so qualify would have an adverse effect on the Subsidiary and/or the Corporation. Except as set forth on
Schedule 5(b), each Subsidiary has the authorized capital, with such par value
-------------
and number of shares outstanding as are set forth on Schedule 5(b) and all of
                                                     -------------
the outstanding shares of capital
stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned, of record and beneficially, by the Corporation or another Subsidiary, free and clear of all liens, encumbrances, options or claims whatsoever. There are no shares of capital stock of any Subsidiary held in any Subsidiary's treasury. No shares of capital stock of any of the Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of any Subsidiary, nor are there any commitments to issue or execute any such options, warrants, rights, subscriptions, or other instruments or agreements. Other than those exceptions under applicable corporate law described in Schedule
                                                                        --------
5(b) or as otherwise set forth in Schedule 5(b), there are no restrictions of
----                              -------------
any kind which prevent the payment of dividends by any of the Subsidiaries. Except as set forth in Schedule 5(b), neither the Corporation nor any Subsidiary
                       -------------
owns, directly or indirectly, any capital stock or other equity interest in any person or entity or has any direct or indirect equity or ownership interest in any person or entity, and neither the Corporation nor any Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person or entity. To the knowledge of Quirk and Errecart, the minute books and stock records of each Subsidiary are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of the Subsidiaries' minute books and stock records, including Certificates (or Articles) of Incorporation and Bylaws or similar documentation and all amendments thereto, have been delivered to, or made available for inspection by, Buyer. The Subsidiaries are not in default or in violation of any provision of their Certificate (or Articles) of Incorporation, Bylaws or similar documentation. The Corporation is, and at the Closing shall be, the beneficial and record owner of all of the issued and outstanding shares of capital stock or other interests of each Subsidiary. Except as set forth in Schedule 5(b), the Corporation has, and at
                                   -------------
the Closing shall have, good, marketable and unencumbered title to such shares or interests, free and clear of all liens, security interests, pledges, claims, options and rights of others.

          (c)  Officers; Directors; Bank Accounts. Set forth on Schedule 5(c) is
               ----------------------------------               -------------
a correct and complete list of all directors and officers of the Corporation and the Subsidiaries, all bank accounts and safe deposit boxes of the Corporation and the Subsidiaries and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

          (d)  Financial Statements. The consolidated balance sheet of the
               --------------------
Corporation and its subsidiaries (including, when applicable, the Subsidiary) as at April 30, 1996, 1997 and 1998 and as at February 28, 1999, and the related consolidated statements of income (loss) and cash flows for the fiscal years or for the ten month period(s) (excluding any consolidated statements of cash flows for the ten month period, which cash flow statements are not prepared by the Corporation), as the case may be, ended on the dates of such balance sheets, and all related schedules and notes to the foregoing, copies of all of which constitute Schedule 5(d), were prepared in accordance with GAAP consistently
           --------------
applied throughout the periods reported upon and with past periods, and fairly and accurately present the consolidated financial position of the Corporation and its subsidiaries (including, when applicable, the Subsidiary) as at the dates of such balance sheets, and the consolidated results of the operations and cash flows of the Corporation and its subsidiaries (including, when applicable, the Subsidiary) for the periods ended on such dates (excluding any consolidated statements of cash flows for the ten month period, which interim statements are not prepared by the Corporation), subject, in the case of the consolidated balance sheet as at February 28, 1999 and the related consolidated statements of income
(loss) for the ten month period ended on February 28, 1999, to normal year-end adjustments which would otherwise be required for full year presentation under GAAP, consistently applied throughout such period (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of items customarily reflected in the notes to the financial statements presented for an entire accounting year prepared in accordance with GAAP (which, if presented, would not differ materially from those included in the audited financial statements for the fiscal years ended April 30, 1997 and 1998, except as set forth on Schedule 5(d)). The financial statements for the one year
                -------------
periods ended on April 30, 1996, 1997 and 1998, were audited by Aronson, Fetridge & Weigle, certified public accountants, whose reports are included with such financial statements. Included as part of Schedule 5(d) are true and
                                               -------------
correct copies of all correspondence sent by all legal counsel for the Corporation to the auditors which audited such financial statements in response to letters from Corporation to such counsel requesting that such counsel supply the auditors with certain information regarding pending, or threatened litigation, unasserted claims and other matters relevant to the auditors' audit of such financial statements. No later than the date on which such financial statements are required to be filed with the Securities and Exchange Commission ("SEC") in accordance with the requirements of Form 8-K under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Representative shall deliver to the Buyer such financial statements in form and content conforming in all material respects with the applicable requirements of Regulation S-X under the Exchange Act and suitable for inclusion in a Form 8-K (and meeting all of the requirements of such form) to be filed by Buyer with the SEC describing the transaction to be consummated pursuant hereto.

          (e)  Real Estate.
               -----------

               (i) The Corporation does not have any obligation or duty relating to, or any right, title or interest in, any real estate except those properties disclosed on Schedule 5(e) which the Corporation or the Subsidiaries
                        -------------
leases or subleases, as tenant or subtenant (the "Leased Properties"). Disclosed on Schedule 5(e) are all title insurance policies insuring the Corporation's and
   -------------
any Subsidiary's interest in any of the Leased Properties, true and correct copies of which are included in Schedule 5(e). Except as set forth in Schedule
                                -------------                         --------
5(e), all Leased Properties are available to be used without restriction in the
----
conduct and operation of the business of the Corporation and the Subsidiaries. The Leased Properties are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain them in good condition and repair.

               (ii) Neither the Corporation nor any Subsidiary has received any written notice from any insurance company which has issued a policy with respect to any of the Leased Properties or from any public official or board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in, or suggesting or requesting the performance of any repairs, alterations or other work to, any of the Leased Properties, except for any written notices as to which all defects and suggested repairs, alterations or other work have been fully performed. Except as set forth on Schedule 5(e),
                                                             -------------
neither the Corporation nor any Subsidiary which is a tenant under any of the Leases (as hereinafter defined) has received any written notice from the applicable landlord that such landlord's insurance premium for landlord's fire and extended coverage insurance for the building of which such tenant's Leased Property is a part has increased on account of the operations and activities conducted by such tenant at its Leased Property.

               (iii) There are no property management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Leased Properties that will burden Buyer after the date hereof, except as disclosed on Schedule 5(e)(iii).
                                    ------------------
               (iv)  Except as set forth on Schedule 5(e), all certificates of
                                            -------------
occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Leased Properties to the extent required to be obtained by the tenant or subtenant under the Leases for the Leased Properties and any requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Leased Properties, have been paid for (to the extent applicable), are unconditional, valid and in full force and effect, and will not be invalidated, violated or otherwise adversely affected by the execution or performance of this Agreement or the consummation of any of the transactions contemplated herein. Each of the Corporation and any Subsidiary which is a tenant under any of the Leases and, to the knowledge of Quirk and Errecart, any subtenant of the Corporation under any of the Leases, is
(A) in compliance with the provisions of the Americans With Disabilities Act and the regulations promulgated thereunder, as they may be amended from time to time with respect to the Leased Properties, and (B) in material compliance with all other laws applicable to the use and occupancy by a tenant of the Leased Properties.

               (v) Neither the Corporation nor the Subsidiaries has received written notice of any condemnation proceedings or any other proceeding in the nature of eminent domain pending or, to the knowledge of Quirk and Errecart, threatened against any of the Leased Properties.

               (vi) To the knowledge of Quirk and Errecart, each of the Leased Properties adjoins, or is part of a building or development which adjoins, dedicated public roadways and has, or is part of a building or development which has, access for motor vehicles to such roadways by valid easements and, to the knowledge of Quirk and Errecart, there are no conditions existing which could result in the termination or reduction of the current access to existing roadways.

               (vii) To the knowledge of Quirk and Errecart, all essential utilities (including, but not limited to, water, sanitary sewer, storm sewer, gas, electricity and telephone service) are available to each of the Leased Properties.

               (viii) (A) All leases or subleases and any and all amendments and supplements thereto (collectively, the "Leases") of the Leased Properties, whether oral or written, are disclosed on Schedule 5(e)(viii), including for
                                          -------------------
each its date, the name of the landlord (and owner if different from the landlord), the name of the lessee and any sublessee, the location and use of the property, the monthly base rental payment, any scheduled or formula increases or decreases in base rent, a description of any provisions for tax or expense pass-throughs, the amount of any security deposit, the lease expiration date, all options to renew, expansion rights, termination rights, unfunded tenant improvement allowances and rights of first offer or refusal to purchase or lease and whether there are any non-disturbance agreements from mortgagees or paramount lessors; (B) the Stockholders or the Representatives have delivered to Buyer true, correct and complete copies of all Leases, and all such non-disturbance agreements; (C) except as disclosed on Schedule 5(e)(viii), the
                                                   -------------------
Corporation or a Subsidiary is the holder of the lessee's or sublessee's interest, as applicable, in each Lease and neither the Corporation nor any Subsidiary has assigned any Lease or any interest therein or subleased any portion of the Leased Properties; (D) each Lease is in full force and effect;
(E) each
of the Corporation and any Subsidiary which is a tenant under the Leases is paying its rent currently and has not asserted any claim for set-off against rent which has not been resolved; (F) neither the Corporation nor any Subsidiary is, and, to the knowledge of Quirk and Errecart, each landlord under any Lease is not, in default under any Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a default by the Corporation or any Subsidiary or, to the knowledge of Quirk and Errecart, any landlord under any Lease; and (G) neither the execution or performance of this Agreement nor the consummation of any of the transactions contemplated herein will result in a breach of or constitute a default under any of the Leases.

     (f)  Personal Property. Except as disclosed on Schedule 5(f), (A) the
          -----------------                         -------------
Corporation and each Subsidiary has good, valid and marketable title to all personal property, tangible and intangible (including, but not limited to, Intellectual Property, as defined below) owned by it, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, licenses to third parties, encumbrances and claims of every kind or character,
(B) the Corporation or a Subsidiary is the owner, lessee or licensee of all the personal property now located in or upon the premises occupied by the Corporation or a Subsidiary and of all personal property that it uses in the operation of its business, and (C) all equipment, furniture and fixtures, and other tangible personal property of the Corporation and each Subsidiary is in good operating condition and repair and does not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

     (g)  Intellectual Property. Except as set forth on Schedule 5(g), the
          ---------------------                         -------------
Corporation or a Subsidiary has the right to use, or is indemnified for or otherwise protected from any risk for using, the Intellectual Property disclosed on Schedule 5(g), and possesses all Intellectual Property
   -------------
rights and licenses required for the conduct of the business as presently conducted. As used herein, "Intellectual Property" shall include trademarks, trade names, logos, service marks, copyrights, patents, pending patent applications, shoprights, know-how, trade secrets, computer programs and computer software and the like and other items commonly known as intellectual property. The Intellectual Property listed on Schedule 5(g) is the only material
                                              -------------
Intellectual Property used by the Corporation or any Subsidiary in the operation of its business. Except as set forth on Schedule 5(g), no claim has been
                                        -------------
asserted against the Corporation or any Subsidiary involving any conflict or claim of conflict of the Corporation's or the Subsidiaries' Intellectual Property with the Intellectual Property of others or asserting any rights in the Corporation's or the Subsidiaries' Intellectual Property. Except as set forth on
Schedule 5(g), to the knowledge of Quirk and Errecart, there is no basis for any
-------------
such claim or conflict. To the knowledge of Quirk and Errecart, there is no infringement of the Corporation's or the Subsidiaries' Intellectual Property that would have a material adverse effect on the Corporation or any of the Subsidiaries. No trademark owned by Corporation or any of the Subsidiaries is involved in any opposition, invalidation or cancellation proceeding, and to the knowledge of Quirk and Errecart, no such proceeding is threatened. Within the past five years, the Corporation has not done business under, and has not been known by, any name other than its current corporate name or a trade name disclosed on Schedule 5(g).
             -------------

     (h)  Software. Except as set forth on Schedule 5(h), the Corporation or a
          --------                          -------------
Subsidiary has the right to use, or is indemnified for or otherwise protected from any risk for using, the computer software used by the Corporation and the Subsidiaries in connection with their respective businesses. Except as set forth on Schedule 5(h), neither the Corporation, nor the Subsidiaries, nor Quirk or Errecart have any knowledge of any claim or proceeding asserted or threatened in which infringement by such software upon the rights of any third parties is alleged. The Corporation and Subsidiaries have complied in all material respects with all of their software license agreements. Neither Corporation nor any of the Subsidiaries shall be in breach of any software license agreement as a result of entering into this Agreement or by consummating any of the transactions contemplated hereunder.

     (i)  Year 2000 Warranty. Except as set forth on Schedule 5(i), the
          ------------------                         -------------
Corporation's and each Subsidiary's information technology is year 2000 compliant. For purposes of this subparagraph 5(i), "information technology" shall include, but not be limited to, software, firmware, hardware and similar or related items of automated and computerized systems, and "year 2000 compliant" means the accurate processing of date/time data (including, but not limited to, displaying, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

     (j)  Accounts Receivable. Each of the accounts receivable of the
          -------------------
Corporation and the Subsidiaries (including billed accounts, retention and unbilled recoverable amounts under contracts with governmental units) outstanding as of the Closing Date constitutes on such date a valid claim in the full amount thereof against the debtor charged therewith on the books of the Corporation or the Subsidiaries (consistent with the direct write-off method of accounting utilized by the Corporation and the Subsidiaries) and was acquired in the ordinary course of the Corporation's or the Subsidiaries' business. Such accounts receivable will be fully collected to the extent of the face value thereof. The Stockholders hereby agree to pay Buyer upon Buyer's written demand and without regard to any limitations contained in Paragraph 16(e), an amount equal to the difference between (i) the aggregate face value of all accounts receivable (excluding retention amounts under contracts with governmental units) not collected in full within 12 months of the Closing Date (the "Uncollected Receivables"), and (ii) the sum of the reserve for doubtful accounts reflected on the Net Worth Statement and the amount, if any, by which the Closing Net Worth exceeds $10,330,247 (the "Receivable Deficiency"). If any Uncollected Receivables are subsequently collected by Buyer, the Corporation and/or the Subsidiary within three years after the Closing Date, any such amounts so collected, up to the amount of the Receivable Deficiency, shall be paid by the Buyer within 60 days of such collection to the Representative to be allocated (subject to the terms and condition of the Stockholders' Escrow Agreement) among the Stockholders in accordance with the percentages set forth opposite each Stockholders' name on
Schedule 4(a). All demands for payment of a Receivable Deficiency by Buyer
-------------
pursuant to this Section 5(j) shall be made within 90 days after the first anniversary of the Closing Date, and such demands shall identify the Uncollected Receivables and shall set forth in reasonable detail the Buyer's calculation of the Receivable Deficiency. If and to the extent not within the control of the Representative, then for purposes of reviewing said demand the Buyer shall make reasonably available (and shall cause the Corporation and its subsidiaries to make reasonably available) to the Representative (and the Representative's accountants, attorneys, agents and representatives) during normal business hours, the books and records (including any accountants work papers) of the Corporation and its Subsidiaries to the same extent, and subject to the same conditions, as provided in Subsection 2(a)(iii)(H) with respect to the preparation of the P&L Statement. Unless the Buyer receives notice from the Representative within 15 days of the Representative's receipt of the demand for the Receivable Deficiency to the effect that the Representative disputes one or more amounts or items set forth in said demand, the demand shall be final, conclusive and binding on all parties hereto, and the Stockholders shall pay the amount of said Receivable Deficiency to the Buyer within said 15 day period. If the Buyer receives notice from the Representative within 15 days of the Representative's receipt of the demand for the Receivable Deficiency to the effect that the Representative disputes one or more amounts or items set forth in said demand, such dispute shall be settled pursuant to the procedures set forth in Subsection 2(b)(iii) relating to the settlement of disputes regarding the Net Worth Statement, and the amount of the Receivable Deficiency (if any) so determined to be payable to the Buyer shall be paid by the Stockholders within 5 days of such determination. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense. Over the past 6 years, write-offs of accounts receivable through the direct write-off method of accounting utilized by the Corporation have not been material.

          (k) Insurance.  The Corporation and the Subsidiaries maintain
              ---------
insurance policies bearing the numbers for the terms, with the companies, in the amounts, having the named insureds, providing the general coverage, and with the premiums disclosed on Schedule 5(k). All of such policies are in full force and
                      -------------
effect, neither the Corporation nor any Subsidiary is in default of any provision thereof and all premiums due (without regard to any grace period) with
respect to such policies have been paid.   Neither the Corporation nor any
Subsidiary has been refused any insurance for which it has applied and has not received notice from any issuer of any policy issued to it of the insurer's intention to cancel or refusal to renew any such policy issued by such insurer. True, correct and complete copies of all such policies have been delivered to Buyer.

          (1) Liabilities. At the Closing, neither the Corporation nor any
              -----------
Subsidiary shall have any liabilities, whether fixed, contingent, or otherwise, except as and to the extent reflected on the Net Worth Statement (containing the amounts and items determined, pursuant to subparagraph 2(b), to be final, conclusive and binding on all parties hereto) or disclosed on Schedule 5(l).
                -------------

          (m)  Contracts, Leases, Agreements and Other Commitments.
               ---------------------------------------------------

               (i) All of the Company Agreements (as hereinafter defined) are in full force and effect and are valid, binding and enforceable against the Corporation or the Subsidiaries, as the case may be, and, to the knowledge of Quirk and Errecart, against the other respective parties thereto, in accordance with their respective terms. Except as set forth on Schedule 5(m)(i), the
                                                    ----------------
Corporation, the Subsidiaries and all other parties to all of the Company Agreements have performed all obligations required to be performed to date under the Company Agreements and none of the Corporation, the Subsidiaries or any such other party is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Except with respect to which the Corporation or the Subsidiaries have received any necessary consent or approval, and except as set forth on Schedule 5(m)(i), the execution of this
                                     ----------------
Agreement and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice, the lapse of time, or both, result in an impairment or termination of, or result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any Company Agreement. Except as set forth on Schedule 5(m)(i), none of the terms or
                                          ----------------
provisions of any Company Agreement adversely affects, or with the passage of time may reasonably be anticipated to adversely affect, the business, prospects, conditions, affairs or operations of the Corporation, any Subsidiary or any of their properties or assets. Except as set forth on Schedule 5(m)(i), neither the
                                                   ----------------
Corporation or the Subsidiaries have received any notice of any intention by any party to terminate or amend any Company Agreement.

               (ii)   Schedule 5(m)(ii) discloses (a) all outstanding written
                      -----------------
and oral proposals, bids, offers or guaranties made by the Corporation or any Subsidiary other than in the ordinary course of business, which, if accepted, would result in any or could impose any debts, obligations or liabilities upon the Corporation or any Subsidiary, and (b) unexpired warranties relating to the Corporation's and the Subsidiaries' products or services, detailing the products or services covered by each warranty.

               (iii) For purposes of Subparagraph 5(m) the term "Company Agreements" means (A) any large written, oral or implied contract or agreement, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, (B) any major written, oral or implied lease, or (C) any written, oral or implied power of attorney, guaranty, surety arrangement or other commitment granted by the Corporation and/or any Subsidiary to or for the benefit of any third party). A "large" agreement or contract shall mean an agreement or contract (A) pursuant to which the Corporation or any Subsidiary is obligated to pay, or provide services valued at, or is entitled to receive, amounts in excess of $50,000, or (B) accounts for total backlog in excess of $250,000 with respect to the Corporation's backlog as of the date of this Agreement. A "major" lease shall mean a lease pursuant to which the Corporation or any Subsidiary is required, or has committed to pay, in excess of $25,000, and any lease of real property.

          (n)  Labor Relations, Employees.
               --------------------------

               (i)  Set forth on Schedule 5(n)(i) is a list of:
                                 ----------------
                    (A) all collective bargaining agreements and any written amendments thereto, as well as all arbitration awards decided under any such collective bargaining agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which the Corporation or any Subsidiary is a party or by which it is bound; and

                 (B) all employment, managerial, or advisory agreements or agreements protecting proprietary or confidential processes to which the Corporation or any Subsidiary is a party or by which it is bound.

                 (C) all material independent contractor or consulting agreements to which the Corporation or any Subsidiary is a party or by which it is bound, and which were entered into other than in the ordinary course of business.

          (ii) On April 15, 1999, the Corporation provided Buyer with a list of all full time employees of the Corporation and each Subsidiary at March 31, 1999 (except hourly caller staff), broken down by location, together with their rate of compensation, compensation arrangement, title, union affiliation (if any), original date of hire, accrued severance pay, vacation benefits, sick leave benefits (if payable in cash upon termination of employment) and any severance benefits for each employee of the Corporation or a Subsidiary performing services for the Corporation or a Subsidiary.

          (iii)  Set forth on Schedule 5(n)(iii) is a list of the names and ages
                              ------------------
of all retired or former employees of the Corporation and each Subsidiary, if any, who are receiving or are entitled to receive (now or in the future) from the Corporation or a Subsidiary any funded or unfunded pensions, funded or unfunded welfare benefits, or any deferred compensation, including their current annual funded or unfunded pension rates, their current annual funded or unfunded welfare costs, and the amounts of such deferred compensation to which they are entitled.

          (iv) Stockholders or the Representative has delivered to Buyer true, complete and correct copies of all of the documents referred to in Schedule
                                                                   --------
5(n)(i) hereof and all of the personnel policies, handbooks, procedures, and
-------
forms of employment applications relating to the employees of the Corporation or any Subsidiary.

          (v)  Except as set forth on Schedule 5(n)(v):
                                      ----------------

               (A) there is no union representing or purporting to represent any of the employees of the Corporation or any Subsidiary and neither the Corporation nor any Subsidiary is subject to any collective bargaining agreements with any union representing or purporting to represent the employees of the Corporation or any Subsidiary;

               (B) there have been no strikes, slowdowns, or other work stoppages, lockouts, grievance proceedings, arbitrations, labor disputes, lawsuits, administrative proceedings or representation questions pending or, to the knowledge of Quirk and Errecart, threatened, between the Corporation or the Subsidiaries on the one hand, and any labor union representing or purporting to represent any employees of the Corporation or any Subsidiary, on the other;

               (C) The Corporation and the Subsidiaries have complied with all laws relating to the employment of labor, including any provisions thereof relating to wages, overtime, bonuses, severance pay, benefits, COBRA, WARN, state and local equivalents to the WARN Act, FMLA, FLSA, state wage/hour laws, hours, federal and state Occupational Safety and Health regulations, workers' compensation, collective bargaining, and the payment of social security, unemployment compensation and similar taxes, and neither the Corporation nor any Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing; and

               (D) there are no charges, suits, actions, administrative proceedings or investigations, and/or claims, instituted by or against, pending, or, to the knowledge of Quirk and Errecart, threatened against, affecting, naming and/or involving the Corporation or any Subsidiary, whether domestic or foreign, before any court, governmental agency, department, board of instrumentality, or before any arbitrator (collectively "Actions"), concerning, or in any way related to the employees of the Corporation or any Subsidiary, including, without limitation, Actions involving unfair labor practices, failure to pay wages or overtime, breach of implied or express employment contract, wrongful discharge and/or any other restriction on the right of the Corporation or any Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.

               (E) There are no post-employment benefits, including but not limited to retiree medical, retiree life and retiree accidental death and disability benefits for current or former employees of the Corporation or any Subsidiary.

          (vi) Except as shown on Schedule 5(n)(vi), there are no express or
                                  -----------------
implied agreements, policies, practices, or procedures, whether written or verbal, pursuant to which any employee or agent or contractor of the Corporation or any Subsidiary is not terminable at will. To the knowledge of Quirk and Errecart, no senior employee of the Corporation or any Subsidiary will leave the employ of the Corporation or any Subsidiary as a result of the transactions contemplated hereby, and Quirk and Errecart have no reason to believe any such senior employee will do so.

          (o)  Employee Benefit Plans.
               ----------------------

          (i)  Schedule 5(o)(i) is a complete and accurate list of all employee
               ----------------
benefit plans which the Corporation, any Subsidiary and any of their respective ERISA Affiliates (as hereinafter defined) maintain, sponsor, contribute to, are liable for (directly or indirectly) or are bound, legally or otherwise, including, without limitation, any profit-sharing, deferred compensation, bonus, payroll, sick leave, consulting, stock option, stock purchase, stock bonus, employee stock ownership plan (within the meaning of Section 4975(e)(7) of the
Code), pension, retainer, retirement, vacation, change of control, disability, severance, insurance, welfare or incentive pay policy, agreement, practice or arrangement; any plan, agreement or arrangement if providing for fringe benefits or perquisites to employees, officers, directors or agents of the Corporation, any Subsidiary and any of their respective ERISA Affiliates, including but not limited to benefits relating to employer-supplied automobiles, clubs, medical, dental, hospitalization, life insurance and other types of insurance, retiree medical, retiree life insurance and any other type of benefits for retired and terminated employees; any employment agreement; and any other plan, policy agreement or arrangement whether or not an "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") through the date of this Agreement) (herein referred to individually as "Plan" and collectively as "Plans"). For purposes of this Agreement, "ERISA Affiliate" means all persons and entities which are treated as
            ---------------
being under common control with the Corporation, as the case may be, the Subsidiaries or any ERISA Affiliate under Section 414(b), (c), (in) or (o) of the Internal Revenue Code of 1986, as amended ("Code").

          (ii) True and complete copies of the following documents with respect to any Plan of the Corporation, any Subsidiary, and each ERISA Affiliate, as applicable, have been delivered to the Purchaser: (A) the most recent Plan document and trust agreement (including any amendments thereto), (B) the last two IRS Form 5500 filings and schedules thereto, (C) the most recent IRS determination letter, (D) all summary plan descriptions, (E) a written description of each material non-written Plan, (F) each written communication to employees intended to describe a Plan or any benefit provided by such Plan, (G) the most recent actuarial report, and (H) all correspondence with the IRS, the Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC") concerning any controversy. Each report described in clause (G) accurately reflects the funding status of the Plan to which it relates and subsequent to the date of such report there has been no adverse change in the funding status or financial condition of such Plan.

               (iii) Each Plan is and has been maintained in compliance in all material respects with applicable law, including but not limited to ERISA, and the Code and with any applicable collective bargaining agreements or other contractual obligations.

               (iv) With respect to any Plan that is subject to Section 412 of the Code ("412 Plan"), there has been no failure to make any contribution, pay any amount due or meet the minimum funding standards as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Plan. No 412 Plan has incurred a minimum funding deficiency within the meaning of Section 412 of the Code whether or not waived. The assets of the Corporation, the Subsidiaries, and their respective ERISA Affiliates are not now, nor will they after the passage of time, be subject to any lien imposed under Code Section 412(n) or ERISA
Section 302 by reason of a failure of the Corporation, any Subsidiary, or any ERISA Affiliate to make timely installments or other payments required under Code Section 412.

               (v) As of the date hereof, no Plan that is subject to Title IV of ERISA has an "Unfunded Pension Liability." For purpose of this Agreement, Unfunded Pension Liability means, as of any determination date, the amount, if any, by which the present value of all benefit liabilities (as that term is defined in Section 4001(a)(16) of ERISA) of a plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the PBGC in the event of a termination of the plan on such determination date.

          (vi)   Except as reflected on Schedule 5(o)(vi), there are no pending
                                        -----------------
or, to the knowledge of Quirk and Errecart, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against (A) any Plan or its assets, (B) any ERISA Affiliate with respect to any 412 Plan, or (C) any fiduciary with respect to any Plan for which the Corporation, any Subsidiary, or any ERISA Affiliate may be directly or indirectly be liable, through indemnification obligations or otherwise.

          (vii) None of the Corporation, any Subsidiary, or any ERISA Affiliate has within the past six years incurred and or reasonably expects to incur (A) any withdrawal liabilities as defined in Section 4201 of ERISA or any actual or contingent liability under Section 4204 of ERISA (collectively, "Withdrawal Liability") and no event has occurred which, with the giving, of notice under
Section 4219 of ERISA, would result in Withdrawal Liabilities, or any liability under Sections 4063, 4064, 4071 or 4243, or (B) any outstanding liability under Title IV of ERISA with respect to any 412 Plan.

          (viii) Within the last six years, none of the Corporation, any Subsidiary, or any ERISA Affiliate has transferred any assets or liabilities of a 412 Plan subject to Title IV of ERISA which had, at the date of such transfer, an Unfunded Pension Liability or has engaged in a transaction which may be subject to Section 4212(c) or Section 4069 of ERISA.

          (ix) None of the Corporation, any Subsidiary, or any ERISA Affiliate has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

          (x)    Except as reflected on Schedule 5(o)(x), there is no unfunded
                                        ----------------
liability with respect to any plan that is a non-tax qualified deferred compensation plan.

          (xi) Neither Buyer nor its Affiliates will have (A) an obligation to make contribution(s) to any multi-employer plan (as defined in Section 3(37) of ERISA), or'(B) any Withdrawal Liability (whether imposed and not yet paid or calculated assuming a complete or partial withdrawal of the Corporation, any Subsidiary, or any ERISA Affiliate as of such date not yet imposed) which it would not have had it not entered into the transactions described in this Agreement.

          (xii)  Except as reflected on, Schedule 5(o)(xii), during the last two
                                         ------------------
years there have been no amendments to any Plan, no written interpretation or announcement (whether or not written) by the Corporation, any Subsidiary, or any ERISA Affiliate relating to any Plan, no Plan has been established, and there have been and are no negotiations, demands, or proposals which are pending that concern any Plan, which resulted in or could reasonably be anticipated to result in a material increase in (A) the accrued or promised benefits of any employees of the Corporation or any or any ERISA Affiliate and (B) the level of expense incurred in respect thereof.

          (xiii) There has been no "Reportable Event" (within the meaning of ERISA) with respect to any 412 Plan subject to Title IV of ERISA within the last five years.

          (xiv) None of the Corporation, any Subsidiary, or any ERISA Affiliate sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country than the United States.

          (xv)   Except as reflected on Schedule 5(o)(xv), no ERISA Affiliate
                                        -----------------
maintains an employee stock ownership plan ("ESOP") (within the meaning of Section 4975(e)(7) of the Code) or other plan holding securities of the Corporation, any Subsidiary, or any ERISA Affiliate. The ESOP Trustees have all requisite power and authority to bind the ESOP. The ESOP has no outstanding loan or other extension of credit used to finance the acquisition of employer stock.

          (xvi) Each Plan that provides welfare benefits has been operated in compliance with all requirements of Sections 601 through 608 of ERISA and (A)
Section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) and (B) Section 4980B of the Code and regulations thereunder after 1988, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. None of the Corporation, any Subsidiary, or any ERISA Affiliate has contributed to a nonconforming group health plan (as defined under Code Section 5000(c)) and no ERISA Affiliate has incurred a tax under
Section 5000(a) of the Code which could become a liability of the Corporation, any Subsidiary, or any ERISA Affiliate. Except as reflected on Schedule
                                                               --------
5(o)(xvi), the Corporation, any Subsidiary, or any ERISA Affiliate does not and
---------
has not maintained, sponsored or provided post-retirement medical benefits, post-retirement death benefits or other post-retirement welfare benefits to its current employees or former employees, except as required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant. The Corporation and the Subsidiaries have complied in all respects with the requirements of the Health Insurance Portability and Accountability Act of 1996 with respect to each Plan that provides welfare benefits. Neither the Corporation nor any Subsidiary maintains any plan which is an "employee welfare benefit plan" (as such term is defined under Section (1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in
Section 4976(b) of the Code) with respect to which an excise tax could be imposed under Section 4976.

               (xvii)  Except as reflected on Schedule 5(o)(xvii), each of the
                                              -------------------
Corporation, the Subsidiaries, and their respective ERISA Affiliates has funded each Plan in accordance with the terms of such Plan through the date hereof, including the payment of applicable premiums on insurance contract funding a Plan, for coverage provided through the date hereof.

               (xviii) Except as set forth on Schedule 5(o)(xviii), each Plan
                                              --------------------
that is intended to be a tax qualified plan under Section 401(a) of the Code ("Tax Qualified Plan") has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred, including the adoption of or failure to adopt any Plan amendment, which would adversely affect its qualification or tax-exempt status.

               (xix)   Except as set forth on Schedule 5(o)(xix), no Tax
                                              ------------------
Qualified Plan has been amended since the date of its most recent IRS determination letter which would materially increase its cost and no Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

          (xx) Except as contemplated herein or required by law, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Plan, policy, arrangement, statement, commitment or agreement which (either alone or upon the occurrence of any additional or subsequent event) will result in any obligation of the Corporation, any Subsidiary or any ERISA Affiliate to make any payment (whether of severance pay, including, and not limited to, salary, related vacation pay, pension pay and other similar payments and costs, or otherwise) or to accelerate, vest or increase the amount of benefits payable to any employee or former employee or director of the Corporation, any Subsidiary or any ERISA Affiliates. Except as listed on Schedule 5(o)(xx), no Plan or agreement provides
                                -----------------
for the payment of severance benefits upon the termination of any employee's employment. No amounts paid or payable by Corporation, or any Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280 of the Code.

          (xxi) The consolidated balance sheets of the Corporation and its subsidiaries (including, when applicable, the Subsidiary) as at April 30, 1996, 1997 and 1998 and as at February 28, 1999, properly and adequately reflect, in accordance with GAAP consistently applied with prior periods, any and all liabilities and obligations of the Corporation, the Subsidiaries and their respective ERISA Affiliates relating to any period ending on or prior to the date hereof to or in respect of current and former employees of the Corporation, the Subsidiaries or any ERISA Affiliates or the Plans, for (A) unpaid compensation, salaries, wages, vacation pay, disability payments and other payroll items (including, without limitation, bonus, incentive or deferred compensation), (B) unpaid contributions, costs and expenses to or in respect of any Plans, and (C) severance or other termination benefits relating to, resulting from or arising in respect of any termination of employment occurring on or prior to the date hereof.

               (xxii) Any surrender, finance or penalties charges (and the total dollar amount thereof) that would be imposed on the investments held by any Tax Qualified Plan (including plans with a cash or deferred arrangement under Section 401(k) of the Code) on the liquidation of the investments in such plans is reflected on Schedule 5(o)(xxii).
                      -------------------

          (p)  Litigation. Except for the matters set forth on Schedule 5(p),
               ----------                                      -------------
neither the Corporation nor any Subsidiary is a party to, or to the knowledge of Quirk and Errecart, threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any Court, governmental department, commission, board, agency or instrumentality, domestic or foreign; to the knowledge of Quirk and Errecart, there is no basis for any suit, action, arbitration, or administrative or other proceeding against Corporation or any Subsidiary; there is no judgment, decree, award or order outstanding against the Corporation or any Subsidiary; neither the Corporation nor any Subsidiary is contemplating the institution by it of any suit, action, arbitration, administrative or other proceeding; and to the knowledge of Quirk and Errecart, there has been no occurrence that may result in a claim for damages against the Corporation or any Subsidiary. Except as set forth on Schedule 5(p), no insurance carriers of the
                                    -------------
Corporation or the Subsidiaries, as applicable, have agreed to indemnify the Corporation and any Subsidiary, whichever is applicable, against any loss resulting to the Corporation or any Subsidiary therefrom.

          (q)  Suppliers and Customers. Schedule 5(q) is a complete and accurate
               -----------------------  -------------
list of the names of all suppliers and customers of the Corporation or any Subsidiary which respectively contributed more than 5% of all sales and services to, and orders and use of services from, the

Corporation and any Subsidiary, for the 24-month period ended March 31, 1999 ("Suppliers" and "Customers"). The relationships of each of the Corporation and any Subsidiary with its Suppliers and Customers are good commercial working relationships and no Supplier or Customer of the Corporation or any Subsidiary has canceled or otherwise terminated, or, to the knowledge of Quirk and Errecart, threatened to cancel or otherwise terminate, its relationship with the Corporation or any Subsidiary, or has during the last twelve months decreased materially, or, to the knowledge of Quirk and Errecart, threatened to decrease or limit materially, its business with the Corporation or any Subsidiary. To the knowledge of Quirk and Errecart, the acquisition of the Shares by Buyer will not adversely affect the relationship of the Corporation or any Subsidiary with any such Supplier or Customer.

          (r)  Conflicting Interests. Except as disclosed on Schedule 5(r), no
               ---------------------                         -------------
director, officer, manager or employee of the Corporation or any Subsidiary and no Stockholder or relative or Affiliate of any of the foregoing (a) has any pecuniary interest in any supplier or customer of the Corporation or any Subsidiary or in any other business enterprise with which the Corporation or any Subsidiary conducts business or with which the Corporation or any Subsidiary is in competition; (b) is indebted to the Corporation or any Subsidiary; (c) is a party to any transaction or agreement with the Corporation or any Subsidiary (apart from such person's status as an employee, member or stockholder as such); or (d) has any business or other interest in conflict with the interests of the Corporation or any Subsidiary.

          The term "Affiliate" as used in this Agreement shall have the meaning given to such term under the Exchange Act.

          (s)  Compliance with Law and Regulations.  Except as disclosed on
               -----------------------------------
Schedule 5(s), the Corporation and each Subsidiary is in compliance with, and
-------------
has at all times during the past six years complied with, all requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it. Without limiting the foregoing, the Corporation and each Subsidiary has paid all monies to obtain, and has obtained and now holds, all licenses, permits, certificates, and authorizations needed or required for the conduct of its business as currently conducted and the current use of its properties and the premises occupied by it. The Corporation and each Subsidiary has properly filed all reports and other documents required to be filed within the past six years with any Federal, state, local and foreign government or subdivision or agency thereof, other than those the filing date for which (including all extensions to which it is currently entitled) has not passed the failure to file would have an adverse effect on the Corporation or the Subsidiary. Neither the Corporation nor any Subsidiary has received any notice from any Federal, state or municipal authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of the Corporation and the Subsidiaries are listed on Schedule 5(s) and, except as noted on Schedule 5(s)
                           -------------                         -------------
none of the items so listed will lapse or expire as a result of the transactions contemplated hereby. To the knowledge of Quirk and Errecart, except as set forth on Schedule 5(s), there are no regulations or legislation pending before any
   -------------
Federal, state, local or foreign government agency, administration body or legislature which, if adopted, would have a material adverse effect on the business of the Corporation or the Subsidiaries taken as a whole.

          (t)  Agreement Not in Breach of Other Instruments Affecting the
               ----------------------------------------------------------
Corporation; Governmental Consent.  Except as disclosed on Schedule 5(t), the
---------------------------------                          -------------
execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof: (i) will not result in the imposition of any lien, security interest or encumbrance on any asset of the Corporation or any Subsidiary or in the breach of any of the terms and provisions of, or result in a termination, impairment or modification of or constitute a default under, or conflict with, or cause any acceleration of any obligation of the Corporation or any Subsidiary under, or permit any other party to modify or terminate, any agreement or other instrument by which the Corporation or any Subsidiary is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation; (ii) do not require the consent of any governmental authority or other person; (iii) will not result in any limitation or restriction of any right of the Corporation or any Subsidiary; and (iv) will not contravene the Corporation's Certificate of Incorporation and bylaws or any Subsidiary's organizational documents, bylaws or similar documentation.

          (u)  Environmental Matters.
               ---------------------

               (i)   Except as set forth in Schedule 5(u), the Corporation and
                                            -------------
the Subsidiaries are and at all times have been in with all Environmental Laws (as hereinafter defined) governing their business, operations, properties and assets, which compliance includes, but is not limited to: (i) the possession by the Corporation and the Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, (ii) all requirements relating to the Discharge (as hereinafter defined and Handling of Regulated Substances (as hereinafter defined) and Wastes (as hereinafter defined); (iii) all requirements relating to notice, record keeping and reporting; and (iv) all applicable writs, orders, judgments, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising, under, any Environmental Law. Neither the Corporation nor any Subsidiary has received any communication from any governmental authority, employee, group or third party alleging that it is not in such full compliance and, to the knowledge of Quirk and Errecart, there are no circumstances that may prevent or interfere with such full compliance in the future. All permits and other governmental authorizations currently held by the Corporation and the Subsidiaries pursuant to any Environmental Laws are identified in Schedule 5(u).
                                     -------------

               (ii) There are no Environmental Claims (as hereinafter defined) pending or, to the knowledge of Quirk and Errecart, threatened against the Corporation or any Subsidiary.

               (iii)   For purposes of this Agreement:

                       (A) "Discharge" means any manner of spilling, leaking, dumping, discharging, release or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation groundwater surface water, soil or air.

                       (B) "Environmental Claim" means any notice, lien, claim, action, cause of action, order, communication, investigation, or proceeding (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup, removal or remediation costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment of any Regulated Substance at any location, whether or not owned or operated by the Companies, and (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                       (C) "Environmental Law" means any and all federal, state, regional, county and local laws, regulations, codes, orders, plans, injunctions, decrees, rulings, and judicial or administrative interpretations thereof, which govern, purport to govern, or relate to pollution, protection of the environment (including, without limitation, ground water, surface water, soil and air) and public health and safety, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. 9601, et seq. (collectively, "CERCLA"); the Solid Waste Disposal Act, as amended
      -- ---
by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901, et seq. (collectively,
                                                    -- ---
"RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. 1311, et seq.; the Toxic
-- ---                                                    -- ---
Substances Control Act, as amended, 15 U.S.C. 2601, et seq.; the Emergency
                                                    -- ---
Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. 11001, et seq. ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 65 1, et seq. ("OSHA").
                         -- ---

                       (D) "Handling" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any such terms may further be defined in any Environmental Law, of any Regulated Substance.

                       (E) "Regulated Substance" shall be broadly construed to include without limitation any chemical, pollutant, contaminant, material, waste, toxic or hazardous substance, petroleum, petroleum product, asbestos, asbestos containing material, and PCB regulated, listed or controlled by, under or pursuant to any Environmental Law.

                     (F) "Waste" shall be broadly construed to include bulky wastes, construction and demolition debris, garbage, solid wastes, liquid wastes, recyclable materials, sludge, special wastes, used oils, and plant and yard trash as those terms are defined under any Environmental Law.

          (v)  Tax Matters.
               -----------

               (i)   Definitions. The following terms shall have the meanings
                     -----------
set forth in this subparagraph 5(v) for purposes of this subparagraph 5(v) and Paragraph 13 of this Agreement (except for "Tax" and "Taxes", which shall have said meaning for all purposes of this Agreement):

                     "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or similar group defined under a similar provision of state, local or foreign law.

                     "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code (or a related statute) which replace or supersede the sections in effect at the time this Agreement is executed.

                     "Excess Loss Account" has the meaning set forth in Regulation Section 1.1502-19.

                     "Intercompany Transaction" has the meaning set forth in Regulation Section 1.1502-13.

                     "Regulation" or "Treasury Regulation" means regulations issued under the Code as such regulations may be amended. All references herein to specific sections of the Regulations shall be deemed also to refer to any provisions of the Regulations which replace or supersede the sections in effect at the time of the execution of this Agreement.

                     "Return" and "Returns" mean any return, report, declaration, estimate, information statement, claim for refund, notice, form or any other kind of document, including any schedule or attachment thereto, and including amended versions of any of the foregoing, relating to or required to be filed in connection with any Tax.

                     "Subsidiary" and "Subsidiaries" means any corporation, partnership, limited liability company, joint venture, association or any other entity (including, any comparable foreign entity) with respect to which the Corporation, one or more other Subsidiaries or the Corporation together with one or more other Subsidiaries own a majority of the common stock of the corporation or a majority of the equity interests in any other entity or has the power to vote or direct the voting of a majority of the voting power in the corporation or other entity; provided, however, that the Former Foreign Subsidiaries shall not be deemed such a "Subsidiary" or "Subsidiaries."

                     "Tax" and "Taxes" means any federal, state (including District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, gross receipts, franchise, excise, customs, sales, use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or payment in lieu of tax no matter how denominated including any amount payable by the Corporation and any Subsidiary pursuant to a tax-sharing or other agreement relating to the sharing or payment of tax), or any assessment, levy, impost, withholding, fee or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

          (ii)     Tax Matters Relating to Corporation and Subsidiaries.
                   ----------------------------------------------------

                   (A)   Except as set forth on Schedule 5(v)(ii)(A), since
                                                --------------------
December 31, 1992 the Corporation and each Subsidiary has filed or will file when due in a timely fashion all Returns that are required to be filed on or before the date hereof or the Closing Date by or with respect to the Corporation and any Subsidiary (taking into account all extensions of time within which to file to which they are entitled or which they may have been granted). All such Returns are correct and complete. Except as set forth on Schedule 5(v)(ii)(A),
                                                         --------------------
neither the Corporation nor any Subsidiary is the current beneficiary of any extension of time within which to file any Return. No claim has been made by a taxing authority in a jurisdiction where the Corporation and any Subsidiary does not file Returns that any of them is or may be subject to or liable for any Tax imposed by that jurisdiction.

                   (B) All Taxes for which each of the Corporation and any Subsidiary is liable and that are due on or before the date hereof or the Closing Date (whether or not shown to be due on any Return) have been paid when due in a timely fashion (taking into account all extensions of time within which to pay to which they are entitled or which they may have been granted). There are no liens on any assets of the Corporation or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax other than liens for Taxes not yet due and payable or for Taxes that the Corporation or any Subsidiary or the Stockholders are contesting in good faith through appropriate proceedings as set forth on Schedule 5(v)(ii)(B).
                            --------------------

                   (C) The Corporation and each Subsidiary has withheld or collected and paid or deposited all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party.

                   (D) No taxing authority has asserted, or threatened to assert, any adjustment, deficiency or assessment for any Taxes against the Corporation or any Subsidiary (with respect to Taxes of the Corporation or any Subsidiary), and no basis exists for any such adjustment, deficiency or assessment which would result in additional Taxes owed by the Corporation or any Subsidiary (with respect to the Corporation or any Subsidiary) for any period for which Returns have been filed since December 31, 1992. Schedule 5(v)(ii)(D)
                                                           --------------------
lists all federal, state, local, and foreign income Returns filed with respect to the Corporation and any Subsidiary for taxable periods ended on or after December 31, 1992 and indicates those Returns of the Corporation and any Subsidiary that have been audited and those Returns of the Corporation and the Subsidiaries with respect to Taxes of the Corporation and any Subsidiary that currently are the subject of audit. The Stockholders have delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax Returns filed, examination reports issued, and statements of deficiencies assessed against or agreed to by the Corporation or any Subsidiary (with respect to Taxes of the Corporation or any Subsidiary) since December 31, 1992.

                   (E)   Except as set forth on Schedule 5(v)(ii)(E), neither
                                                --------------------
the Corporation nor any Subsidiary (with respect to Taxes of the Corporation or the Subsidiaries) have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax adjustment, assessment or deficiency except for such waivers or extensions which, by their terms, have elapsed as of the date of this Agreement.

                   (F)   Except as set forth on Schedule 5(v)(ii)(F), neither
                                                --------------------
the Corporation nor any Subsidiary has any income or gain that may be reportable for a period ending after the date hereof or the Closing Date without the receipt of an equal amount of cash, which is attributable to a transaction occurring in or a change in accounting method made for a period ending on or prior to the date hereof or the Closing Date.

                   (G) There are no currently outstanding requests made by any of the Corporation or a Subsidiary or the Stockholders (with respect to Taxes of the Corporation or any Subsidiary) for tax rulings, determinations or information that could affect the Taxes of the Corporation or any Subsidiary (with respect to Taxes of the Corporation or any Subsidiary).

                   (H) Neither the Corporation nor any Subsidiary has been obligated to deduct and withhold Taxes under Code Section 1441.

                   (I)   Except as set forth on Schedule 5(v)(ii)(I), none of
                                                --------------------
the Stockholders is a nonresident alien individual within the meaning of Code
Section 7701(b).

                   (J) Neither the Corporation nor any Subsidiary is or was, within the past six years, a party to any Tax allocation or sharing agreement except as set forth on Schedule 5(v)(ii)(J). Neither the Corporation nor any
                       --------------------
Subsidiary has been a member of an Affiliated Group defined in Code Section 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Corporation) and does not have any liability for the Taxes of any person (other than any of the Corporation and its Subsidiaries) under Regulation Section 1.1502-6

(or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise. Neither the Corporation nor any Subsidiary has been a member of a group of companies filing a unitary, consolidated or combined state Return except as set forth on Schedule 5(v)(ii)(J).
                                             --------------------

                   (K)   Schedule 5(v)(ii)(K) sets forth the following
                         --------------------
information with respect to each of the Corporation and its Subsidiaries (or, in the case of clause (b) below, with respect to each of the Subsidiaries) as of the beginning of its current taxable year (as well as on an estimated pro forma basis as of the close of business on the Closing Date giving effect to the passage of time and the consummation of the transactions contemplated hereby):
(a) the federal income tax basis in its assets; (b) the federal income tax basis in the shares of each Subsidiary (or the amount of any Excess Loss Account); (c) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to the Corporation and each Subsidiary; (d) the amount of any deferred income or gain or loss allocable to the Corporation and each Subsidiary arising out of any Intercompany Transaction; and (e) the tax elections affecting the character, source, timing and computation of income, gain, loss, deduction and credits of the Corporation and each Subsidiary.

                   (L) The unpaid Taxes of each of the Corporation and its Subsidiaries (a) did not, as of the consolidated balance sheet date of April 30, 1998, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the consolidated balance sheet of the Corporation and the Subsidiaries as of April 30, 1998 (rather than in any notes thereto), and (b) will not exceed that reserve as adjusted for the passage of time through the Closing Date.

                   (M) Neither the Corporation nor any Subsidiary has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                   (N) Neither the Corporation nor any Subsidiary has participated in or cooperated with an international boycott within the meaning of Code Section 999.

                   (O) No consent under Code Section 341(f) has been filed and no agreement has been entered which would require such consent to be filed with respect to the Corporation or any Subsidiary.

                   (P) Neither the Corporation nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement or arrangement that could obligate it to make payments of any "excess parachute payment" within the meaning of Code Section 280G.

                   (Q) Each of the Corporation and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                   (R) With respect to the Corporation's and its Subsidiaries' contractors, consultants and other independent personnel (the "Contractors"), the Corporation and its Subsidiaries have evaluated and classified the Contractors as independent contractors and employees in accordance with Internal Revenue Service rules and regulations. The Corporation and its Subsidiaries have maintained, monitored and continue to maintain and monitor those Contractors who are independent contractors to assure compliance with Internal Revenue Service rules and regulations.

          (w)  Conduct of Business; No Material Adverse Change.  Except as set
               -----------------------------------------------
forth on Schedule 5(w), since December 31, 1998, (A) the Corporation and each of
         -------------
the Subsidiaries has conducted its business in a good and diligent manner in the ordinary and usual course, and (B) there has not been and, to the knowledge of Quirk and Errecart, there is not threatened, any material adverse change in the financial condition, business, prospects or affairs of the Corporation or the Subsidiaries, taken as a whole, or any material physical damage or loss to any of their respective properties or assets or to the premises occupied by them (whether or not such damage or loss is covered by insurance).

          (x)  Statements and Other Documents Not Misleading. Neither this
               ---------------------------------------------
Agreement, including all Exhibits and Schedules, nor the closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by the Corporation or any Subsidiary or any Stockholder to Buyer in connection with the transaction contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact necessary to be stated in order to make any statement contained therein, document or other instrument not false or misleading. There is no fact known to Quirk and Errecart which materially adversely affects the business, prospects, financial condition or affairs of the Corporation, the Subsidiaries, or any of their assets or liabilities which has not been set forth in, or referred to in, this Agreement or the Schedules hereto.

          (y) No Broker or Finder. The Corporation has entered into an agreement with the Broker (as hereinafter defined) with respect to this Agreement and the transactions contemplated hereby (the "Broker's Agreement"). However, the Stockholders hereby covenant and agree to pay all commissions, fees and expenses due to said Broker, including the Broker's Fee (as hereinafter defined) with the exception of the $25,000 retainer fee which was paid by the Corporation to the Broker. Except for the Broker's Agreement, the Corporation has not incurred any obligation, contingent or otherwise, to a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby. With regard to the Broker's Agreement, see Paragraph 23.

     6.   Representations, Warranties and Agreements of Buyer. As material
          ---------------------------------------------------
inducement to Stockholders to enter into this Agreement and to close hereunder, Buyer makes the following representations, warranties and agreements to and with Stockholders, which representations, warranties and agreements shall be true and correct as of the date of this Agreement and as of the Closing Date:

          (a)  Corporate Status and Authority.  Buyer is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform this Agreement and the documents contemplated hereby, including to acquire the Shares to be acquired hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement and the documents contemplated hereby to be executed and delivered by the Buyer have been duly executed and delivered by Buyer, or will be duly executed and delivered by Buyer, as the case may be, and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity.

          (b)  Agreement Not in Breach of Other Instruments Affecting Buyer. The
               ------------------------------------------------------------
execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Buyer do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound, Buyer's Certificate of Incorporation or Bylaws, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

          (c)  No Broker or Finder.  The Buyer has not taken any action, or
               -------------------
incurred any obligation, contingent or otherwise, which would give rise to a valid claim against the Stockholders and/or the Corporation by a broker, finder, agent or other intermediary for introducing the parties in connection with, or otherwise procuring, this Agreement or the transaction(s) contemplated hereby. With regard to the Stockholders' broker, see Paragraph 23.

          (d)  Shares Not Registered. The Buyer acknowledges and agrees that the
               ---------------------
Shares have not been registered under the Securities Act, or registered or qualified under any State Acts, and are "restricted securities" within the meaning of SEC Rule 144. The Buyer is acquiring the Shares for the Buyer's own account, as a principal, for investment purposes and not with a view to or for the sale or other disposition thereof. Buyer agrees that it will not sell, assign, distribute or otherwise dispose of the Shares in violation of the Securities Act or any applicable State Act.

          (e)  Access and Investigation.  Buyer acknowledges that the
               ------------------------
Stockholders have afforded the Buyer and its attorneys, accountants, representatives and agents with full and free access to the Corporation's and Subsidiaries' premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as the Buyer has requested, and has provided Buyer with such copies thereof as the Buyer has requested.

     7.   Continuation and Survival of Representations and Warranties.
          -----------------------------------------------------------

          (a) The representations and warranties hereunder shall survive the consummation of the transaction provided for in this Agreement, shall continue in full force and effect, and shall provide the basis for the remedies set forth herein or otherwise available to the non-breaching party. Notwithstanding the foregoing, the representations and warranties set forth in subparagraphs 4(b) and 4(c), and Paragraphs 5 and 6 shall expire on the third anniversary of the Closing, except for the representations and warranties that are set forth in subparagraphs 5(o), 5(p), 5(u) and 5(v) which shall expire upon expiration of the applicable statute of limitations, and provided further that there shall be no expiration with respect to Knowing Misrepresentations on the part of the Stockholders. "Knowing Misrepresentation" shall mean any wilful breach of a representation or warranty that is qualified as to the Stockholders' knowledge or as to the knowledge of Quirk and Errecart, or any wilful breach of a representation or warranty that is not qualified as to the Stockholders' knowledge or as to the knowledge of Quirk and Errecart as to which the Stockholder, or Quirk and Errecart, as the case may be, had actual knowledge of its falsity. "To the knowledge" shall mean to the actual knowledge of the person in question, together with the knowledge that such person reasonably should have acquired after inquiry by them to such officers of the Corporation and/or the Subsidiaries having responsibility for the subject matters to which the representation or warranty relates.

          (b) Each representation, warranty and covenant contained herein is independent of all other representations, warranties and covenants contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No representation or warranty of the Stockholders, or of Quirk and Errecart, contained herein shall be deemed to have been waived, affected or impaired by any investigation made by, or knowledge of, the Buyer.

     8.   Covenants of Stockholders Prior to Closing.
          ------------------------------------------

          (a) Except as set forth on Schedule 8(a), between the date of this
                                     -------------
Agreement and the Closing Date, the Stockholders shall cause the Corporation to conduct the business of the Corporation in the ordinary course of business, and shall use reasonable efforts to preserve intact the current business organization of the Corporation and the Subsidiaries, and maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Corporation and the Subsidiaries. Since January 1, 1999 the Corporation has not, and between the date of this Agreement and the Closing Date the Corporation shall not, pay any dividends or make other distributions to its Stockholders.

          (b) Between the date of this Agreement and the Closing Date, the Stockholders shall cause the Corporation to use its reasonable efforts to obtain all consents identified in Item 2 of Schedule 5(m)(i).
                                     ----------------

          (c) Between the date of this Agreement and the Closing Date, the Stockholders shall, and the Stockholders shall cause the Corporation to, use its reasonable efforts to avoid taking

(or failing to take) any action which it knows or should know would result in the material inaccuracy of, or the material breach or violation of, any of the representations, warranties, covenants and agreements of the Stockholders, or of Quirk and Errecart, set forth herein.

          (d) Between the date of this Agreement and the Closing Date, each Stockholder shall promptly notify the Buyer in writing if such Stockholder becomes aware of any fact or condition that causes or constitutes a material inaccuracy in, or the material breach or violation of, any of the representations, warranties, covenants or agreements of the Stockholders, or of Quirk and Errecart, set forth herein.

          (e) Between the date of this Agreement and the Closing Date, the Stockholders shall, and the Stockholders shall cause the Corporation to, afford the Buyer (and its attorneys, accountants, representatives and agents) during normal business hours, upon reasonable advance notice, with full and free access to the Corporation's and Subsidiaries' premises, accounts, books and records, personnel, properties, assets, contracts, financial and tax information, and such other documents, data and information as the Buyer may reasonably request, and to provide Buyer with such copies thereof as the Buyer may reasonably request; provided, however, that the Buyer shall schedule such access through the Representative and in such a way as to avoid material disruption of the normal business operations of the Corporation and the Subsidiaries.

     9.   Covenants of Buyer Prior to Closing.
          -----------------------------------

          (a) Between the date of this Agreement and the Closing Date, the Buyer shall cooperate with the Stockholders and the Corporation with respect to obtaining all consents identified in Item 2 of Schedule 5(m)(i).
                                               ----------------

          (b) Between the date of this Agreement and the Closing Date, the Buyer shall use its reasonable efforts to avoid taking (or failing to take) any action which it knows or should know would result in the material inaccuracy of, or the material breach or violation of, any of the representations, warranties, covenants and agreements of the Buyer set forth herein.

          (c) Between the date of this Agreement and the Closing Date, Buyer shall promptly notify the Representative in writing if the Buyer becomes aware of any fact or condition that causes or constitutes a material inaccuracy in, or the material breach or violation of, any of the representations, warranties, covenants or agreements of the Buyer.

     10.  Conditions Precedent to the Stockholders' Obligation to Close.
          -------------------------------------------------------------
Stockholders' obligation to sell the Shares, to take the other actions required to be taken by the Stockholders at Closing, and to otherwise close the transactions subject to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Representative):

          (a) This Agreement (including counterparts hereof), and the Escrow Agreement (including counterparts thereof) are each executed and delivered by
(i) the Buyer, (ii) Stockholders owning, in the aggregate, at least ninety-five percent (95%) of the outstanding Shares listed on Schedule 4(a) based on the
                                                  -------------
respective numbers of Shares listed after their respective names on Schedule
                                                                    --------
4(a), and (iii) with respect to the Escrow Agreement only, the Escrow Agent.
----

          (b) The Quirk/Errecart Employment Agreements are duly executed and delivered by the Buyer;

          (c) The Quirk/Errecart Agreements Not to Compete are duly executed and delivered by the Buyer;

          (d) All of the Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for changes contemplated by this Agreement or consented to in writing by the Representative.

          (e) All of the covenants and obligations that Buyer is required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by the Representative.

          (f) The Buyer must have delivered each of the documents required to be delivered to the Representative pursuant to Paragraph 15;

          (g) The Buyer must have made the payments required to be made by the Buyer pursuant to subparagraph 15(a) and subparagraph 15(b);

          (h) There shall be (i) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Shares by the Stockholders to the Buyer, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this Agreement, and (ii) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (A) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (B) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of the Representative (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on the Corporation, the Subsidiaries or the Stockholders as a whole.

     11.  Conditions Precedent to the Buyer's Obligation to Close.  The Buyer's
          -------------------------------------------------------
obligation to buy the Shares, to take the other actions required to be taken by the Buyer at Closing, and to otherwise close the transactions subject to this Agreement, is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived, in whole or in part, by the Buyer):

          (a) This Agreement (including counterparts hereof), and the Escrow Agreement (including counterparts thereof) are executed and delivered by (i) the Buyer, (ii) Stockholders owning, in the aggregate, at least ninety-five percent (95%) of the outstanding Shares listed on Schedule 4(a) based on the respective
                                          -------------
numbers of Shares listed after their respective names on Schedule 4(a), and
                                                         -------------
(iii) with respect to the Escrow Agreement only, the Escrow Agent.

          (b) The Quirk/Errecart Employment Agreements are duly executed and delivered by Quirk and Errecart, respectively.

          (c) The Quirk/Errecart Agreements Not to Compete are duly executed and delivered by Quirk and Errecart, respectively.

          (d) All of the representations and warranties of the Stockholders, and of Quirk and Errecart, in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, except for changes contemplated by this Agreement or consented to in writing by the Buyer.

          (e) All of the covenants and obligations that the Stockholders, or Quirk and Errecart, are required to perform or comply with pursuant to this Agreement at or prior to Closing must have been performed and complied with in all material respects, except as otherwise consented to in writing by the Buyer.

          (f) The Stockholders or the Representative, as the case may be, must have delivered each of the documents required to be delivered to the Buyer pursuant to Paragraph 14 (with the exception of the documents required to be delivered pursuant to subparagraphs 14(k), (l) and (m)).

          (g) The Stockholders must have received all of the consents identified in Item 2 of Schedule 5(m)(i).
             ----------------

          (h) There shall not have occurred any theft, loss, damage, or destruction to or of a material portion of the assets, properties, or business of the Corporation and the Subsidiary, whether or not covered by insurance, unless (i) the Corporation and the Subsidiary shall have repaired, replaced or restored such assets, properties, or business in a manner reasonably satisfactory to the Buyer prior to Closing, or (ii) the assets, properties, or business so stolen, loss, damaged or destroyed consisted of money and was fully insured (subject to any applicable deductible). For purposes of this subparagraph 11(f), a "material portion" shall mean ten percent (10%) or more of the total assets of the Corporation on a consolidated basis as of February 28, 1999.

          (i) There shall be (i) in effect no injunction, decree, or order of any court of competent jurisdiction that prohibits the sale of the Shares by the Stockholders to the Buyer, or that otherwise prohibits this Agreement or the consummation of the transactions contemplated by this Agreement, that has been adopted or issued, or has otherwise become effective, since the date of this

Agreement, and (ii) no action or litigation pending or threatened in writing by any person since the date of this Agreement in which (A) an injunction is or may be sought against this Agreement or the transactions contemplated by this Agreement, or (B) relief is or may be sought against any party hereto as a result of this Agreement or the transactions contemplated hereby, and in which in the good faith judgment of the Buyer (relying on the advice of its legal counsel), such person has a reasonable possibility of prevailing and such relief would have a material adverse effect on the Buyer, the Corporation, the Subsidiaries, or the business of the Corporation and the Subsidiaries.

          (j) There shall not have been a material adverse change in the financial condition and in the results of operations of, and there shall not have been any material adverse change in the condition of the assets of or in the business prospects of, the Corporation and the Subsidiaries (taken as a whole).

          (k) Buyer shall have obtained the financing necessary to consummate the transactions contemplated hereby from such financial sources and on such terms and conditions as shall be reasonably satisfactory to Buyer.

     12.  Termination.
          -----------

          (a) This Agreement may be terminated, and the purchase of the Shares and the other transactions contemplated by this Agreement may be abandoned, as follows:
              (i) By the mutual written consent of the Buyer and the Representative.

              (ii) By the Representative, if any of the conditions set forth in Paragraph 10 have not been satisfied or waived in writing by the Representative on or prior to Closing.

              (iii) By the Buyer, if any of the conditions set forth in Paragraph 11 have not been satisfied or waived in writing by the Buyer on or prior to Closing.

          (iv) By Buyer or the Representative, if Closing has not been consummated (for any reason other than a breach or violation of any representation, warranty, covenant or agreement contained in this Agreement by the party seeking such termination) on or before April 30, 1999 (or such later date on or before May 31, 1999, as to which the Representative and Buyer, in their respective sole and absolute discretion, may agree in writing).

          (v) By Buyer, if the Corporation or the Subsidiary (Quantum Research Corporation) in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against the Corporation or the Subsidiary (Quantum Research Corporation) by any person not a party (or Affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing. This subparagraph 12(a)(v) shall not apply to any petition in bankruptcy, reorganization, liquidation or receivership filed by, or any petition in bankruptcy, reorganization, liquidation or receivership filed against, any of the Former Foreign Subsidiaries.

          (vi) By the Representative, if Buyer in good faith files on or before Closing any petition in bankruptcy, reorganization, liquidation or receivership, or a petition in bankruptcy, reorganization, liquidation or receivership is filed on or before Closing against the Buyer by any person not a party (or Affiliate of a party) to this Agreement and is not withdrawn or dismissed on or before Closing.

     (b) (i) If the Representative terminates this Agreement in accordance with subparagraph 12(a), the Representative shall give Buyer prompt written notice of such termination, including in reasonable detail the basis for such termination.

               (ii) If Buyer terminates this Agreement in accordance with subparagraph 12(a), Buyer shall give the Representative prompt written notice of such termination, including in reasonable detail the basis for such termination.

          (c) The termination of this Agreement shall render null and void, and of no further force or effect, all of the rights and obligations of the parties under this Agreement (but not under the Confidentiality Agreement); provided, however, that no such termination shall be deemed to relieve any defaulting or breaching party from any liability to the other parties hereto, or to otherwise eliminate, reduce or affect in any way any cause of action, action or claim, whether at law, in equity or otherwise, which any non-defaulting and non-breaching party may or shall have against the defaulting or breaching party under or arising out of this Agreement, or to be deemed an election of remedies which precludes, waives or otherwise affects any of the foregoing. Upon any such termination of this Agreement, (i) Buyer shall promptly return to the Representative all contracts, agreements, documents, materials, data, and other information of any kind or nature in any media (and all copies thereof) provided to the Buyer (or its employees, attorneys, accountants, representatives or agents) by or on behalf of the Stockholders, the Corporation or the Subsidiary, and (ii) the Representative shall promptly return to Buyer all contracts, agreements, documents, materials, data, and other information of any kind or nature in any media (and all copies thereof) provided to the Representative, the Stockholders or the Corporation (or their respective employees, attorneys, accountants, representatives or agents) by or on behalf of Buyer.

     13.  Closing Date.  The Closing of the transactions provided for in this
          ------------
Agreement (herein sometimes called the "Closing") shall take place at the offices of Buyer's counsel, Wolf, Block, Schorr and Solis-Cohen LLP, Twelfth Floor Packard Building, S.E. Corner 15th and Chestnut

Streets, Philadelphia, PA, at 10:00 A.M. on April 30, 1999, or at such other place, date and time as shall be agreed to in writing between Buyer and the Representative. The date and time of Closing is sometimes herein called the "Closing Date".

     14.  Deliveries by the Stockholders at Closing.  At the Closing, the
          -----------------------------------------
Stockholders will deliver or cause to be delivered to Buyer the following in form and substance reasonably acceptable to counsel to Buyer:

          (a) stock certificates representing the Shares, duly endorsed by the relevant Stockholders in blank (including by way of power of attorney), or with stock transfer powers executed by such Stockholders in blank attached (including by way of power of attorney);

          (b) a certified copy of the Certificate of Incorporation of the Corporation and each Subsidiary, and all amendments thereto, issued by the Department of State of their respective states of organization and each dated as of a date within 30 days prior to the Closing Date;

          (c) "good standing" and "no tax lien" certificates for the Corporation and each of its Subsidiaries issued by each jurisdiction in which the Corporation and each Subsidiary is incorporated or qualified to do business as a foreign corporation, all of which shall be dated as of a date within 30 days prior to the Closing Date;

          (d) the Escrow Agreement substantially in the form attached hereto as Exhibit "B", duly executed by Stockholders satisfying the condition set forth in subparagraph 11(a) and the Escrow Agent;

          (e) any Senior Management Employment Agreements executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit "C-1";

          (f) any Senior Management Agreements Not to Compete executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit "C-2";

          (g) the Quirk/Errecart Employment Agreements substantially in the form attached hereto as Exhibit "D-1", duly executed by each of Quirk and Errecart;

          (h) the Quirk/Errecart Agreements Not to Compete substantially in the form attached hereto as Exhibit "D-2", duly executed by each of Quirk and Errecart;

          (i) the favorable legal opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A., counsel for the Corporation, Quantum Research Corporation, the members of the Corporation's Board of Directors (Quirk, Errecart and Martin Kotler), Quirk and Errecart, dated the Closing Date, as to the matters set forth in Exhibit "E" attached hereto;

          (j) the Termination Agreement, substantially in the form attached hereto as Exhibit "F", duly executed by the Corporation and certain of the Stockholders;

          (k) Landlord Estoppel Certificates substantially in the form attached hereto as Exhibit "G" for each of the Leased Properties;

          (l) a Ground Lessor Estoppel Certificate with respect to the land upon which the building known as 11735 Beltsville Drive, Beltsville, Maryland 20705 is located substantially in the form attached hereto as Exhibit "H";

          (m) a Mortgagee Subordination and Non-Disturbance Agreement substantially in the form attached hereto as Exhibit "I" with respect to the Leased Properties located in Calverton, Maryland, Bethesda, Maryland, Burlington, Vermont, and Atlanta, Georgia;

          (n) "Nonforeign Certifications" meeting the requirements of Section 1445(b)(2) of the Code, except for those persons listed on Schedule 5(v)(ii)(J);
                                                           --------------------
and

          (o) all such further documents, instruments and agreements which may be reasonably requested by Buyer or its counsel to effect and carry out any provision of this Agreement.

     15.  Deliveries by Buyer at Closing. At the Closing, the Buyer will pay or
          ------------------------------
cause to be paid, and will deliver or cause to be delivered to, as the case may be, to the Representative, or (with respect to subparagraph 15(b) below) the Escrow Agent, the following:

          (a) the sum of $20,000,000 (subject to adjustment, if any, pursuant to subparagraph 2(d) above) payable to the Representative pursuant to the Stockholders' Escrow Agreement as set forth in, and in the manner set forth in, subparagraph 2(a)(i);

          (b) the sum of $2,300,000 (subject to adjustment, if any, pursuant to subparagraph 2(d) above) (i.e., the Escrow) deposited with the Escrow Agent pursuant to the Escrow Agreement as set forth in, and in the manner set froth in, subparagraph 2(a)(ii);

          (c) a certified copy of the Certificate of Incorporation of the Buyer, and all amendments thereto, issued by the Department of State of the state of incorporation of Buyer and dated as of a date within 30 days prior to the Closing Date;

          (d) a "good standing" certificate for the Buyer issued by the Department of State of the state of incorporation of Buyer, dated as of a date within 30 days prior to the Closing Date;

          (e) the Certificate of the Secretary of Buyer, dated as of the Closing Date, confirming that all necessary corporate action has been taken to authorize the execution and delivery of this Agreement, the Escrow Agreement, the Quirk/Errecart Employment Agreements, the Quirk/Errecart Agreements Not to Compete, the Senior Management Employment Agreements and the Senior Management Agreements Not to Compete by the Buyer and the consummation by the Buyer of the transactions provided for herein and therein;

          (f) the Escrow Agreement substantially in the form attached hereto as Exhibit "B", duly executed by the Buyer and the Escrow Agent;

          (g) any Senior Management Employment Agreements executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit "C-1";

          (h) any Senior Management Agreements Not to Compete executed and delivered at or prior to the Closing Date, each substantially in the form attached hereto as Exhibit "C-2";

          (i) the Quirk/Errecart Employment Agreements substantially in the form attached hereto as Exhibit "D-1", each duly executed by Buyer;

          (j) the Quirk/Errecart Agreements Not to Compete substantially in the form attached hereto as Exhibit "D-2", each duly executed by Buyer;

          (k) the favorable legal opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for the Buyer, dated the Closing Date, as to the matters set forth in Exhibit "J" attached hereto; and

          (l) all such further documents, instruments and agreements which may be reasonably requested by Representative, counsel to the Corporation, or counsel to the Corporation's ESOP, effect and carry out any provision of this Agreement.

     16.  Indemnification of Buyer.
          ------------------------

          (a) Basic Provision. Subject to subparagraph 16(e), the Stockholders
              ---------------
hereby jointly and severally indemnify and agree to hold harmless Buyer, the Corporation, the Subsidiaries, and each of their respective successors and assigns and each such entity's officers, directors, shareholders and agents (collectively, the "Buyer Indemnified Parties") (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Deficiencies

(as hereinafter defined) (except any Deficiencies resulting from any misrepresentation, breach of representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Stockholders contained in Paragraph 4 herein, to which the Stockholders indemnify and agree to hold harmless severally only).

          (b) Definition of "Deficiencies". As used in this Paragraph 16,
              ----------------------------
"Deficiencies" means any and all loss or damage incurred by the Buyer Indemnified Parties resulting from:

          (i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Stockholders contained in Paragraph 4, and any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of Quirk and/or Errecart contained in Paragraph 5 herein;

          (ii) any misrepresentation contained in any statement, report, certificate or other document or instrument delivered to Buyer pursuant to this Agreement or contained in any Schedule attached hereto;

          (iii) any Plan maintained by the Corporation, any Subsidiary or any ERISA Affiliate: (i) that is or was required to comply with ERISA and is not, or any time since its inception was not, in compliance in all material respects with ERISA; (ii) that is or was required to be qualified under the Code and is not, or any time from its inception was not, so qualified; (iii) as to which any reporting or disclosure requirement of ERISA or the Code has not been satisfied;
(iv) that has engaged in any non-exempt prohibited transaction under ERISA or the Code; (v) as to which there has been any Reportable Event which has not been properly reported; (vi) that concern any liability to the PBGC under Title IV of ERISA; (vii) that concern any liability of a "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) under Title IV of ERISA;
(viii) that concern any violation of any notice of benefit continuation requirements of COBRA or (ix) as to which any suit, proceeding or claim is brought against the Corporation, any Subsidiary or any of their respective ERISA Affiliates, or any Plan which includes current employees or former employees of the Corporation, any Subsidiary or any of their respective ERISA Affiliates by reason of their employment by the Corporation, any Subsidiary, or any of its ERISA Affiliates, or any fiduciary or former fiduciary of any such plan, provided, however, that the obligation of the Corporation, its Subsidiaries and ERISA Affiliates to indemnify Buyer pursuant to the provisions of this Paragraph 16 shall not apply to or include any loss, claim, damage, liability, cost or expense which is based upon or arose out of an act, omission, event, condition or circumstance of Buyer or its Affiliates which occurred after the Closing Date.

               (iv) any Taxes of the Corporation or any Subsidiary with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable, as determined in a manner consistent with subparagraph 19(a)(ii) hereof, to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Net Worth Statement (as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof);

               (v) any unpaid Taxes of any person (other than that of the Corporation or any Subsidiary under Regulation Section 1. 1502-6, or any similar provision of state, local or foreign law), for which the Corporation or any Subsidiary is liable as a transferee or successor, by contract or operation of law, or otherwise;

               (vi) any debt, liability, or obligation of a Former Foreign Subsidiary;

               (vii) the cost and expense associated with the purchase by Buyer of those Shares, if any, not owned by the Stockholders, but only to the extent such cost and expense exceeds in the aggregate an amount equal to (x) the Purchase Price divided by the number of Shares purchased hereunder, multiplied by (y) the number of Shares not purchased hereunder;

               (viii) any debt, liability or obligation arising from, or relating to, a finding by any governmental agency, administrative panel or court of law that persons which the Corporation or any of its Subsidiaries classified as Contractors should have been deemed to be employees of the Corporation or any such Subsidiary;

               (ix) any debt, liability or obligation arising from, or relating to, the litigation described on Schedule 5(p) to this Agreement; and

               (x) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys' fees, costs, expenses and interest incident to any of the foregoing.

          (c)  Procedures for Establishment of Deficiencies.
               --------------------------------------------

               (i) In the event that any claim shall be asserted against Buyer, the Corporation or any Subsidiary which, if sustained, would result in a Deficiency, Buyer, within a reasonable time after learning of such claim, shall notify the Representative in writing of such claim, which notice shall set forth in reasonable detail the basis for and the Buyer's good faith determination of the amount of such claim and shall extend to the Stockholders (which may act through the

Representative) a reasonable opportunity to defend against such claim through the Buyer, the Corporation or the Subsidiary, as the case may be, with legal counsel reasonably acceptable to Buyer and utilizing any insurance coverage which may be available with respect to such claim and/or the costs and expenses of the defense thereof; provided that the Stockholders (which may act through the Representative) proceed in good faith, expeditiously and diligently. The costs and expenses of such defense on behalf of the Stockholders (which may act through the Representative), if and to the extent not covered by insurance, as well as any increase in insurance premiums attributed to such coverage, shall be deemed a Deficiency. Buyer shall, at its option and expense, have the right to participate in any defense undertaken by the Stockholders (which may act through the Representative) with legal counsel of its own selection. If the Stockholders (which may act through the Representative), in the reasonable judgment of Buyer after written notice to the Representative and opportunity to cure, have failed to prosecute such defense through the Buyer, the Corporation or the Subsidiary, as the case may be, in good faith in an expeditious and diligent manner, Buyer shall have the right, in good faith, to defend and/or settle such claim on behalf of the Stockholders at the Stockholders' expense. No settlement or compromise of any claim which may result in a Deficiency may be made by the Stockholders (which may act through the Representative) without the prior written consent of Buyer unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise the Stockholders (which may act through the Representative) acknowledge in writing their obligation to pay in full the amount of the settlement and all associated expenses (subject to the limitations set forth in this Paragraph 16) and Buyer is furnished with a full release from the claimant in form and substance reasonably satisfactory to Buyer. In connection with the defense against the claim, the Buyer shall make reasonably available (and shall cause the

Corporation and its Subsidiaries to make reasonably available) to the Stockholders (which may act through the Representative) and their accountants, attorneys, agents, and representatives during normal business hours the books and records (including any accountants work papers), contracts, agreements, documents, instruments and other information relating to the claim, upon reasonable advance notice to the Buyer, and shall otherwise cooperate in good faith with the Stockholders (which may act through the Representative) with respect to the defense against the claim, including in connection with compliance with any subpoena, request for documents, or similar request for discovery; provided, however, that the Stockholders (which may act through the Representative) shall schedule such access or requests through an authorized representative of Buyer and in such a way as to avoid material disruption of the normal business operations of the Corporation.

          (ii) In the event that Buyer asserts the existence of any Deficiency, Buyer shall give written notice to the Representative of the nature and amount of the Deficiency asserted. If the Representative, within a period of 15 business days after receipt of such notice from Buyer, shall not give written notice to Buyer announcing their intention to contest such assertion of Buyer (such notice by the Representative being hereinafter called the "Contest Notice"), such assertion of Buyer shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a Contest Notice is given to Buyer within said fifteen-business day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Wilmington, Delaware by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association then obtaining. The arbitrator shall be required to be an attorney or a certified public accountant. The arbitrator shall be neutral, shall be required to disclose any actual or apparent conflicts of interest in writing to both the Buyer and the Stockholders (which may act through the Representative), and shall comply with the Code of Ethics of the American Arbitration Association. The parties shall stipulate that any such arbitration must be concluded within 120 days of the date submitted to the American Arbitration Association, or such other period as to which the Buyer and the Stockholders (which may act through the Representative) may agree in writing. The Buyer or the Stockholders (which may act through the Representative) may, at their expense (unless otherwise determined by the arbitrator in the arbitrator's decision), request that a stenographic record be kept of the arbitration proceedings. The Buyer and the Stockholders (which may act through the Representative) shall be afforded a reasonable opportunity to request documents, information and materials from each other, as determined and enforced by the arbitrator. The arbitration shall be governed by the laws of Delaware. The arbitrator may not grant punitive damages. The parties shall instruct the arbitrator to deliver his or her determination in writing to the Stockholders and Buyer within 30 days from the date of closing of the arbitration hearings, and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist by the arbitrator shall be deemed established. Unless otherwise determined by the arbitrator, the costs of the arbitrator and the arbitration proceeding shall be borne by the party losing the arbitration, as shall be determined by the arbitrator and set forth in the arbitrator's decision.

               (iii) Buyer and the Stockholders (which may act through the Representative) may agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement, such Deficiency shall be deemed established.

          (d)  Payment of Deficiencies.  Subject to subparagraph 16(e), any
               -----------------------
Deficiency shall first be payable out of the Escrow (if and to the extent then held by the Escrow Agent under the Escrow Agreement) and second out of the earned and unpaid portion of the Contingent Payments.

If at the time a Contingent Payment is due to be made to the Stockholders there are not claims (subject to the limitations in subparagraph 16(e) below) which exceed the Escrow (if and to the extent then held by the Escrow Agent under the Escrow Agreement), such Contingent Payment shall be made; further, if at the time a Contingent Payment is due to be made there are claims (subject to the limitations in subparagraph 16(e) below) which exceed the amount then held in Escrow, only the portion of the Contingent Payment required to cover such claims (which may constitute the entire Contingent Payment) shall be held pending resolution of such claims, and the balance of the Contingent Payment then due, if any, shall be paid to the Stockholders.

          (e)  Limitation.  With the exception of (i) any Deficiencies resulting
               ----------
from any misrepresentation, breach of representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Stockholders contained Paragraph 4(a) herein, (ii) any Deficiencies resulting from a Knowing Misrepresentation on the part of the Stockholders, or on the part of Quirk and/or Errecart, (iii) any Deficiencies resulting from a breach of the representation contained in subparagraph 5(y), or (iv) any Deficiencies set forth in subparagraph 16(b)(vii) (and 16(b)(x) as it relates to 16(b)(vii)), with respect to which there shall be no limitations, (x) there shall be no liability for any Deficiency unless and until the aggregate of all Deficiencies exceeds $400,000 (the "Basket"), in which event there shall be liability for Deficiencies only to the extent that such Deficiencies exceed $400,000, and (y) Stockholders shall not be liable or otherwise responsible for the payment of Deficiencies to the extent such Deficiencies exceeds an amount equal to the sum of the Escrow and the earned and unpaid portion of the Contingent Payments. Notwithstanding the foregoing, in no event shall a Deficiency set forth in subparagraph 16(b)(viii) (and 16(b)(x) as it relates to 16(b)(viii)) be subject to a Basket greater than $100,000. The rights of indemnification provided for in this Paragraph 16 shall be the sole and exclusive remedy of the Buyer Indemnified Parties with respect to any Deficiencies and any other claims by any of the Buyer Indemnified Parties against any or all of the Stockholders arising out of or relating to this Agreement and/or the transactions contemplated by this Agreement.

     17.  Indemnification of Stockholders.
          -------------------------------

     (a)  Basic Provision. The Buyer hereby indemnifies and agrees to hold
          ---------------
harmless the Stockholders, and their respective successors, assigns, trustees, representatives and agents (collectively, the "Stockholder Indemnified Parties") (each of whom shall be a third party beneficiary hereof) from, against and in respect of the amount of any and all Buyer Deficiencies (as hereinafter defined).

          (b)  Definition of "Buyer Deficiencies". As used in this Paragraph 17,
               ----------------------------------
"Buyer Deficiencies" means any and all loss or damage incurred by the Stockholder Indemnified Parties resulting from:

               (i) any misrepresentation, breach of any representation or warranty, or any non-fulfillment of any representation, warranty, covenant or agreement on the part of the Buyer contained in this Agreement;

               (ii) any misrepresentation contained in any statement, report, certificate or other document or instrument delivered to the Representative or the Stockholders pursuant to this Agreement; and

               (iii) any and all actions, suits, proceedings, demands, assessments, penalties, liabilities, judgments, reasonable attorneys' fees, costs, expenses and interest incident to any of the foregoing.

          (c)  Procedures for Establishment of Buyer Deficiencies.
               --------------------------------------------------

               (i) In the event that any claim shall be asserted against the Stockholders and/or the Representative which, if sustained, would result in a Buyer Deficiency, the Stockholders (which may act through the Representative), within a reasonable time after learning of such claim, shall notify the Buyer in writing of such claim, which notice shall set forth in reasonable detail the basis for and the Stockholders and/or Representative's good faith determination of the amount of such claim and shall extend to the Buyer a reasonable opportunity to defend against such claim, at the Buyer's sole expense and through legal counsel reasonably satisfactory to the Stockholders (which may act through the Representative), provided that the Buyer proceeds in good faith, expeditiously and diligently. The Stockholders (which may act through the Representative) shall, at their option and expense, have the right to participate in any defense undertaken by the Buyer with legal counsel of its own selection. If the Buyer, in the reasonable judgment of the Stockholders (which may act through the Representative) after written notice to the Buyer and opportunity to cure, have failed to prosecute such defense in good faith in an expeditious and diligent manner, the Stockholders (which may act through the Representative) shall have the right, in good faith, to defend and/or settle such claim on behalf of the Buyer at the Buyer's expense. No settlement or compromise of any claim which may result in a Buyer Deficiency may be made by the Buyer without the prior written consent of the Stockholders (which may act through the Representative) unless the proposed settlement is solely a monetary settlement and prior to such settlement or compromise the Buyer acknowledges in writing its obligation to pay in full the amount of the settlement and all associated expenses and the Stockholders (which may act through the Representative) are furnished with a full release from the claimant in form and substance reasonably satisfactory to the Stockholders (which may act through the Representative). In connection with the defense against the claim, the Stockholders (which may act through the Representative) shall make reasonably available to the Buyer and its accountants, attorneys, agents, and representatives during normal business hours such books and records (including any accountants work papers), contracts, agreements, documents, instruments and other information relating to the claim as are in the possession or control of the Stockholders (which may act through the Representative), upon reasonable advance notice to the Stockholders (which may act through the Representative), and shall otherwise cooperate in good faith with the Buyer with respect to the defense against the claim, including in connection with compliance with any subpoena, request for documents, or similar request for discovery; provided, however, that the Buyer shall schedule such access or requests through an authorized representative of the Stockholders (which may act through the Representative) and in such a way as to avoid material disruption of the normal business operations of the Corporation.

               (ii) In the event that the Stockholders (which may act through the Representative) assert the existence of any Buyer Deficiency, the Stockholders (which may act through the Representative) shall give written notice to the Buyer of the nature and amount of the Buyer Deficiency asserted. If the Buyer, within a period of 15 business days after receipt of such notice from the Stockholders (which may act through the Representative), shall not give written notice to the Stockholders (which may act through the Representative) announcing its intention to contest such assertion of the Stockholders (which may act through the Representative) (such notice by the Buyer being hereinafter called the "Buyer Contest Notice"), such assertion of the Stockholders (which may act through the Representative) shall be deemed accepted and the amount of the Buyer

Deficiency shall be deemed established. In the event, however, that a Buyer Contest Notice is given to the Stockholders (which may act through the Representative) within said fifteen-business day period, then the contested assertion of a Buyer Deficiency shall be settled by arbitration under the provisions as set forth in subparagraph 16(c)(ii).

               (iii) Buyer and the Stockholders (which may act through the Representative) may agree in writing, at any time, as to the existence and amount of a Buyer Deficiency, and, upon the execution of such agreement, such Buyer Deficiency shall be deemed established.

          (d)  Payment of Buyer Deficiencies. Any Buyer Deficiency determined to
               -----------------------------
be due and payable by Buyer pursuant to subparagraph 17(c) shall be paid within 5 business days of such determination.

     18.  Covenants Relating to Employee Benefits.
          ---------------------------------------

          (a) Subject to subparagraph 18(b), Buyer agrees to maintain, to the extent possible, substantially the same employee benefits as are enjoyed by the employees of the Corporation and the Subsidiaries on the date of this Agreement. Subject to subparagraph 18(b), such employee benefits shall be maintained until the second anniversary of the Closing Date; provided, however, that Buyer shall be permitted to make such modifications in such employee benefits on or after the first anniversary of the Closing Date to the extent Buyer concludes that such changes are required in order to maintain such employee benefit programs in compliance with applicable provisions of the Code or of ERISA, including, but not limited to the nondiscrimination rules applicable to pension and/or welfare plans, or if the Buyer determines there are other compelling reasons to modify such arrangements. In the event the Buyer determines that a material modification of the employee benefits arrangements of the Corporation or the Subsidiaries is appropriate before the second anniversary of the Closing Date, the Buyer will take reasonable efforts to implement a modification which is mutual acceptable to Buyer and the Representative and consistent with subparagraph 2(e).

          (b) The Buyer agrees not to take any action, or omit to take any action, which would cause the Corporation to breach or otherwise violate Section 9.1(b) of that certain Stock Purchase Agreement dated as of June 27, 1997, by and among the Corporation, George J. Nozicka, David G. Abraham, and the Quantum Research Corporation Employee Stock Ownership Plan and the related Trust, a true, correct and complete copy of which has been delivered to Buyer.

          (c) The employees of the Corporation and its Subsidiaries shall not be deemed third party beneficiaries of this Paragraph 18.

     19.  Tax Covenants Relating to Corporation.
          -------------------------------------

          (a) The following provisions shall govern the allocation of responsibility as between Buyer and Stockholders for certain Tax matters following the Closing Date:

               (i) Buyer and the Stockholders (which may act through the Representative) shall cause the tax year of the Corporation and the Subsidiaries for Federal and state income tax purposes to end on the Closing Date to the extent permitted by law. The Corporation shall timely prepare or cause to be prepared and file or cause to be filed all Returns for the Corporation and each of the Subsidiaries for all Tax periods ending on or prior to the Closing Date which are to be filed after the Closing Date, and shall pay the Taxes due with respect to such Returns. Copies of all such Returns shall be made available to the Buyer at least 10 days prior to the date on which they are to be filed. During said 10 day period the Buyer may provide the Corporation with such comments or proposed changes as it deems appropriate. If any such Return (as filed) indicates that the Corporation or any Subsidiary has incurred any liability for Tax in excess of the amount of such Taxes which are included in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Net Worth Statement (as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof), the Stockholders shall pay such excess to Buyer if and to the extent provided in Paragraph 16.

               (ii) If and to the extent not filed prior to the Closing Date, Buyer at its expense shall timely prepare or cause to be prepared and file or cause to be filed all Returns for the Corporation and each Subsidiary for Tax periods which begin before the Closing Date and end after the Closing Date and shall pay the Taxes due with respect to such Returns. Copies of all such Returns shall be made available to the Representative at least 10 days prior to the date on which they are to be filed. During said 10 day period the Representative may provide the Buyer with such comments or proposed changes as it deems appropriate. If and to the extent provided in Paragraph 16, Stockholders shall pay to Buyer the excess of (x) a pro rated amount (calculated as described in subparagraph 13(a)(ii)(A) or (B), as applicable) of the Taxes of each of the Corporation and the Subsidiaries for any such period based on said Returns (as filed) over (y) the amount of the Taxes paid by each of the Corporation and the Subsidiaries on or prior to the Closing Date with respect to such period and the amount of such Taxes which are included in the reserve for Tax liability (rather than any reserve for Tax liability to reflect timing differences between book and Tax items) on the Net Worth Statement (as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof). Such payment by Stockholders to the Buyer shall be made if and to the extent provided in Paragraph 16.

                       (A) In the case of all Taxes imposed upon or measured by property or capital, the pro rated amount shall be based upon the number of days in the period up to and including the Closing Date divided by the total number of days in the Tax period.

                       (B) In the case of all Taxes other than those imposed upon or measured by property or capital, including but not limited to net income, gross receipts taxes, sales and use taxes, and payroll taxes, the pro rated amount shall be based upon the transactions occurring on or before the Closing Date.

          (b) All tax sharing agreements or similar agreements with respect to or involving the Corporation shall be terminated as of the Closing Date and, after the Closing Date, the Corporation shall not be bound thereby or have any liability thereunder.

          (c) All transfer (including real estate), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Stockholders when due, and Stockholders (or the Representative) shall, at their own expense, file all necessary Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Returns and other documentation.

          (d) Buyer and the Stockholders (which may be through the Representative) shall cooperate fully (and cause the Corporation and the Subsidiaries to cooperate fully), as and to the extent reasonably requested by the other party, in connection with the preparation, execution and filing of Returns pursuant to this Agreement and any audit, contest, litigation or other proceeding with respect to Taxes. Such cooperation shall include retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making themselves, in the case of the Stockholders, and employees, in the case of the Buyer, available on a mutually convenient basis to provide additional information and explanation of any material. Stockholders and Buyer agree (i) to retain all books and records with respect to Tax matters pertinent to the Corporation and the Subsidiaries relating to any Tax period beginning before the Closing Date until the expiration of the stature of limitations (and, to the extent notified by the Buyer or the Representative, as the case may be, any extensions thereof) of the respective taxable periods (unless such items were transferred pursuant to this Agreement), and to abide by all record retention agreements entered into with any Tax authority, (ii) to cause the Corporation and the Subsidiaries to retain all books and records with respect to Tax matters pertinent to the Corporation and the Subsidiaries relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Representative, as the case may be, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax authority, and (iii) to give Buyer and the Stockholders (which may be through the Representative), as the case may be, reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Buyer so requests, Stockholders shall allow the Buyer to take possession of such books and records to be held, made available and disposed of subject to the provisions of this subparagraph 19(d).

          (e) Buyer and the Stockholders (which may be through the Representative) agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (f) Buyer and Stockholders (which may be through the Representative) agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Code Section 6043 and all Regulations promulgated thereunder.

          (g) Buyer shall promptly notify the Stockholders in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment by any Tax authority concerning any Tax or other similar claim or assessment for which the Stockholders may be responsible (a "Tax Claim"); provided, however, that failure to give such notice shall not relieve any party from its obligation to indemnify with respect to any such Tax Claim except to the extent of actual prejudice. The Representative, through the Corporation or the Subsidiaries, as the case may be, affected by such Tax Claim, shall have the right to employ counsel of its choice and to participate with Buyer, Corporation and any Subsidiaries in resolving any dispute of Taxes with respect to Tax periods beginning before the Closing Date through the appropriate administrative offices and in the courts, and shall have primary responsibility for the conduct of any such proceedings relating solely to periods ending on or before the Closing Date. In connection with the defense against any Tax Claim relating solely to periods ending on or before the Closing Date, the costs and expenses of such defense on behalf of the Stockholders (which may act through the Representative) shall be applied to determine the existence and amount of any Deficiency. Stockholders (to the extent no included in the reserve for Tax liability [rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income] on the Net Worth Statement [as determined to be final, conclusive and binding on all parties pursuant to subparagraph 2(b) hereof], and if and to the extent provided in Paragraph 16) and Buyer shall be liable on a pro rated basis (determined as in subparagraph 13(a)(ii) above) for all expenses, costs, fees (including reasonable attorney's and accountant's fees) incurred by Buyer, Corporation or the Subsidiaries, as the case may be, after the Closing Date in connection with the resolution of all Tax disputes and Tax audits with respect to any Tax period which includes the Closing Date but which does not end on or before the Closing Date. Stockholders shall make payment of its share of such costs, expenses and fees if and to the extent provided in Paragraph 16.

          (h) Except as otherwise provided in this Paragraph 19, the party preparing a Return or required to prepare a Return shall control resolution of any audit or investigation, and any proceedings with taxing authorities, with respect to the Tax liability relating to such Return. However, the party entitled to control any such audit, investigation or proceeding may, at its sole option, extend to the party with economic liability for any Taxes at issue therein the opportunity to assume the defense of the matter at its cost.

     20.  Further Assurances. Buyer and Stockholders (which may be through the
          ------------------
Representative) agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and Tax Returns.

     21.  Consent to Jurisdiction, Service of Process, Appointment of Agent.
          -----------------------------------------------------------------

          (a) Buyer and each of the Stockholders hereby irrevocably submits to the jurisdiction of any Delaware State or Federal court sitting in the City of Wilmington over any suit, action or proceeding arising out of or relating to this Agreement. Buyer and Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which it, they or any of them may now have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Buyer and each of the Stockholders agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court shall be conclusive and binding upon the Buyer or the Stockholders, as the case may be, and may be enforced in any courts of the jurisdiction of which the Buyer or the Stockholders, as the case may be, are or may be subject by a suit upon such judgment, provided that service or process is effected upon the Buyer or the Stockholders, as the case may be, in one of the manners specified in subparagraph (b) below or as otherwise permitted by applicable law.

          (b) Each of the Stockholders hereby consents to process being served in any suit, action or proceeding of the nature referred to in subparagraph (a) above by the mailing of a copy thereof by registered or certified first-class air mail, postage prepaid, return receipt requested, to such Stockholder at his or its address set forth opposite their respective name on Schedule 4(a).
                                                           -------------

          (c) Nothing in this Paragraph 21 shall affect the right of Buyer or any Stockholders to serve process in any manner permitted by law or affect the right of Buyer or any Stockholders to bring proceedings against the Stockholders, or any of them, or the Buyer, as the case may be, in the courts of any jurisdiction or jurisdictions.

     22.  Representative.
          --------------

          (a) For purposes of this Agreement, the "Representative" shall mean Quirk and Errecart. All actions of the Representative shall be made personally by the Representative, and no Representative shall be permitted to assign or delegate their rights or duties, whether by operation of law or otherwise.
While both Quirk and Errecart are serving as the Representative, all decisions of the Representative shall be made by the unanimous consent of both Quirk and Errecart. In the event of the death, incapacity, incompetency, disability or resignation of either Quirk or Errecart, the remaining Representative shall serve as the sole Representative and shall have full authority to take all actions required or permitted to be taken by the Representative under this Agreement. In the event of the death, incapacity, incompetency, disability or resignation of both Quirk and Errecart, or any substitute Representative, as the case may be, a substitute Representative shall be promptly elected by the Stockholders by a vote of Stockholders who owned at least a majority of the number of Shares owned by the Stockholders in the aggregate as of the Closing Date as set forth on Schedule 4(a). Such election may be made by the written
                     -------------
resolution of Stockholders who owned the requisite number of shares to make such election (provided that written notice of such election is promptly given by the substitute Representative so elected to all Stockholders, accompanied by a copy of such written resolution), or pursuant to a meeting of Stockholders called by written notice by any Stockholder (or group of Stockholders) who owned at least fifteen percent (15%) of the number of

Shares owned by the Stockholders in the aggregate as of the Closing Date as set forth on Schedule 4(a). Written notice of any such meeting shall be provided to
         -------------
all Stockholders by the Stockholder(s) calling such meeting, at least five (5) days prior to the date of the meeting. Each Stockholder shall be permitted to participate in such meeting in person or by proxy, or by way of telephone conference call. Prompt written notice of the election of a substitute Representative shall be provided to Buyer by the substitute Representative so elected, accompanied by a copy of such written resolution, and Buyer shall be entitled to rely on the authority of any substitute Representative elected pursuant to the procedures set forth in this subparagraph 22(a). For purposes of this subparagraph 22(a), in the event of the death, incapacity, incompetency or disability of any Stockholder, or in the event of any assignment and transfer (including by operation of law) of any Stockholder's rights to payment under this Agreement, the heirs, executors, administrators, personal or legal representatives, successors or assigns of such Stockholder, as the case may be, shall be entitled to vote (including to sign any written resolution) in accordance with the number of Shares that were owned by such Stockholder as of the Closing Date as set forth on Schedule 4(a). Upon at least ten days prior
                                 -------------
written notice to all other Stockholders and to the Buyer, any Representative may resign at any time, with or without cause.

          (b) In addition to, and not in substitution of, the provisions set forth in subparagraph 22(a), each of the Stockholders hereby irrevocably appoints Quirk and Errecart, or the survivor of them, as such Stockholders' attorney-in-fact and agent ("Stockholders' Agent") to take any and all actions (or not to take any or all actions), and/or to prepare, determine, calculate, negotiate, execute and deliver any and all agreements, notices, consents, determinations, documents and other instruments, which such Stockholder (or the Representative on behalf of such Stockholder) is required or permitted to take, prepare, determine, calculate, negotiate, execute and/or deliver under or pursuant to this Agreement and/or as contemplated by this Agreement, all in the name of and on the behalf of such Stockholder, including, but not limited to, the making and execution of any amendments to this Agreement, the giving and receipt of any notices or consents pursuant hereto, the execution of any and all documents required to be executed in order to complete Closing hereunder or appropriate or incidental to so complete Closing hereunder, to calculate, determine, negotiate and give notice of or otherwise with respect to any adjustment to any payment to be made pursuant to this Agreement, the acceptance of service of process in connection with any claim related to this Agreement and the compromise or settlement of any and all disputes which may hereafter arise pursuant to any provision of this Agreement or any matter or thing arising out of or relating to this Agreement or the transactions provided for herein. In addition to the foregoing, each such Stockholder agrees that any breach of any representation, warranty or agreement on the part of Quirk and Errecart under Paragraph 5 hereunder shall be deemed to be a joint and several breach of all Stockholders. Such appointment shall, to the fullest extent permitted by law, survive the death, disability, incapacity, or incompetency of any Stockholder. In the event of the incompetency, incapacity, disability, death or resignation of both Quirk and Errecart, the Stockholders shall appoint successors to serve as Stockholder' Agent in the manner provided in subparagraph 22(a), and shall give Buyer written notice of such appointment. Upon at least ten days prior written notice to all other Stockholders and to the Buyer, any Stockholders' Agent may resign at any time, with or without cause.

     23.  Broker.  The Corporation, pursuant to the Broker's Agreement, has
          ------
engaged Wallace Willmore Cromwell & Co., LLC (the "Broker"), as the broker to represent it in connection with this

Agreement and the transactions contemplated hereby. However, as provided in Subparagraph 5(y), the Stockholders shall be solely liable and responsible for the fees, commissions, costs and expenses due to said Broker in connection with this Agreement and the transactions contemplated hereby (the "Broker's Fee") with the exception of the $25,000 retainer fee paid by the Corporation to the Broker. Notwithstanding that the Corporation (rather than the Stockholders) is the party to the Broker's Agreement, neither the Buyer, the Corporation nor any Subsidiary shall have any liability or responsibility for the payment of such Broker's Fee with the exception of the $25,000 retainer fee paid by the Corporation to the Broker.

     24.  Miscellaneous.
          -------------

          (a)  Indulgences, Etc. Neither the failure nor any delay on the part
               ----------------
of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b)  Controlling Law. This Agreement and all questions relating to its
               ---------------
validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

          (c)  Notices. All notices, requests, demands and other communications
               -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile, or four days following the day when deposited in the United States mails, registered or certified air mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to Buyer:

                    Opinion Research Corporation
                    23 Orchard Road
                    Skillman, NJ 08542-0183
                    Attention: President
                    Telephone: 908-281-5100
                    Telecopier: 908-281-5103

                    with a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire

                    Until July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    Twelfth Floor, Packard Building
                    111 South Fifteenth Street
                    Philadelphia, PA 19102-2678
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

                    After July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street
                    Philadelphia, PA 19103
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

               (ii)   If to Stockholders:

                      to their respective addresses as set forth
                      on Schedule 4(a)
                         -------------

               (iii)  If to the Representative (if then Quirk and/or Errecart):

                      Mr. Frank J. Quirk
                      2110 Forest Hill Road
                      Alexandria, Virginia  22307
                      Telephone: 703-329-1620
                      Telecopier: 703-329-1618

                      and

                      Mr. Michael T. Errecart
                      2854 Harbor Road
                      Shelburne, Vermont 05482
                      Telephone: 802-985-2329

                      with a copy, given in the manner prescribed above, to:

                      Christopher C. Roberts, Esq.
                      Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                      11921 Rockville Pike, Suite #300
                      Rockville, Maryland 20852
                      Telephone: 301-230-5208
                      Telecopier: 301-230-2891

               Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this subparagraph for the giving of notice.

          (d)  Exhibits and Schedules. All Exhibits and Schedules attached
               ----------------------
hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          (e)  Binding Nature of Agreement. This Agreement shall be binding upon
               ---------------------------
and inure to the benefit of the parties hereto and their respective successors and assigns, except that no

Stockholder may assign or transfer his rights or obligations under this Agreement other than by operation of law without the prior written consent of Buyer (which consent shall not be unreasonably delayed, conditioned or withheld).

          (f)  Execution in Counterparts. This Agreement may be executed in any
               -------------------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of (i) the Buyer and (ii) Stockholders owning, in the aggregate, at least ninety-five percent (95%) of the outstanding Shares listed on Schedule 4(a) based on the respective numbers of Shares listed after their
   -------------
respective names on Schedule 4(a).
                    -------------

          (g)  Provisions Separable. The provisions of this Agreement are
               --------------------
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. However, in the event any provision of this Agreement shall be held or declared invalid or unenforceable in whole or in part by any court of competent jurisdiction, such court shall (to the full extent permitted by applicable law) revise or reform the Agreement, and/or take such other action as may be necessary or appropriate, with respect to such invalid or unenforceable provision so as to carry out the intent of the parties as expressed in this Agreement in a manner that is not so invalid or unenforceable.

          (h) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except (i) as herein contained and (ii) the Confidentiality Agreement dated July 7, 1998, between the Buyer and Wallace Willmore Cromwell & Co., LLC relating to the Corporation (the "Confidentiality Agreement"). In particular, the letter of intent dated December 28, 1998, from the Buyer to the Corporation, Quirk and Errecart, and countersigned as accepted by the Corporation, Quirk and Errecart are superseded and terminated by this Agreement. The Confidentiality Agreement shall be terminated, and of no further force and effect, upon the consummation of Closing. The introductory paragraph of, and the "Background" set forth as the premises of, this Agreement are incorporated into this Agreement by this reference.

          (i)  Paragraph Headings. The Paragraph and subparagraph headings in
               ------------------
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

          (j)  Gender and Number. Words used herein, regardless of the number
               -----------------
and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

          (k)  Number of Days. In computing the number of days for purposes of
               --------------
this Agreement, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday; then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such Holiday. For purposes of this subparagraph, "Holiday" shall mean a day, other than a Saturday or Sunday, on which national banks are or may elect to be closed.

          (l)  Interest.  If any payment required to be made pursuant to this
               --------
Agreement or any related document referred to herein is not timely made within 10 days after receipt of notice that such payment is past due, such payment shall bear interest until paid, at an annual rate equal to the rate of interest published as the "Prime Rate" under the category of "Money Rates" in The Wall Street Journal on the Closing Date (or if a range is published, the highest rate in said range) plus 2%.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers, on the date first above written.

                                        OPINION RESEARCH CORPORATION



Attest: /s/ Douglas L. Cox              By: John F. Short
        ---------------------------        ------------------------------------
                                           Title: President

Witness: /s/ Sally A. Brand             /s/ Mildred M. Ambrosia
         ---------------------------    ---------------------------------------
                                        Mildred M. Ambrosia

Witness: /s/ Mindy Rhindress            /s/ Marshall Blas
         ---------------------------    ---------------------------------------
                                        Marshall Blas

Witness: /s/ Sally A. Brand             /s/ Edward C. Briggs
         ---------------------------    ---------------------------------------
                                        Edward C. Briggs

Witness: /s/ Sally A. Brand             /s/ Thomas J. Chapel
         ---------------------------    ---------------------------------------
                                        Thomas J. Chapel

Witness: /s/ Sally A. Brand             /s/ Michael J. Cocchiola
         ---------------------------    ---------------------------------------
                                        Michael J. Cocchiola


Witness: /s/ John Camas                 /s/ Anne E. Curtis
         ---------------------------    --------------------------------------
                                        Anne E. Curtis

Witness: /s/ Sally A. Brand             /s/ Michael T. Errecart
         ---------------------------    --------------------------------------
                                        Michael T. Errecart, individually and as
                                        Representative

Witness: /s/ Mary E. Earley             /s/ William M. Ewald
         ---------------------------    --------------------------------------
                                        William M. Ewald

Witness: /s/ [SIGNATURE ILLEGIBLE]^^    /s/ Steven T. Fulton
         ---------------------------    --------------------------------------
                                        Steven T. Fulton

Witness: /s/ [SIGNATURE ILLEGIBLE]^^    /s/ Tamas Geczi
         ---------------------------    --------------------------------------
                                        Tamas Geczi

Witness: /s/ Sally A. Brand             /s/ Robert S. Gold
         ---------------------------    --------------------------------------
                                        Robert S. Gold

Witness: /s/ Sally A. Brand             /s/ Eric S. Halata
         ---------------------------    --------------------------------------
                                        Eric S. Halata

Witness: /s/ Sally A. Brand             /s/ Albert W. Irion
         ---------------------------    --------------------------------------
                                        Albert W. Irion

Witness: /s/ Ronald H. Bass             /s/ Whitman E. Knapp
         ---------------------------    --------------------------------------
                                        Whitman E. Knapp

Witness: /s/ Sally A. Brand             /s/ Joann M. Kuchak
         ---------------------------    --------------------------------------
                                        JoAnn M. Kuchak

Witness: /s/ Sally A. Brand             /s/ Greg N. Mahnke
         ---------------------------    --------------------------------------
                                        Greg N. Mahnke

Witness: /s/ Sally A. Brand             /s/ Joseph L. Molter
         ---------------------------    --------------------------------------
                                        Joseph L. Molter

Witness: /s/ Sally A. Brand             /s/ Frank J. Quirk
         ---------------------------    --------------------------------------
                                        Frank J. Quirk, individually and as
                                        Representative

Witness: /s/ Marshall Blas              /s/ Mindy Rhindress
         ---------------------------    --------------------------------------
                                        Mindy Rhindress

Witness: /s/ Sally A. Brand             /s/ James G. Ross
         ---------------------------    --------------------------------------
                                        James G. Ross

Witness: /s/ [SIGNATURE ILLEGIBLE]      /s/ Eric N. Stein
         ---------------------------    --------------------------------------
                                        Eric N. Stein

Witness: /s/ Dara Acybold               /s/ Martin T. Vaessen
         ---------------------------    --------------------------------------
                                        Martin T. Vaessen

Witness: /s/ Carole A. De Francesco     /s/ Rocco J. Vicari
         ---------------------------    --------------------------------------
         CAROLE A. DE FRANCESCO         Rocco J. Vicari

Witness: /s/ Sally A. Brand             /s/ Eugene Yee
         ---------------------------    --------------------------------------
                                        Eugene Yee

Witness: /s/ [SIGNATURE ILLEGIBLE]^^    /s/ Susan M. Zaro
         ---------------------------    --------------------------------------
                                        Susan M. Zaro

                                        Macro International Employee
                                        Stock Ownership Trust

Witness: /s/ Lisa Skovall               By: /s/ Frank J. Quirk
         ---------------------------       ----------------------------------
                                             Frank J. Quirk, Trustee

List of Exhibits:

Exhibits:   A.      Form of the Stockholders' Escrow Agreement
            B.      Form of the Escrow Agreement
            C-1.    Form of the Senior Management Employment Agreements
            C-2.    Form of the Senior Management Agreements Not to Compete
            D-1.    Form of the Quirk/Errecart Employment Agreements
            D-2.    Form of the Quirk/Errecart Agreements Not to Compete
            E.      Matters as to the legal opinion of Shulman, Rogers, Gandal,
                    Pordy & Ecker, P.A.
            F.      Termination Agreement
            G.      Form of the Landlord Estoppel Certificates
            H.      Form of the Ground Lessor Estoppel Certificate
            I.      Form of the Mortgagee Subordination and Non-Disturbance
                    Agreement
            J.      Matters as to the legal opinion of Wolf, Block, Schorr and
                    Solis-Cohen LLP

List of Schedules:

Schedules:  2(a)(i)      Wire Transfer Instructions For Stockholder Escrow
                         Agreement
            4(a)         Stockholders
            4(c)         Breach of Other Agreements
            5(a)(i)      Jurisdictions in Which Qualified
            5(b)         Subsidiaries
            5(c)         Officers, Directors; Bank Accounts
            5(d)         Financial Statements
            5(e)         Real Estate
            5(e)(iii)    Property Management and Similar Agreements
            5(e)(viii)   Leases
            5(f)         Personal Property
            5(g)         Intellectual Property
            5(h)         Software
            5(i)         Year 2000
            5(k)         Insurance
            5(l)         Liabilities
            5(m)(i)      Defaults under Company Contracts
            5(m)(ii)     Bids, Proposals and Warranties
            5(n)(i)      Labor Relations
            5(n)(iii)    Former and Retired Employees' Benefits
            5(n)(v)      Certain Employee Matters
            5(n)(vi)     Employees Not At Will
            5(o)(i)      Employee Benefit Plans
            5(o)(vi)     Employee Benefit Plan Claims and Litigation

            5(o)(x)      Certain Unfunded Liabilities
            5(o)(xii)    Amendments to Employee Benefit Plans in Past Two Years
            5(o)(xv)     ESOPS
            5(o)(xvi)    Post-Retirement Benefits
            5(o)(xvii)   Funding Deficiencies
            5(o)(xviii)  Tax-Exempt Status of Tax Qualified Plans
            5(o)(xix)    Amendments to Tax Qualified Plans
            5(o)(xx)     Severance Benefits Provided For in Plans
            5(o)(xxii)   Surrender, Finance or Penalty Charges
            5(p)         Litigation
            5(q)         Customers and Suppliers
            5(r)         Conflicting Interest
            5(s)         Compliance with Laws
            5(t)         Agreement as Breach of Other Agreements
            5(u)         Environmental Matters
            5(v)(ii)(A)  Filing of Tax Returns
            5(v)(ii)(B)  Taxes Being Contested
            5(v)(ii)(D)  List of Income Returns and Audits
            5(v)(ii)(E)  Waivers of Statutes of Limitations
            5(v)(ii)(F)  Phantom Income, etc.
            5(v)(ii)(I)  Nonresident Alien Stockholders
            5(v)(ii)(J)  Allocation Agreements, Affiliated Group, Unitary
                         Returns, etc.
            5(v)(ii)(K)  Tax Information
            5(w)         Changes in the Business
            8(a)         Business Activities Between Execution and Closing

                                                         Location of Definitions

Actions..................................................Subparagraph 5(n)(v)(D)
Affiliate......................................................Subparagraph 5(r)
Affiliated Group (1)........................................Subparagraph 5(v)(i)
AHF................................................................Schedule 5(e)
Allocation Credit..................................Subparagraph 2(a)(iii)(F)(hh)
Atlanta Lease................................................Schedule 5(e)(viii)
Bethesda Lease...............................................Schedule 5(e)(viii)
Broker..............................................................Paragraph 23
Broker's Agreement.............................................Subparagraph 5(y)
Broker's Fee........................................................Paragraph 23
Burlington Lease.............................................Schedule 5(e)(viii)
Buyer.....................................................Introductory Paragraph
Buyer Deficiencies............................................Subparagraph 17(b)
Calverton Lease..............................................Schedule 5(e)(viii)
CERCLA.................................................Subparagraph 5(u)(iii)(C)
Closing.............................................................Paragraph 13
Closing Date........................................................Paragraph 13
Closing Debt................................................Subparagraph 2(b)(i)
Closing Net Worth...........................................Subparagraph 2(b)(i)
Code........................................................Subparagraph 5(o)(i)
Code (1)....................................................Subparagraph 5(v)(i)
Common Stock...................................................Subparagraph 5(a)
Company Agreements........................................Subparagraph 5(m)(iii)
Confidentiality Agreement.....................................Subparagraph 24(h)
Contest Notice............................................Subparagraph 16(c)(ii)
Contingent Payments.......................................Subparagraph 2(a)(iii)
Contractors.................................................Subparagraph 5(v)(R)
Corporation...........................................................Background
Customers......................................................Subparagraph 5(q)
Deficiencies..................................................Subparagraph 16(b)
Discharge..............................................Subparagraph 5(u)(iii)(A)
EBITDA.............................................Subparagraph 2(a)(iii)(F)(bb)
Employee Stock Purchase Plan.......................................Schedule 4(a)
Environmental Claim....................................Subparagraph 5(u)(iii)(B)
Environmental Laws.....................................Subparagraph 5(u)(iii)(C)
EPCRA..................................................Subparagraph 5(u)(iii)(C)
ERISA.......................................................Subparagraph 5(o)(i)
ERISA Affiliate.............................................Subparagraph 5(o)(i)
Errecart.......................................................Subparagraph 3(b)
ESOP.......................................................Subparagraph 5(o)(xv)
Escrow.....................................................Subparagraph 2(a)(ii)

Escrow Agent...............................................Subparagraph 2(a)(ii)
Escrow Agreement...........................................Subparagraph 2(a)(ii)
Excess Loss Account (1)....................................Subparagraph 5(v)(i)
Exchange Act..................................................Subparagraph 5(d)
Former Foreign Subsidiaries.......................................Schedule 5(b)
Frankfrurt Lease.............................................Schedule 5(e)(viii)
G&A Allocations....................................Subparagraph 2(a)(iii)(F)(gg)
GAAP...............................................Subparagraph 2(a)(iii)(F)(aa)
Handling...............................................Subparagraph 5(u)(iii)(D)
Independent Accountants...................................Subparagraph 2(b)(iii)
Information technology.........................................Subparagraph 5(i)
Intellectual Property..........................................Subparagraph 5(g)
Intercompany Transaction (1)................................Subparagraph 5(v)(i)
IRD................................................................Schedule 5(g)
ISSA...............................................................Schedule 5(g)
Kansas Lease.................................................Schedule 5(e)(viii)
Knowing Misrepresentation......................................Subparagraph 7(a)
Leased Properties...........................................Subparagraph 5(e)(i)
Leases...................................................Subparagraph 5(e)(viii)
Macro ESOP.........................................................Schedule 4(a)
Macro Kft..........................................................Schedule 5(b)
NCI................................................................Schedule 5(f)
Net Worth...................................................Subparagraph 2(b)(i)
Net Worth Statement........................................Subparagraph 2(b)(ii)
New Subsidiary............................................Subparagraph 2(e)(iii)
New York Lease...............................................Schedule 5(e)(viii)
OSHA...................................................Subparagraph 5(u)(iii)(C)
P&L Statement..........................................Subparagraph 2(a)(iii)(H)
PBGC.......................................................Subparagraph 5(o)(ii)
Percent Recoverable................................Subparagraph 2(a)(iii)(F)(gg)
Plans.......................................................Subparagraph 5(o)(i)
Plattsburgh Lease............................................Schedule 5(e)(viii)
Pretoria Lease...............................................Schedule 5(e)(viii)
PTO................................................................Schedule 5(g)
Purchase Price.................................................Subparagraph 2(a)
Quirk..........................................................Subparagraph 3(b)
Quirk/Errecart Agreements Not to Compete.......................Subparagraph 3(b)
Quirk/Errecart Employment Agreements...........................Subparagraph 3(b)
RCRA...................................................Subparagraph 5(u)(iii)(C)
Receivable Deficiency..........................................Subparagraph 5(j)
Recoverable Allocations............................Subparagraph 2(a)(iii)(F)(gg)
Regulated Substance....................................Subparagraph 5(u)(iii)(E)
Regulation (1)..............................................Subparagraph 5(v)(i)

Reportable Event.........................................Subparagraph 5(o)(xiii)
Representative................................................Subparagraph 22(a)
Revenues...........................................Subparagraph 2(a)(iii)(F)(aa)
Return (1)..................................................Subparagraph 5(v)(i)
Santa Cruz Lease.............................................Schedule 5(e)(viii)
SEC............................................................Subparagraph 5(d)
Securities Act.....................................................Schedule 4(a)
Senior Management Agreements Not to Compete....................Subparagraph 3(b)
Senior Management Employment Agreements........................Subparagraph 3(a)
Shares................................................................Background
Silver Spring Lease..........................................Schedule 5(e)(viii)
St. Albans Lease.............................................Schedule 5(e)(viii)
Stand Alone.................................................Subparagraph 2(e)(i)
State Acts.........................................................Schedule 4(a)
Stockholder and Stockholders..............................Introductory Paragraph
Stockholders' Agent...........................................Subparagraph 22(b)
Stockholders' Escrow Agreement..............................Subparagraph 2(a)(i)
Stockholder Indemnified Parties...............................Subparagraph 17(a)
Subsidiaries...................................................Subparagraph 5(b)
Subsidiaries (1)............................................Subparagraph 5(v)(i)
Suppliers......................................................Subparagraph 5(q)
Tax.........................................................Subparagraph 5(v)(i)
Tax Claim.....................................................Subparagraph 19(g)
Tax Qualified Plan......................................Subparagraph 5(o)(xviii)
To the knowledge...............................................Subparagraph 7(a)
Treasury Regulation (1).....................................Subparagraph 5(v)(i)
Uncollected Receivables........................................Subparagraph 5(j)
Unfunded Pension Liability..................................Subparagraph 5(o)(v)
Waste..................................................Subparagraph 5(u)(iii)(F)
Withdrawal Liability......................................Subparagraph 5(o)(vii)
Year 2000 compliant............................................Subparagraph 5(i)
Washington Lease.............................................Schedule 5(e)(viii)
412 Plan...................................................Subparagraph 5(o)(iv)
1992 Escrow Agreement..............................................Schedule 4(a)
1992 Shareholders Agreement........................................Schedule 4(a)
2000 EBITDA............................................Subparagraph 2(a)(iii)(B)
2000 Revenues..........................................Subparagraph 2(a)(iii)(A)
2000 EBITDA Target.................................Subparagraph 2(a)(iii)(F)(dd)
2000 Revenue Target................................Subparagraph 2(a)(iii)(F)(cc)
2001 Revenues..........................................Subparagraph 2(a)(iii)(C)
2001 EBITDA............................................Subparagraph 2(a)(iii)(D)
2001 Revenue Target................................Subparagraph 2(a)(iii)(F)(ee)
2001 EBITDA Target.................................Subparagraph 2(a)(iii)(F)(ff)

______________
(1) Pursuant to Subparagraph 5(v), defined for purposes of Subparagraph 5(v) and Paragraph 13.

                                  Exhibit "A"

                        STOCKHOLDERS' ESCROW AGREEMENT
                        ------------------------------

     THIS STOCKHOLDERS' ESCROW AGREEMENT ("Agreement") is made and entered into as of April 30, 1999, by and among Frank J. Quirk and Michael T. Errecart (the "Escrow Agent"), and those entities and individuals listed on Schedule A to this
                                                              ----------
Agreement and who are signatories hereto (each individually, a "Stockholder" and collectively, the "Stockholders").

                                   RECITALS
                                   --------

     A. Opinion Research Corporation, a Delaware corporation (the "Buyer"), and the Stockholders are parties to a Stock Purchase Agreement dated as of April 30, 1999 (the "Stock Purchase Agreement"), pursuant to which, in general, the Buyer has agreed to purchase the Shares (as defined in the Stock Purchase Agreement) from the Stockholders.

     B. The Stock Purchase Agreement, in general, provides for a payment of Twenty Million Dollars ($20,000,000.00) at Closing (as defined in the Stock Purchase Agreement) to the Representative (as defined in the Stock Purchase Agreement) pursuant to, and to be held, applied, invested, reinvested, and disbursed by the Representative in accordance with, the terms and conditions set forth in this Agreement (said Representative being the Escrow Agent under this Agreement).

     C. The Stockholders desire to appoint the Escrow Agent to serve as the escrow agent hereunder, and the Escrow Agent is willing to serve as the escrow agent hereunder, all subject to the terms and conditions of this Agreement.

     D. The Stockholders and the Escrow Agent desire to set forth in this Agreement the terms and conditions pursuant to which the Escrow Agent shall serve as such escrow agent under and pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the recitals, of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1.   Definitions.
          -----------

     (a) All capitalized terms not otherwise defined in this Agreement which are defined in the Stock Purchase Agreement shall have the meanings given to them in the Stock Purchase Agreement.

     (b)  The following terms shall have the meanings set forth below:

          (i) "Additional Payment" shall mean any Contingent Payments from the Buyer, any Disbursed Amount (as defined in the Escrow Agreement) from the escrow agent under the Escrow Agreement, and/or any other payment, distribution, or amount from the Buyer pursuant to the Stock Purchase Agreement and/or from the escrow agent under the Escrow Agreement, which is received by the Escrow Agent (including in the Escrow Agent's capacity as the Representative) at any time, or from time to time, to be held pursuant to and in accordance with the terms and conditions of this Agreement.

          (ii) "Adjustment Determination" shall mean the final determination of (A) whether or not any Purchase Price Adjustment is required to be made pursuant to the terms and conditions of the Stock Purchase Agreement, and (B) the amount of any such Purchase Price Adjustment. The Stockholders acknowledge and agree that the Escrow Agent (as the Representative) may make such Adjustment Determinations pursuant to the terms and conditions of the Stock Purchase Agreement.

          (iii) "Administrative Costs" shall mean all fees, costs and expenses of any kind or nature consisting of, or arising out of or relating to, operating and/or administering this Agreement, and/or using, holding, applying, investing, reinvesting, collecting, paying, and disbursing the Escrow Funds, including, without limitation, (A) the fees, costs and expenses of any agent, nominee, manager, fund, account, bank, savings and loan, brokerage firm, or other financial institution or entity in which any or all of the Escrow Fund is held, invested or reinvested, (B) the fees, costs and expenses of preparing tax returns, reports or other tax information, and/or of preparing financial statements, reports or other financial or accounting information, and (C) the fees, costs and expenses of any accountants, attorneys, agents, investment advisors, investment managers, broker/dealers, brokerage firms, banks, financial institutions, custodians, nominees, managers, and/or other entities, institutions, or professional advisors which may be engaged by the Escrow Agent under or otherwise in connection with this Agreement.

          (iv) "Individual Liability" shall mean the amount of any Deficiency which (A) resulted from any misrepresentation contained in Paragraph 4(a) of the Stock Purchase Agreement, any breach of any representation or warranty contained in Paragraph 4(a) of the Stock Purchase Agreement, and/or any non-fulfillment of any representation, warranty, covenant or agreement contained in Paragraph 4(a) of the Stock Purchase Agreement, by or on the part of any Stockholder, and (B) was paid from the Escrow Fund.

          (v) "Percentages" shall mean the percentages set forth opposite each Stockholder's name on Schedule A hereto.

          (vi) "Purchase Price Adjustment" shall mean any payment or payments required at any time, and from time to time, to be made to the Buyer by any or all of the Stockholders pursuant to (A) subparagraph 2(b) of the Stock Purchase Agreement, (B) subparagraph 5(j) of the Stock Purchase Agreement, and/or (C) subparagraph 16(e)(i), (ii), (iii) or (iv) of the Stock Purchase Agreement.

          (vii) "Reserve" shall mean that portion of the Escrow Fund that which the Escrow Agent determines at any time, and from time to time, in the Escrow Agent's sole and absolute discretion, is necessary or appropriate to retain in escrow under this Agreement to cover amounts which (A) any or all of the Stockholders are or may be obligated to pay under or pursuant to the Stock Purchase Agreement, and/or (B) Escrow Agent has or may incur on behalf of, or otherwise has or may agree to pay on behalf of, any or all of the Stockholders under or pursuant to this Agreement, the Stock Purchase Agreement, and/or the Escrow Agreement (including, without limitation, relating to Administrative Costs, the exercise or determination of the Stockholders rights, powers, authority, liabilities, debts and/or obligations under the Stock Purchase Agreement and/or the Escrow Agreement, and/or the assertion and/or resolution of any dispute or other disagreement under or pursuant to the Stock Purchase Agreement and/or the Escrow Agreement).

          (viii) "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, as it may be amended, modified and/or supplemented at any time and from time to time.

     2.   Appointment of Escrow Agents.
          ----------------------------

     (a) The Stockholders hereby appoint and designate the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent hereby accepts said appointment and designation. Further, the Escrow Agent hereby acknowledges receipt of Twenty Million Dollars ($20,000,000.00) (the "Escrow Amount") on the date hereof tendered by the Buyer to the Escrow Agent (as the Representative) in accordance with subparagraph 2(a)(i) of the Stock Purchase Agreement. The Escrow Agent hereby agrees to hold, invest, and reinvest the Escrow Amount and all interest, dividends and other income thereon (collectively, including the Escrow Amount, the "Escrow Fund") in escrow, and to use, apply, collect, pay and disburse said Escrow Fund, in accordance with and pursuant to the terms and conditions of this Agreement. Each Stockholder hereby acknowledges and agrees that Frank J. Quirk and Michael T. Errecart, who are the Escrow Agent, are also Stockholders and the Representative.

     (b) Any Additional Payment received by the Escrow Agent, and all interest, dividends and other income thereon, shall constitute part of the Escrow Fund, and the Escrow Agent hereby agrees to hold, invest, and reinvest the same, and to use, apply, collect, pay and disburse the same, in accordance with and pursuant to the terms and conditions of this Agreement.

     3.   Manner of Acting by the Escrow Agent.  While both Frank J. Quirk and
          ------------------------------------
Michael T. Errecart are serving as Escrow Agent hereunder, all decisions of Escrow Agent shall be made by the unanimous consent of both Frank J. Quirk and Michael T. Errecart. In the event of the death, incapacity, incompetency, disability or resignation of either Frank J. Quirk or Michael T. Errecart, the remaining person shall serve as the sole Escrow Agent hereunder, and shall have full and complete power and authority to take all actions required or permitted to be taken by the Escrow Agent under this Agreement. In the event of the death, incapacity, incompetency, disability or resignation of both Frank J. Quirk and Michael T. Errecart, a successor Escrow Agent shall be promptly elected by the Stockholders as provided in Section 14 below. The power and authority granted to the Escrow Agent under or pursuant to this Agreement may be exercised by the Escrow Agent with the single signature of any Escrow Agent (even if there are more than one persons then-serving as the Escrow Agent hereunder), and/or with the signature of all persons then-serving as the Escrow Agent hereunder.

     4.   Investment of Escrow Fund.
          -------------------------

     (a) The Escrow Fund (less the amount thereof used, applied, paid and/or disbursed at any time and from time to time in accordance with and pursuant to the terms and conditions of this Agreement) shall be used, held, invested and reinvested from time to time by the Escrow Agent, in the sole and absolute discretion of the Escrow Agent, only in the following investments ("Permitted Investments"):

          (i)    direct obligations of the United States of America;

          (ii)   Government agency obligations;

          (iii)  money market funds;

          (iv)   mutual funds;

          (v)    Bank overnight repurchase agreements;

          (vi)   Commercial paper;

          (v)    certificates of deposit (CDS); and

          (vi) checking accounts, savings accounts, custodial accounts, brokerage accounts, money market accounts, mutual fund accounts, agency accounts, management accounts, and/or other investment accounts of any kind or nature at any bank, savings and loan, brokerage firm, broker/dealer, investment advisor, and/or other financial institution or entity of any kind or nature (including with subsidiaries or affiliates of the foregoing).

Interest, dividends, and other income from such use, holding, investment and reinvestment of the Escrow Fund, and/or the proceeds from any sale, assignment, transfer, liquidation and/or collection of any or all of the assets constituting or otherwise held in the Escrow Fund, in whole or in part, shall become part of the Escrow Fund, and shall be collected, held, invested, reinvested, used, applied, paid and/or disbursed in accordance with and pursuant to the terms and conditions of this Agreement.

     (b) The Escrow Agent is authorized and empowered, in the Escrow Agent's sole and absolute discretion, at any time and from time to time,

          (i) to enter into, open, close, amend, modify, supplement, and/or terminate, in whole or in part, any account of any kind or nature at any bank, savings and loan, and/or other financial institution, and/or at any brokerage firm, broker/dealer, investment advisor, investment manager, investment company, mutual fund and/or similar entity of any kind or nature (including, without limitation, checking accounts, savings accounts, custodial accounts, agency accounts, nominee accounts, management accounts, brokerage accounts, money market accounts, mutual fund accounts, and/or any other investment or management accounts of any kind or nature, including those allowing pooling of funds, commingling of funds, and/or granting discretionary authority to persons or entities other than the Escrow Agent with respect to the investment and/or reinvestment of the funds therein and any interest, dividends or other income thereon) ("Accounts"), including, without limitation, such Accounts in the name of any or all of the Stockholders and/or the Escrow Agent;

          (ii) to make direct or indirect investments and/or reinvestments in any Permitted Investments, and/or to make, sell, assign, transfer, liquidate and/or collect any direct or indirect Permitted Investments, in whole or in part ("Investments"), including, without limitation, such Investments in the name of any or all of the Stockholders and/or the Escrow Agent;

          (iii) to obtain, or (subject to applicable law) not to obtain, a tax identification number for the escrow subject to this Agreement, and/or to use the tax identification numbers of any or all of the Stockholders with respect to the escrow subject to this Agreement;

          (iv) to complete, execute and/or deliver, and/or to amend, modify, supplement and/or terminate, in whole or in part, any signature cards, Account contract or agreement, IRS Form W-9, statement of investment policies and objectives (or any similar policy or statement), certification, notice, instruction, direction, and/or other arrangement of any kind or nature with respect to entering into, opening, closing, operating, administering, managing, making, amending, modifying, supplementing, and/or terminating, in whole or in part, any Account and/or Investment (including, without limitation, those requiring or permitting the payment of any Administrative Costs, and/or providing the tax identification number or numbers of any or all of the Stockholders with respect to any such Account and/or Investment);

          (v) to make any deposit, transfer, investment, and/or reinvestment in, and/or any purchase or other acquisition of, any Account or Investment (including, without limitation, to complete, execute and delivery any certificate, endorsement, assignment, stock, bond or other power, and/or other instrument of transfer, and to guarantee signatures) ;

          (vi) to vote, to grant consents, approvals and/or waivers (or to refuse or decline to grant consents, approvals and/or waivers) with respect to, and/or to complete, execute and/or deliver any proxies, consents, waivers and/or similar documents or instruments with respect to, any stock, security, interest and/or other investment of any kind or nature in, or constituting part of, the Escrow Fund;

          (vii) to complete, execute and/or deliver, and/or to amend, modify, supplement and/or terminate, in whole or in part, any "Nonforeign Certification" meeting the requirements of Section 144(b)(2) of the Internal Revenue Code of 1986, as amended, and/or any similar or related certification, acknowledgment, notice, waiver or other document or instrument;

          (viii) to request, ask, demand, sue for, recover, collect, indorse, receive, hold and/or possess any money, funds, proceeds, notes, instruments, stock, securities, debts, liabilities and/or obligations of any and all kinds and nature which constitute all or part of, and/or which may constitute all or part of, the Escrow Fund, and/or to settle, adjust, compromise, waive, arbitrate and/or litigate, in whole or in part, any and all accounts, claims, adjustments, deficiencies, demands, liabilities, obligations, debts, and/or disputes of any and all kinds and nature arising out of or relating to the Escrow Fund in such manner, for such amounts, and/or on such terms and conditions as the Escrow Agent may deem necessary, desirable or appropriate (including, without limitation, by way of executing and delivering indorsements, acquittances, releases, receipts, settlement agreements, and/or other discharges of any kind or nature in connection therewith); and

          (ix) to take any action, and/or to do any thing, which the Escrow Agent, in its sole and absolute discretion, deems necessary, appropriate or incidental arising out of, or in connection with, any of the foregoing provisions of this Section 4(b).

     5.   Taxes.
          -----

     (a) In general, it is anticipated that each Stockholder will be subject to applicable Federal, state, local and/or foreign taxation on (i) such Stockholder's respective Percentage in the

Escrow Amount as if such Stockholder had, on the date of this Agreement, directly received the amount thereof, and (ii) such Stockholder's respective Percentage in any Additional Payment as if such Stockholder had, on the date the Escrow Agent receives any such Additional Payment, directly received the amount thereof. However, the foregoing is not guaranteed, and each Stockholder is hereby advised to consult with and rely on such Stockholder's own attorneys, accountants, and other advisors with respect to the consequences of the Escrow Amount and/or any Additional Payment being paid to the Representative pursuant to this Agreement and/or the Stock Purchase Agreement, and with respect to all other matters arising out of or relating to the Stock Purchase Agreement and/or this Agreement.

     (b) Interest, dividends and other income earned by the Escrow Fund shall be allocated to, and reported by, the Stockholders in accordance with their respective Percentages. The Escrow Agent shall cause the Stockholders to timely receive appropriate IRS Form 1099s and/or other appropriate tax reporting forms or documents with respect to the interest, dividends and other income earned by the Escrow Fund, the fees, costs and expenses of the preparation of which shall constitute Administrative Costs. Any payment of any amount(s) from the Escrow Fund to any Stockholder shall be subject to withholding regulations then in force with respect to U.S. taxes, and the Escrow Agent shall be entitled to so withhold funds from any amount(s) payable to any Stockholders under or pursuant to this Agreement. Upon request, each Stockholders shall promptly provide the Escrow Agent with an appropriately completed, dated and executed IRS Forms W-9, and/or such other tax certifications, forms or other documents as the Escrow Agent may request at any time and from time to time.

     (c) If and to the extent the Escrow Agent is obligated to pay (in the Escrow Agent's capacity as the Escrow Agent under this Agreement) any taxes relating to the Escrow Funds (including, without limitation, the interest, dividends or other income thereon), the Escrow Agent may pay such taxes from the Escrow Funds as an Administrative Costs. If and to the extent the amount of any such taxes exceeds the then-current balance of the Escrow Funds, then the Stockholders shall be liable for, and shall pay or reimburse Escrow Agent upon request for, any such taxes and shall indemnify and hold harmless Escrow Agent from any such taxes that Escrow Agent is obligated to pay.

     6.   Disbursement of Escrow Fund.
          ---------------------------

     (a)  Initial Broker's Fee.  Upon receipt by the Escrow Agent of the Escrow
          --------------------
Amount, the Escrow Agent shall promptly pay and disburse to the Broker out of the Escrow Fund the Broker's Fee due to the Broker with respect to the Escrow Amount, which payment shall be made by good check or by wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Broker to the Escrow Agent at least five (5) days prior to Closing.

     (b)  Subsequent Broker's Fees.  Upon the receipt by the Escrow Agent of any
          ------------------------
Additional Payment, the Escrow Agent shall promptly pay and disburse to the Broker out of the Escrow Fund the Broker's Fee (if any) due to the Broker with respect to such Additional

Payment, which payment shall be made by good check or by wire transfer of immediately available funds pursuant to wire transfer instructions provided by the Broker to the Escrow Agent at least five (5) days prior to such payment.

     (c)  Purchase Price Adjustments. Upon the occurrence of any Adjustment
          --------------------------
Determination, the Escrow Agent shall promptly pay and disburse to the Buyer out of the Escrow Fund (to the extent of the then-current balance of the Escrow
Fund) the Purchase Price Adjustment payable to the Buyer with respect to said Adjustment Determination pursuant to the terms and conditions of the Stock Purchase Agreement.

     (d)  Administrative Costs.  At any time, and from time to time, the Escrow
          --------------------
Agent, in the Escrow Agent's sole and absolute discretion, may pay and disburse out of the Escrow Fund (to the extent of the then-current balance of the Escrow
Fund) the amount of any Administrative Costs (including, without limitation, any prepayment, retainer or deposit relating to any Administrative Costs).

     (e)  Third Party Fees and Expenses.  At any time, and from time to time,
          -----------------------------
the Escrow Agent, in the Escrow Agent's sole and absolute discretion, may pay and disburse out of the Escrow Fund (to the extent of the then-current balance of the Escrow Fund) any third party fees, costs or expenses (including, but not limited to, the fees of attorneys, accountants, agents, experts, consultants or other professionals) that (i) the Stockholders are or may be obligated to pay under or pursuant to the Stock Purchase Agreement, and/or (ii) Escrow Agent incurs on behalf of, or otherwise agrees to pay on behalf of, the Stockholders under or pursuant to this Agreement, the Stock Purchase Agreement, and/or the Escrow Agreement (including, without limitation, relating to the exercise or determination of the Stockholders rights, liabilities, debts and/or obligations under the Stock Purchase Agreement, and/or the assertion and/or resolution of any dispute under or pursuant to the Stock Purchase Agreement and/or the Escrow Agreement). The foregoing includes, without limitation, the Stockholders' share of the fees and expenses of the Independent Accountants (if any).

     (f)  Interim Distributions.  At any time, and from time to time, the Escrow
          ---------------------
Agent, in the Escrow Agent's sole and absolute discretion, may make such payments and distributions out of the Escrow Fund (to the extent of the then-current balance of the Escrow Fund) to the Stockholders in accordance with their respective Percentages (subject to Section 6(i) below) as the Escrow Agent shall deem appropriate. Any such payments and disbursements to the Stockholders shall be made at such times, and in such amounts, as Escrow Agent, in the Escrow Agent's sole and absolute discretion, shall deem appropriate.

     (g)  Distribution after any Adjustment Determination Pursuant to
          -----------------------------------------------------------
Subparagraph 2(b) of the Stock Purchase Agreement.  Upon the Adjustment
-------------------------------------------------
Determination with respect to whether any Purchase Price Adjustment is required to be made pursuant to subparagraph 2(b) of the Stock Purchase Agreement and the amount thereof, and payment of any Purchase Price Adjustment due to the Buyer with respect thereto, the Escrow Agent shall promptly pay and distribute the then-current balance of the Escrow Fund, less any Reserve, to the Stockholders in accordance with their respective Percentages (subject to Section 6(i) below).

     (h)  Closing Payment.   Promptly after the termination of this Agreement
          ---------------
pursuant to Section 7 below, and payment of (or provision for payment of) any amounts that are or may be due to the Buyer or to any third parties pursuant to any other provisions of this Section 6, the Escrow Agent shall pay and distribute the then-current balance of the Escrow Fund, less any Reserve, to the Stockholders in accordance with their respective Percentages (subject to Section 6(i) below). Upon the termination of any such Reserve, the unused portion thereof (if any) available for payment and distribution to the Stockholders shall be promptly paid and distributed to the Stockholders in accordance with their respective Percentages (subject to Section 6(i) below).

     (i)  Individual Liabilities.  Notwithstanding Sections 6(f), (g) and (h),
          ----------------------
in the event of any Individual Liability, the amount of each such Individual Liability shall be deducted from the amount(s) which would otherwise be paid and distributed pursuant to Sections 6(f), 6(g) and/or 6(h) to the Stockholder whose misrepresentation, breach, or non-fulfillment resulted in or otherwise created said Individual Liability (until there shall have been so deducted an aggregate amount equal to such Stockholder's Individual Liability, whereupon no further deduction shall be made pursuant to this Section 6(i)). Any amounts so deducted from amounts which would otherwise have been paid and distributed to a Stockholder pursuant to Sections 6(f), 6(g) and/or 6(h) shall be paid and distributed by the Escrow Agent to all other Stockholders in accordance with their respective Percentages (subject to this Section 6(i)).

     (j)  Form of Disbursement.  All distributions to the Stockholders shall be
          --------------------
made by good check or by wire transfer of immediately available funds pursuant to wire transfer instructions provided by the applicable Stockholder in advance to Escrow Agent.

     7.   Termination.  This Agreement shall remain in effect until Escrow Agent
          -----------
determines, in the Escrow Agent's sole and absolute discretion, to terminate this Agreement by written notice to all Stockholders and to thereupon disburse all remaining Escrow Funds to the Stockholders in accordance with the first sentence of Section 6(h) above; provided, however, that the Escrow Agent shall so terminate this Agreement no later than forty (40) months after the date of Closing.

     8.   Fees and Expenses of Escrow Agent.  Escrow Agent shall not receive any
          ---------------------------------
fees, payments or other compensation of any kind or nature with respect to the performance of the Escrow Agent's obligations and duties under this Agreement. However, Escrow Agent shall be entitled to be reimbursed out of the Escrow Fund for all reasonable costs and expenses actually incurred by the Escrow Agent in carrying out and performing the Escrow Agent's obligations and duties under this Agreement (which costs and expenses shall be deemed Administrative Costs).

     9.   Duties and Liabilities of Escrow Agent.  The Escrow Agent is hereby
          --------------------------------------
required only to use, hold, apply, invest, reinvest, collect, pay and/or disburse the Escrow Fund as provided in this Agreement. The Escrow Agent shall not be required to institute, prosecute, pursue and/or otherwise maintain any action, suit, arbitration, litigation and/or other proceeding of any kind or nature to determine the amount of and/or to collect any Escrow Funds (including, without limitation, any interest, dividends or other income thereon), to determine the existence or amount of and/or to collect any Additional Payment, and/or to determine the existence or the amount of any Adjustment Determination; provided, however, that the Escrow Agent, in the Escrow Agent's sole and absolute discretion, may do any or all of the foregoing, the fees, costs and expenses of which shall be deemed Administrative Costs. The Escrow Agent's duties and obligations are only such as are specifically provided in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. Except if and to the extent otherwise specifically provided in applicable law, the Escrow Agent shall incur no liability whatsoever to the Stockholders, or to any other person, except for the Escrow Agent's own gross negligence, fraud, or wilful misconduct. The Escrow Agent shall not be subject to liability with respect to losses suffered from the investment or reinvestment of funds in the Escrow Fund, except for the safekeeping of the securities in which said funds are invested and the collection of interest, dividends and other income thereon. The Escrow Agent shall have no duty or obligation under or pursuant to this Agreement to seek the maximum rate of return possible, or any other rate of return, on any or all of the Escrow Funds. The Escrow Agent shall have no duty or obligation under or pursuant to this Agreement to require, or otherwise with respect to, the diversification of the Escrow Funds. The Escrow Agent may consult with counsel with respect to any matter arising out of or relating to this Agreement, and shall not be liable for any action taken or omitted in good faith in accordance with such advice. The Escrow Agent shall be fully protected in acting in accordance with any written instructions of the Stockholders given to the Escrow Agent hereunder and reasonably believed by the Escrow Agent to have been executed by the proper parties.

     10.  Indemnification of Escrow Agent. The Stockholders hereby agree,
          -------------------------------
severally in accordance with their respective Percentages, to indemnify the Escrow Agent for, and to hold the Escrow Agent harmless against, any and all losses, liabilities, claims, demands, actions, damages or expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) incurred by Escrow Agent arising out of or in connection with Escrow Agent entering into this Agreement, and/or performing and/or carrying out Escrow Agent's duties and obligations under or pursuant to this Agreement, except for those losses, liabilities, claims, demands, actions, damages and/or expenses determined by a final non-appealable order of a court of competent jurisdiction to have resulted from the Escrow Agent's gross negligence, fraud or wilful misconduct. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any or all of the Escrow Fund held by Escrow Agent hereunder in good faith, in accordance with the terms and conditions of this Agreement, including, without limitation, any liability for any delays (not resulting from Escrow Agent's gross negligence, fraud or wilful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest or other income incident to any such delays. The foregoing indemnities in this Section shall survive the resignation or removal of the Escrow Agent (or, if there is more than one person serving as the Escrow Agent, the resignation or removal of any person serving as an Escrow Agent), and the termination of this Agreement.

     11.  Reliance.  Escrow Agent shall be entitled to rely upon any order,
          --------
judgment, certification, demand, notice, instrument or other writing delivered to Escrow Agent hereunder without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature reasonably believed by Escrow Agent to be genuine, and may assume that the person purporting to give receipt, consent, approval, instruction, notice, demand, or advice, to make any statement, and/or to execute any agreement, document or instrument arising out of or in connection with the provisions of this Agreement, has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity has full power and authority to act for that party, and to instruct Escrow Agent on behalf of that party, unless written notice to the contrary is delivered to Escrow Agent.

     12.  Resignation.  Any person serving as the Escrow Agent (whether or not
          -----------
any other person is also then-serving as the Escrow Agent) may at any time resign as Escrow Agent by giving at least thirty (30) days' prior written notice of such resignation to the Stockholders and to all other persons (if any) then-serving as the Escrow Agent.

     13.  Option to Interplead.  If any dispute shall arise under this
          --------------------
Agreement, if the Escrow Agent has any doubts as to the proper disposition of the Escrow Fund (in whole or in part), and/or if the Escrow Agent has any doubts as to the proper execution or performance of the Escrow Agent's duties and/or obligations under this Agreement, then the Escrow Agent may, in the Escrow Agent's sole and absolute discretion, file an action in interpleader to resolve such disagreement in any court of competent jurisdiction, and/or may deposit all or any part of the Escrow Fund into the registry of such court; it is agreed by all Stockholders that thereupon the Escrow Agent shall be relieved of any further liability or obligation with respect to the Escrow Fund so deposited into such court. All costs and expenses (including, without limitation, court costs and reasonable attorneys fees and expenses) incurred by the Escrow Agent in connection therewith shall be deemed Administrative Costs and, if and to the extent such costs and expenses exceed the then-current balance of the Escrow Fund, the Stockholders shall indemnify and hold harmless the Escrow Agent with respect thereto as provided in Section 10 above. Further, the Escrow Agent shall be fully protected in suspending all or part of its activities, duties and/or obligations under this Agreement until a final judgment in the interpleader action is resolved.

     14.  Successor Escrow Agent.  In the event of the death, incapacity,
          ----------------------
incompetency, disability and/or resignation of both Frank J. Quirk and Michael
T. Errecart, or any successor Escrow Agent, as the case may be, a successor Escrow Agent shall be elected by the Stockholders by a vote of Stockholders owning at least a majority of the Percentages. Such decision may be made (i) by the written resolution of Stockholders (which may be signed in counterparts), provided that written notice of such resolution is promptly given to all other

Stockholders, or (ii) pursuant to a meeting of Stockholders called by any Stockholder or group of Stockholders having at least fifteen percent (15%) of the Percentages. Such meeting shall take place at such reasonable location, and on such date and at such time, as shall be determined by the Stockholder(s) calling such meeting. Written notice of any such meeting shall be provided to all Stockholders by the Stockholder(s) calling such meeting, at least five (5) days prior to the date of the meeting. Each Stockholder shall be permitted to participate in such meeting in person or by proxy, or by way of telephone conference call. Written notice of the election of a successor Escrow Agent shall be provided to Buyer, and Buyer shall be entitled to rely on the authority of any successor Escrow Agent elected pursuant to the procedures set forth above. Without any further act, deed or conveyance, any successor Escrow Agent shall become vested with all the right, title and interest to the Escrow Fund held by the predecessor Escrow Agent. However, such predecessor Escrow Agent shall, promptly upon the written request of the successor Escrow Agent, execute and deliver to such successor Escrow Agent an instrument transferring to such successor Escrow Agent all of such predecessor Escrow Agent's right, title and interest hereunder of such predecessor Escrow Agent.

     15.  Notice.  All notices, requests, demands and other communications
          ------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile, or four days following the day when deposited in the United States mails, registered or certified air mail, postage prepaid, return receipt requested to the applicable address set forth on Schedule A hereto, or to such other address as any party hereto may designate by written notice to all other parties hereto.

     16.  Exclusive Agreement; Amendments.  This Agreement and the Stock
          -------------------------------
Purchase Agreement supersede all prior agreements among the parties with respect to the subject matter hereof and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and of the Stock Purchase Agreement regarding any matter subject to this Agreement, then (among the parties to this Agreement) the provisions of this Agreement shall prevail. The Recitals set forth as the introduction to this Agreement, and the Schedules to this Agreement, are hereby incorporated into this Agreement as fully as if set forth in full in this Agreement. This Agreement may be amended only by a written agreement executed by all of the parties hereto, and no purported oral waiver or amendment of any provision hereof shall be effective.

     17.  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto, and their respective successors and assigns, but in no event shall any person not a party hereto have any rights to the monies or investments in the Escrow Fund as a third party beneficiary or otherwise. No Stockholder may sell, assign, transfer or otherwise dispose of such Stockholder's rights under this Agreement, and/or such Stockholder's right, title and interest in or to any Escrow Funds and/or in or to any (present or future) payment or other distribution from this Agreement, in whole or in part, without the prior written consent of the Escrow Agent

(which consent the Escrow Agent, in its sole and absolute discretion, may grant, deny or condition).

     18.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts (including by facsimile), each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken collectively, shall bear the signatures of all of the parties reflected hereon as the signatories.

     20.  Interpretation.  Under this Agreement, unless the context otherwise
          --------------
requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall include all genders. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

     21.  Jurisdiction.  In any action, suit, litigation, arbitration, or other
          ------------
proceeding seeking to enforce or interpret any provision of, based on any right (or alleged right) arising out of, or otherwise in connection with or relating to, this Agreement, each party to this Agreement hereby (i) agrees that they shall be subject to the personal jurisdiction of the State of Maryland, including any court of record of the State of Maryland or any court of the United States of America located in the State of Maryland, and shall be subject to all court rules thereof, (ii) consents to the jurisdiction of each such court, (iii) agrees that venue shall be proper in any such court (hereby waiving any objection to the laying of venue in any such court), and (iv) waives any right to trial by jury in any such action, suit, litigation or other proceeding. Further, except with respect to an action, suit, litigation, arbitration or proceeding commenced by a third party in another jurisdiction, the parties hereto hereby agree that any action, suit, litigation, arbitration or other proceeding to enforce or interpret any provision of, based on any right (or alleged right) arising out of, or otherwise in connection with or relating to, this Agreement, must be instituted in a court of record of the State of Maryland or a court of the United States of America located in the State of Maryland.

     22.  Waiver.  The rights and remedies of the parties to this Agreement are
          ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by any party shall be effective unless in writing signed by the party to be charged.

     23.  Severability.  The provisions of this Agreement are independent of,
          ------------
and separable from, each other and no provision shall be affected or rendered illegal, invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be held or declared illegal, invalid or unenforceable in whole or in part.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Escrow Agreement as of the day and year first above written.

                                       ESCROW AGENT:
                                       -------------

                                       ___________________________________(SEAL)
                                       Frank J. Quirk

                                       ___________________________________(SEAL)
                                       Michael T. Errecart

                                       STOCKHOLDERS:
                                       -------------

                                       ___________________________________(SEAL)
                                       Mildred M. Ambrosia (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 23, 1999)

                                       ___________________________________(SEAL)
                                       Marshall Blas (by Frank J. Quirk pursuant to a Special Durable Power of Attorney dated April 26, 1999)

                                       ___________________________________(SEAL)
                                       Edward C. Briggs (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 21, 1999)

                                       ___________________________________(SEAL)
                                       Thomas J. Chapel (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 26, 1999)

                      (signatures continued on next page)

                                       -------------------------


                                       ___________________________________(SEAL)
                                       Michael J. Cocchiola (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 27, 1999)

                                       ___________________________________(SEAL)
                                       Anne E. Curtis (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 27, 1999)

                                       ___________________________________(SEAL)
                                       Michael T. Errecart (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 21, 1999)

                                       ___________________________________(SEAL)
                                       William M. Ewald (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 21, 1999)

                                       ___________________________________(SEAL)
                                       Steven T. Fulton (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 27, 1999)

                                       ___________________________________(SEAL)
                                       Tamas Geczi (by Frank J. Quirk pursuant
                                       to a Special Durable Power of Attorney
                                       dated April 27, 1999)

                                       ___________________________________(SEAL)
                                       Robert S. Gold (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 24, 1999)

                      (signatures continued on next page)

                                       -------------------------


                                       ___________________________________(SEAL)
                                       Eric S. Halata (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated May 6, 1999)

                                       ___________________________________(SEAL)
                                       Albert W. Irion (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 22, 1999)

                                       ___________________________________(SEAL)
                                       Whitman E. Knapp (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 26, 1999)

                                       ___________________________________(SEAL)
                                       JoAnn M. Kuchak (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated May 4, 1999)

                                       Macro International Inc. Employee Stock
                                       Ownership Trust

                                       By:________________________________(SEAL)
                                          Frank J. Quirk, Trustee

                                       ___________________________________(SEAL)
                                       Greg N. Mahnke (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 21, 1999)

                                       ___________________________________(SEAL)
                                       Joseph L. Motter (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 26, 1999)

                                       ___________________________________(SEAL)
                                       Frank J. Quirk

                      (signatures continued on next page)

                                       -------------------------


                                       ___________________________________(SEAL)
                                       Mindy Rhindress (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 26, 1999)

                                       ___________________________________(SEAL)
                                       James G. Ross (by Frank J. Quirk pursuant to a Special Durable Power of Attorney dated April 22, 1999)

                                       ___________________________________(SEAL)
                                       Eric N. Stein (by Frank J. Quirk pursuant to a Special Durable Power of Attorney dated April 29, 1999)

                                       ___________________________________(SEAL)
                                       Martin T. Vaessen (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 21, 1999)

                                       ___________________________________(SEAL)
                                       Rocco J. Vicari (by Frank J. Quirk
                                       pursuant to a Special Durable Power of
                                       Attorney dated April 28, 1999)

                                       ___________________________________(SEAL)
                                       Eugene Yee (by Frank J. Quirk pursuant to a Special Durable Power of Attorney dated April 29, 1999)

                                       ___________________________________(SEAL)
                                       Susan M. Zaro (by Frank J. Quirk pursuant to a Special Durable Power of Attorney dated April 22, 1999)

49072160.10C

                                  EXHIBIT "B"

                               ESCROW AGREEMENT
                               ----------------


     This ESCROW AGREEMENT is dated as of April ___, 1999, by and among [insert name of escrow agent] (the "Escrow Agent"), OPINION RESEARCH CORPORATION, a Delaware corporation ("Buyer"), and those entities and individuals listed on
Schedule 1 to this  Escrow Agreement and who are signatories hereto (each
----------
individually, a "Stockholder" and collectively, the "Stockholders").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Buyer and Stockholders are parties to a Stock Purchase Agreement dated as of ____________, 1999 (the "Stock Purchase Agreement") which provides for a deposit of $2,300,000 (the "Escrow Amount") of the Purchase Price (as defined in the Stock Purchase Agreement) to be held by the Escrow Agent on the terms and conditions set forth herein;

     WHEREAS, Buyer and Stockholders each appoint the Escrow Agent to serve as an escrow agent hereunder; and

     WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Escrow Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Definitions.  Capitalized terms not otherwise defined herein which are
          -----------
defined in the Stock Purchase Agreement shall have the meanings given in the Stock Purchase Agreement, a complete and correct copy of which has been delivered to the Escrow Agent by Buyer and the Representative.

     2.   Escrow Amount.  Pursuant to subparagraph 2(a)(ii) of the Stock
          -------------
Purchase Agreement, the Escrow Agent has provided the Buyer and the Stockholders with the wire transfer instructions set forth on Schedule II to transfer the
                                                 -----------
Escrow Amount to the Escrow Agent at Closing. The Escrow Agent acknowledges receipt of $2,300,000 on the date hereof tendered by Buyer as the Escrow Amount in accordance with subparagraph 2(a)(ii) of the Stock Purchase Agreement. The Buyer and the Stockholders hereby appoint the Escrow Agent as the escrow agent hereunder, and the Escrow Agent hereby accepts said appointment and agrees to hold the Escrow Amount and all interest and other income earned thereon (the"Income" and, together with the Escrow Amount, the "Escrow Fund") in escrow and to apply, invest, reinvest and disburse the Escrow Fund only in accordance with the provisions of this Escrow Agreement.

     3.   Distribution of Escrow Fund; Disputes.
          -------------------------------------

          (a) The amount of the Escrow Fund shall be held for the payment of any and all Deficiencies, subject to the limitations set forth in subparagraph 16(e) of the Stock Purchase Agreement. The amount of any Deficiency shall be determined in accordance with subparagraph 16(c)(ii) and (iii) of the Stock Purchase Agreement.

          (b)  The Escrow Fund shall be disbursed as follows:

               (i) From time to time Buyer may deliver signed instructions to the Escrow Agent (the "Instructions") specifying that all or a designated portion of the Escrow Fund be released from escrow and paid to Buyer to satisfy any Deficiencies. Buyer shall deliver to the Representative a copy of the Instructions concurrently with its delivery to the Escrow Agent.

               (ii) If the Representative objects to the payment of any Deficiency amount as set forth in the Instructions, it shall deliver written notice (a "Notice of Dispute") to Buyer and the Escrow Agent within a period of 15 business days after receipt of the Instructions setting forth in reasonable detail the reasons why the Representative is disputing the Instructions. The Representative shall deliver to Buyer a copy of the Notice of Dispute concurrently with its delivery to the Escrow Agent.

               (iii) If the Representative fails to deliver a Notice of Dispute to Buyer and the Escrow Agent within said period of 15 business days, or if the Notice of Dispute does not dispute the payment of a portion of the Deficiency amount set forth in the Instructions (the "Undisputed Portion"), then the Escrow Agent shall immediately pay to Buyer the amount of the payment set forth in the Instructions or the Undisputed Portion, as applicable.

               (iv) If the Escrow Agent receives a Notice of Dispute, the Escrow Agent shall not pay any amounts which are being disputed unless, until and only to the extent that the Escrow Agent (i) receives joint written instructions signed by Buyer and the Representative regarding the payment of funds from the Escrow Fund, or (ii) is directed to make such payment by a court or arbitrator adjudicating such dispute.

          (c) For as long as there shall be amounts remaining in the Escrow Fund, on April 30 of each year, all Income earned during the preceding 12-month period not subject to Instructions in accordance with Section 3(b) above shall be released by the Escrow Agent and immediately paid to the Representative. Such Income shall not be subject to such Instructions until and unless the aggregate claims made under all Instructions exceed the Escrow Amount.

Any taxes incurred on account of such Income or as a result thereof shall be the responsibility of, and be paid by, the Stockholders.

          (d) On April 30, 2002 (the "Termination Date"), all amounts remaining in the Escrow Fund, not subject to Instructions in accordance with Section 3(b) above, shall be released by the Escrow Agent and immediately paid to the Representative (the "Disbursed Amount"). In the event that on the Termination Date any amounts remaining in the Escrow Fund are subject to instructions in accordance with Section 3(b) above, then, if and to the extent that any or all of such amounts are later determined pursuant to Section 3 (b)(iv) above to not be payable to Buyer (or to be payable to the Stockholders), such amounts shall be released by the Escrow Agent and immediately paid to the Representative (and shall also constitute a Disbursed Amount). The Disbursed Amount shall be held, applied, invested, reinvested, and disbursed by the Representative in accordance with, the Stockholders' Escrow Agreement.

     4.   Investment.  The Escrow Fund shall be invested by the Escrow Agent in
          ----------
the following investments (the "Permitted Investments") from time to time as directed in writing by the Representative:

          (a) direct obligations of the United States of America, or

          (b) money market funds authorized to invest solely in direct obligations of the United States of America, or

          (c) such other investments as may be directed or authorized by written instructions signed by both Buyer and the Representative.

Investment and reinvestment of the Escrow Fund shall be made only in Permitted Investments. Interest or other income from such investments shall become part of the Escrow Fund and shall be distributed to Buyer and/or Stockholders in accordance with the provisions of this Escrow Agreement.

     5.   Successor Escrow Agent.  If the Escrow Agent resigns or is otherwise
          ----------------------
removed with the written consent of Buyer and the Representative, a successor Escrow Agent shall be appointed by written consent of Buyer and the Representative. Any successor Escrow Agent shall deliver to Buyer and Stockholders a written instrument accepting such appointment thereunder, and thereupon it shall be entitled to all the rights and powers, and be subject to all the duties of, the Escrow Agent contained herein. Upon the appointment of a successor Escrow Agent as herein provided, the Escrow Agent being succeeded shall transfer all moneys and investments which it is then holding pursuant to this Escrow Agreement to such successor.

     6.   Expenses.  All reasonable costs, expenses and fees of the Escrow Agent
          --------
incurred in connection with the performance of its duties and obligations hereunder, including any outside counsel fees reasonably incurred by it after prior notice to the parties, shall be borne one half by Stockholders (in accordance with the percentages set forth opposite each Stockholder's name on
Schedule 1 attached hereto) and one half by Buyer.
----------

     7.   Limitation of Liability.  The Escrow Agent is hereby required only to
          -----------------------
retain, invest and disburse the Escrow Fund as herein provided. The Escrow Agent's duties are only such as are specifically provided herein and are administrative, not discretionary. The Escrow Agent shall not be required to determine whether or not the terms and conditions of the Stock Purchase Agreement have been complied with by the parties. The Escrow Agent shall have no responsibility hereunder other than to follow faithfully the instructions herein contained or such further supplemental instructions as Buyer and the Representative may mutually provide and shall incur no liability whatsoever to Buyer or Stockholders except for gross negligence or wilful misconduct. The Escrow Agent shall not be subject to liability with respect to losses suffered from the investment of funds in the Escrow Fund, except for the safekeeping of the securities in which said funds are invested and collection of interest or other income thereon. The Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall be fully protected in acting in accordance with any written instructions of Buyer and the Representative given to it hereunder and reasonably believed by it to have been executed by the proper parties.

     8.   Indemnification.  Buyer and Stockholders (in accordance with the
          ---------------
percentages set forth opposite each Stockholders' name on Schedule I attached
                                                          ----------
hereto), jointly and severally, shall hold the Escrow Agent harmless and indemnify the Escrow Agent against any loss, liability, expenses (including attorney's fees and expenses), claims or demands arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except its gross negligence or wilful misconduct. The foregoing indemnities in this paragraph shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

     9.   Option to Interplead.  If Buyer and Stockholders acting through the
          --------------------
Representative shall be in disagreement over the interpretation of this Escrow Agreement, or over their respective rights and obligations, or if any other dispute shall arise hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of the funds or the execution of any of its duties hereunder, the Escrow Agent may, at its sole discretion, file an action in interpleader to resolve such disagreement in any Delaware State or Federal court sitting in the

City of Wilmington. The Escrow Agent shall be indemnified for all costs, including reasonable attorney's fees and expenses, and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment in the interpleader action is resolved.

     10.  Termination of Escrow Agreement.  This Escrow Agreement shall
          -------------------------------
terminate when the entire Escrow Fund shall have been disbursed as provided in paragraph 3 herein.

     11.  Notices.  All notices and other communications required or permitted
          -------
under this Escrow Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), when sent by electronic facsimile or four days following the day when deposited in the United States mail, registered or certified air mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to the Escrow Agent:

                    [insert name and address]

                    Attention: [_______________]

                    Telephone:
                    Telecopier:

               (ii) If to Buyer:

                    Opinion Research Corporation
                    23 Orchard Road
                    Skillman, New Jersey 08542-0183
                    Attention: Chief Executive Officer
                    Telephone: 908-281-5100
                    Telecopier: 908-281-5105

                    With a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire

                    Until July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    Twelfth Floor Packard Building
                    111 South 15th Street
                    Philadelphia, Pennsylvania  19102
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

                    After July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street
                    Philadelphia, Pennsylvania 19103
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

              (iii) If to Stockholders:

                    to their respective addresses as set forth on Schedule 1
                                                                  ----------

              (iv)  If to the Representative (if then Quirk and/or Errecart):

                    Mr. Frank J. Quirk
                    2110 Forest Hill Road
                    Alexandria, Virginia 22307
                    Telephone: 703-329-1620
                    Telecopier: 703-329-1618

                    and

                    Mr. Michael T. Errecart
                    2854 Harbor Road
                    Shelburne, Vermont 05482
                    Telephone: 802-985-2329
                    Telecopier: None

                    With a copy, given in the manner prescribed above, to:

                    Christopher C. Roberts, Esquire
                    Shulman, Rogers, Gandal, Prody and Ecker, P.A. 11921 Rockville Pike, Suite #300
                    Rockville, Maryland 20852
                    Telephone: (301) 230-5208
                    Telecopier: (301) 230-2891

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

     12.  Successors and Assigns.  This Escrow Agreement shall be binding upon
          ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but in no event shall any person not a party hereto have any rights to the monies or investments in the Escrow Fund as a third party beneficiary or otherwise. No party hereto may assign or transfer its rights or obligations hereunder without the prior written consent of the other parties hereto.

     13.  Governing Law.  This Escrow Agreement and all questions relating to
          -------------
its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware, without regard to its conflicts of law doctrine.

     14.  Waiver.  Waiver of any term or condition of this Escrow Agreement by
          -------
any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or waiver of any other term or condition of this Escrow Agreement.

     15.  Headings.  The section headings contained in this Escrow Agreement are
          ---------
convenient references only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

     16.  Counterparts.  This Escrow Agreement may be executed in one or more
          ------------
counterparts (including by facsimile), each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which taken together shall constitute one and the same instrument. This Escrow Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     17.  Entire Agreement.  This Escrow Agreement and the Stock Purchase
          ----------------
Agreement, and the Exhibits and Schedules thereto, embody the entire understanding of the parties hereto which pertain to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, conditions or undertakings not included herein and therein which pertain to the subject matter hereof. This Escrow Agreement may be amended only in writing, signed by all parties hereto, and no purported oral waiver or amendment of any provision hereof shall be effective.

          IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed on the date first above written.

                                   OPINION RESEARCH CORPORATION


Attest: _____________________      By:_____________________________________
                                        Name:
                                        Title:

                              [ESCROW AGENT]


Attest: _____________________      By:_________________________________________
                                        Name:
                                        Title:

Witness: ___________________       ____________________________________________
                                   Mildred M. Ambrosia

Witness: ___________________       ____________________________________________
                                   Marshall Blas

Witness: ___________________       ____________________________________________
                                   Edward C. Briggs

Witness: ___________________       ____________________________________________
                                   Thomas J. Chapel

Witness: ___________________       ____________________________________________
                                   Michael J. Cocchiola

Witness: ___________________       ____________________________________________
                                   Anne E. Curtis

Witness: ___________________       ____________________________________________
                                   Michael T. Errecart

Witness: ___________________       ____________________________________________
                                   William M. Ewald

Witness: ___________________       ____________________________________________
                                   Steven T. Fulton

Witness: ___________________       ____________________________________________
                                   Tamas Geczi

Witness: ___________________       ____________________________________________
                                   Robert S. Gold

Witness: ___________________       ____________________________________________
                                   Eric S. Halata

Witness: ___________________       ____________________________________________
                                   Albert W. Irion

Witness: ___________________       ____________________________________________
                                   Whitman E. Knapp

Witness: ___________________       ____________________________________________
                                   JoAnn M. Kuchak

Witness: ___________________       ____________________________________________
                                   Greg N. Mahnke

Witness: ___________________       ____________________________________________
                                   Joseph L. Molter

Witness: ___________________       ____________________________________________
                                   Frank J. Quirk

Witness: ___________________       ____________________________________________
                                   Mindy Rhindress

Witness: ___________________       ____________________________________________
                                   James G. Ross

Witness: ___________________       ____________________________________________
                                   Eric N. Stein

Witness: ___________________       ____________________________________________
                                   Martin T. Vaessen

Witness: ___________________       ____________________________________________
                                   Rocco J. Vicari

Witness: ___________________       ____________________________________________
                                   Eugene Yee

Witness: ___________________       ____________________________________________
                                   Susan M. Zaro

                                   Macro International Employee
                                   Stock Ownership Trust

Witness: ___________________       By:_________________________________________
                                        Frank J. Quirk, Trustee

                                 EXHIBIT "C-1"

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this __ day of April, 1999, by and between Macro International Inc., a Delaware Corporation (the "Company") and ____________________ (the "Officer").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company believes that it would benefit from the application of the Officer's particular and unique skill, experience and background, and wishes to employ the Officer as an officer of the Company; and

     WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Officer.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Officer agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs the Officer as an officer on the terms and conditions provided in this Agreement and the Officer agrees to accept such employment subject to the terms and conditions of this Agreement. The Officer shall serve as the Company's ____________. The Officer shall have responsibility for [insert Officer's primary responsibilities], as well as such other officer duties and responsibilities, as shall from time to time be determined by the Board of Directors of the Company (the "Board"), the Chairman and Chief Executive Officer of the Company and/or the President of the Company.

          (b) The Officer agrees to devote his or her best efforts and substantially all of his or her time, attention, energy and skill to performing his or her duties hereunder. Provided that such activities shall not violate any provision of this Agreement or the Agreement Not To Compete of even date herewith (the "Non-Compete Agreement") or materially interfere with the performance of his or her duties hereunder, nothing herein shall prohibit the Officer (i) from engaging in charitable, civic, fraternal, or trade group activities, (ii) from writing academic, trade or mainstream papers or other publishable books, or (iii) from investing his or her assets in other entities or business ventures.

          (c) Without the Company's prior consent, the Officer shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which the Officer or a member of his or her family has a financial interest or from which the Officer or a member of his or her immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which the Officer or a member of his or her family owns less than three percent of the outstanding stock.

     2.   Term. This Agreement shall be effective upon, and the term of this
          ----
Agreement shall commence upon, the consummation of closing of the Stock Purchase Agreement (as hereinafter defined), and shall terminate on the second (2nd) anniversary of the date of said closing (the "Initial Term"), unless earlier terminated in accordance with the terms of this Agreement. For purposes of this Agreement, the "Stock Purchase Agreement" shall mean the proposed Stock Purchase Agreement between Opinion Research Corporation, as the buyer, and all or substantially all of the stockholders of the Company [(including the Officer)], as the sellers, which is being circulated for signature contemporaneously with execution of this Agreement. In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect. This Agreement may be extended for an additional term (the "Extended Term") by mutual agreement of the parties.

     3.   Compensation.
          ------------

          (a)  Base Compensation. As compensation for performing the services
               -----------------
required by this Agreement, the Company shall pay to the Officer an annual salary ("Base Compensation") of ___________________ Dollars ($______), payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Officer's Base Compensation shall not be reduced during the Term of this Agreement. The Officer's compensation shall be reviewed annually by the Chief Executive Officer of the Company or another designee of the Board no later than December 1 of each year, it being understood that there shall be no obligation to increase Officer's compensation as a result of such review.

          (b)  Incentive Compensation.  In addition to Base Compensation, the
               ----------------------
Officer may receive additional compensation ("Incentive Compensation'). The Incentive Compensation for the Initial Term shall be pursuant to the Macro International Inc. Management Incentive Plan, adopted effective May 1, 1998. The Incentive Compensation for any Extended Term shall be pursuant to such short-term and/or long term incentive compensation programs established from time to time by the Company.

     4.   Officer Benefits.  During the term of this Agreement the Officer and
          ----------------
his or her eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension plans, life, health and disability insurance, cafeteria plans, or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), according to the terms of such plan or program.

     5.   Vacation and Leaves of Absence.  The Officer shall be entitled to [20]
          ------------------------------
vacation days during each calendar year. Vacation days will accrue, and unused vacation days may be carried over to subsequent years, in accordance with the Company's vacation policy in effect on the date of this Agreement. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for prior years and for the year in which this Agreement terminates will be paid to the Officer within 10 days of such termination based on his or her Base Compensation in effect on the date of such termination. In addition, the Officer may be granted leaves of absence with or without pay for such reasons as the Board in its sole and absolute discretion may determine, and shall be entitled to the same sick leave and holidays provided to other senior officers of the Company.

     6.   Expenses.  The Officer shall be promptly reimbursed against
          --------
presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him or her in connection with the performance of business-related duties.

     7.   Termination and Termination Benefits.
          ------------------------------------

          (a)  Termination by the Company For Cause.  The Company may terminate
               ------------------------------------
this Agreement prior to its expiration date for "Cause". In such event, the Officer shall be paid for his or her services hereunder only his or her Base Compensation up to the effective date of such termination. For purposes of this
Section 7(a), Cause shall mean (i) an act of dishonesty by the Officer constituting a felony or resulting or intended to result in gain to, or personal enrichment of, the Officer at the Company's expense, (ii) the engaging by the Officer in misconduct which is demonstrably injurious to the Company, (iii) the refusal of the Officer substantially to perform his or her duties hereunder,
(iv) the violation of any reasonable express direction of the Chief Executive Officer of the Company, the Officer's supervisor or the Board or of any reasonable rule, regulation, policy or plan established by the Company from time to time which governs the Officer in the performance of his or her work, (v) the use by the Officer of any illegal substance, or the use by the Officer of alcohol or any controlled substance to an extent that it interferes with the performance of the Officer's duties under this Agreement, and (vi) the substantial breach by the Officer of his or her obligations in this Agreement or in the Non-Compete Agreement.

          (b)  Termination by the Officer.  The Officer may terminate this
               --------------------------
Agreement upon 30 days' written notice to the Company (during which period the Officer shall, if requested in writing by the Company, continue to perform his or her duties as specified under this Agreement). In such event, the Officer shall be paid only his or her Base Compensation for his or her services hereunder up to the effective date of such termination.

          (c)  Disability.  The Company may terminate this Agreement due to the
               ----------
Officer's illness, physical or mental disability, or other incapacity, in accordance with the Company's disability practices and policies in effect from time to time; provided, however, that no such termination may occur unless and until the Officer has not performed such Officer's duties under this Agreement due to such illness, disability or other incapacity for at least six months. However, prior to such a termination of this Agreement, the Officer shall not be entitled to his or her Base Compensation during any period during which the Officer is receiving sick pay or short-term disability payments from the Company, or long-term disability insurance payments under the Company's long term disability insurance plan.

          (d)  Death.  This Agreement shall terminate on the date of the
               -----
Officer's death. In such event the Officer's estate shall be paid his or her Base Compensation for the remainder of the month in which such termination occurs.

     8.   Prior Agreements, Conflicts of Interest.  The Officer represents to
          ---------------------------------------
the Company (a) that there are no restrictions, agreements or understandings, oral or written, to which the Officer is a party or by which the Officer is bound that prevent or make unlawful the Officer's execution or performance of this Agreement; (b) none of the information supplied by the Officer to the Company or any representative of the Company in connection with the Officer's employment by the Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) the Officer does not have any business or other relationship that creates a conflict between the interests of the Officer and the Company.

     9.   Company Property.  All materials or data of any kind furnished to the
          ----------------
Officer by the Company, or developed by the Officer on behalf of the Company, or at the direction of the Company, or for the use of the Company, or otherwise in connection with the Officer's employment hereunder, are and shall remain the sole and confidential property of the Company, whichever applicable; if the Company requests the return of such materials at any time during, at or after the termination of the Officer's employment, the Officer shall immediately deliver the same to the Company.

     10.  Miscellaneous.
          -------------

          (a)  Integration; Amendment.  This Agreement, together with the Non-
               ----------------------
Compete Agreement, constitutes the entire agreement between the parties hereto with respect to the employment matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

          (b)  Severability.  If any part of this Agreement is contrary to,
               ------------
prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

          (c)  Waivers.  The failure or delay of any party at any time to
               -------
require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this

Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

          (d)  Burden and Benefit.  This Agreement shall be binding upon and
               ------------------
inure to the benefit of the parties hereto and their respective successors and, assigns.

          (e)  Governing Law; Headings.  This Agreement and its construction,
               -----------------------
performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Delaware. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (f)  Notices. All notices, requests, demands and other communications
               -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               If to the Officer:

               [Insert name, address, telephone number and fax number]


               If to the Company:

               Macro International Inc.
               11785 Beltsville Drive
               Suite #300
               Calverton, Maryland 20705
               Attention: Chairman and Chief Executive Officer
               Telephone: 301-572-0223
               Telecopier: 301-572-0991

               With a copy to:

               David Gitlin, Esquire

               Until July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               Twelfth Floor Packard Building
               111 South 15th Street
               Philadelphia, PA  19102-2678
               Telephone: 215-977-2284
               Telecopier: 215-977-2740

               After July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street
               Philadelphia, PA 19103
               Telephone: 215-977-2284
               Telecopier: 215-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              MACRO INTERNATIONAL INC.

                              By: _______________________________
                                    Name:
                                    Title:


                              OFFICER:

                              ___________________________________(SEAL)

                                 EXHIBIT "C-2"



                           AGREEMENT NOT TO COMPETE


  THIS AGREEMENT is made as of the ___ day of April, 1999, among Opinion Research Corporation, a Delaware Corporation ("ORC"), Macro International Inc., a Delaware Corporation (the "Corporation") and ________ ("Employee").

                             W I T N E S S E T H:
                             - - - - - - - - - -

  WHEREAS, a proposed Stock Purchase Agreement between ORC, as the buyer, and all or substantially all of the stockholders of the Corporation [(including the Employee)], as the sellers, providing for the sale of all or substantially all of the issued and outstanding shares of the outstanding capital stock of the Corporation to ORC is being circulated for signature contemporaneously with execution of this Agreement (the "Stock Purchase Agreement"); and

  WHEREAS, the Corporation and Employee have entered into an Employment Agreement of even date herewith which, in general, is to be effective upon consummation of closing under the Stock Purchase Agreement (the "Employment Agreement" and, collectively with the Stock Purchase Agreement, the "Acquisition Agreements"); and

  WHEREAS, the Corporation wishes to employ Employee for his or her knowledge and expertise; and

  WHEREAS, as a material and significant inducement to the Corporation and ORC to enter into and consummate the transactions set forth in the Acquisition Agreements, Employee has agreed not to compete with the Corporation or ORC or use or divulge certain information with respect to the business of the Corporation or ORC pursuant to the following terms and conditions:

  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as a condition to the obligations of the Corporation and ORC to consummate the transactions contemplated in the Acquisition Agreements, the parties, each intending to be legally bound, agree as follows:

  1. Non-Competition, Non-Disclosure of Trade Secrets.

     (a) Employee agrees that, except as set forth herein, during the term of Employee's employment with the Corporation and for a period of one year after the termination for any reason whatsoever of Employee's employment with the Corporation or any other direct or indirect subsidiary of ORC, he or she shall not, directly or indirectly:

          (i) solicit, induce or encourage any employee of the Corporation or ORC, to terminate his or her relationship with the Corporation or ORC; or

          (ii) employ or establish a business relationship with, or encourage or assist any individual or entity to employ or establish a business relationship with, any individual who was employed by the Corporation or ORC during the preceding twelve month period; or

          (iii) solicit, induce or encourage any Clients (as hereinafter defined) or Prospective Clients (as hereinafter defined) to terminate or reduce in scope their relationship with the Corporation or ORC; or

          (iv) solicit or assist any individual or entity in the solicitation of business from, or performance of work for, any Clients or Prospective Clients of the Corporation or ORC.

     (b)  For purposes of this Paragraph 1,

          (i) "Clients" shall mean those clients for whom the Corporation or ORC performed services during the preceding twelve months, and

          (ii) "Prospective Clients" shall mean persons or entities whose business was solicited by the Corporation or ORC during the preceding twelve months, and

          (iii) "preceding twelve" months shall mean the twelve months immediately preceding the date the allegedly proscribed act took place.

     (c) Employee shall not use for his or her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company (other than ORC, the Corporation or their subsidiaries), (i) any information regarding the business methods, business policies, business strategies, marketing plans, survey procedures, statistical techniques, research or development projects or results, trade secrets or confidential data or processes of, or developed by, the Corporation or ORC, or
(ii) any confidential data on or relating to Clients or Prospective Clients of the Corporation or ORC, or (iii) budgets, forecasts, pricing information or unpublished financial information or other confidential information or data relating to or dealing with the business operations or activities of the Corporation or ORC. The obligations of Employee under this Agreement Not to Compete shall not relate to information or data: (x) that is now or hereafter becomes known to the public through sources independent of Employee which are entitled to disclose such information, and neither directly nor indirectly through any fault of Employee; or (y) which must be disclosed pursuant to a court order or otherwise as required by law provided, however, that Employee shall give prior written notice of such anticipated disclosure to the Corporation and cooperate with the Corporation in seeking to obtain a protective order.

     (d) Employee, the Corporation and ORC acknowledge and agree that (i) the covenants set forth herein are essential elements of the transactions contemplated by the Acquisition Agreements, that Employee is receiving adequate consideration thereunder, and that such covenants are reasonable and necessary in order to protect the legitimate interests of the Corporation and ORC; (ii) the Corporation and ORC will not have any adequate remedy at law if Employee violates the terms hereof or fails to perform any of his or her obligations hereunder; and (iii) the Corporation and ORC shall have the right, in addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of Employee under, this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which ORC or the Corporation may be entitled.

     (e) If the period of time or scope of any restriction set forth on Paragraph 1(a) should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the territory shall be reduced by the elimination of such unreasonable portion thereof, or both, so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable. If Employee violates any of the restrictions contained in Paragraph 1(a), then the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee.

     2. Effective Date of this Agreement. This Agreement shall be effective upon, and the term of this Agreement shall commence upon, the consummation of closing of the Stock Purchase Agreement. In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect.

     3.   Miscellaneous.

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of the Employee, the Corporation or ORC to exercise any right, remedy, power or privilege under this Agreement (a "Right") shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective against the Employee, the Corporation or ORC unless it is in writing and is signed by the Employee, the Corporation or ORC, as the case may be.

          (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as

Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

          (i)   If to Employee:

                [Insert name, address, telephone number and fax number]

                If to ORC or Corporation:

                23 Orchard Road
                Skillman, NJ  08558
                Telephone: 908-281-281-5100
                Telecopier:  908-281-5105
                Attention: President

                Macro International Inc.
                11785 Beltsville Drive
                Suite 300
                Calverton, Maryland 20705
                Attention: Chairman and Chief Executive Officer
                Telephone: 301-572-0223
                Telecopier: 301-572-0991
                with a copy, given in the manner prescribed above, to:

                David Gitlin, Esquire

                Until July 4, 1999
                Wolf, Block, Schorr and Solis-Cohen LLP
                Twelfth Floor Packard Building
                111 South 15th Street
                Philadelphia, PA 19102
                Telephone: 215-977-2284
                Telecopier: 215-977-2740

                After July 4, 1999:
                Wolf, Block, Schorr and Solis-Cohen LLP
                1650 Arch Street
                Philadelphia, PA 19103
                Telephone: 215-977-2284
                Telecopier: 215-977-2740

  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     (e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation, ORC, Employee and their respective successors, assigns, heirs and legal representatives.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                     OPINION RESEARCH CORPORATION


                     By:___________________________
                          Name:
                          Title:

                     MACRO INTERNATIONAL INC.


                     By:___________________________
                          Name:
                          Title:


                     EMPLOYEE:

                     ___________________________ (SEAL)

                                 EXHIBIT "D-1"

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this __ day of April, 1999, by and between Macro International Inc., a Delaware Corporation (the "Company") and ____________ (the "Executive").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background in the management and operation of the Company, and wishes to employ the Executive as a senior executive officer of the Company; and

     WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

     1.   Employment and Duties.
          ---------------------

          (a) The Company hereby employs the Executive as a senior executive officer on the terms and conditions provided in this Agreement and the Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall serve as the Company's _________________ and shall serve as a member of the Board of Directors of the Company (the "Board"). The Executive shall have responsibility for the day-to-day decisions on the management and operation of the business and the management of the employees and the facilities of the Company, execute the policy and direction of the Company, as well as such other executive duties and responsibilities, as shall from time to time be determined by the Board. Notwithstanding the foregoing, it is agreed that all decisions concerning any additions, deletions or modifications to the Company's employee benefit plans or programs shall be made only with the approval of the Board.

          (b) The Executive agrees to devote his best efforts and substantially all of his time, attention, energy and skill to performing his duties hereunder. Provided that such activities shall not violate any provision of this Agreement or the Agreement Not To Compete of even date herewith (the "Non-Compete Agreement") or materially interfere with the performance of his duties hereunder, nothing herein shall prohibit the Executive (i) from engaging in charitable, civic, fraternal, or trade group activities, (ii) from writing academic, trade or mainstream papers or other publishable books, or (iii) from investing his assets in other entities or business ventures.

          (c) Without the Company's prior consent, the Executive shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which the Executive or a member of his family has a financial interest or from which the Executive or a member of his immediate family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any public company in which the Executive or a member of his family owns less than three percent of the outstanding stock.

     2.   Term.  This Agreement shall be effective upon, and the term of this
          ----
Agreement shall commence upon, the consummation of closing of the Stock Purchase Agreement (as hereinafter defined), and shall terminate on the third (3rd) anniversary of the date of said closing (the "Initial Term"), unless earlier terminated in accordance with the terms of this Agreement.

For purposes of this Agreement, the "Stock Purchase Agreement" shall mean the proposed Stock Purchase Agreement between Opinion Research Corporation, as the buyer, and all or substantially all of the stockholders of the Company, as the sellers, which is being circulated for signature contemporaneously with the execution of this Agreement. In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect. This Agreement may be extended for an additional term (the "Extended Term") by mutual agreement of the parties.

     3.   Compensation.
          ------------

          (a) As compensation for performing the services required by this Agreement, the Company shall pay to the Executive an annual salary ("Base Compensation") of _______________, payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local taxes. The Executive shall not be entitled to additional compensation for serving on the Board. The Executive's Base Compensation shall not be reduced during the Term of this Agreement. The Executive's compensation shall be reviewed annually by the Chief Executive Officer of Opinion Research Corporation, the Company's sole shareholder, no later than December 1 of each year, it being understood that there shall be no obligation to increase Executive's compensation as a result of such review.

          (b) In addition to Base Compensation, the Executive may receive additional compensation ("Incentive Compensation"). The Incentive Compensation for the first year of the

Initial Term shall be pursuant to the Macro International Inc. Management Incentive Plan, adopted effective May 1, 1998. The Incentive Compensation for any subsequent year shall be pursuant to such short-term and/or long term incentive compensation programs established from time to time by the Board.

     4.   Executive Benefits.  During the term of this Agreement the Executive
          ------------------
and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension plans, life, health and disability insurance, cafeteria plans, or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates) for officers, according to the terms of such plan or program.

     5.   Vacation and Leaves of Absence.  The Executive shall be entitled to 20
          ------------------------------
vacation days during each calendar year. Vacation days will accrue, and unused vacation days may be carried over to subsequent years, in accordance with the Company's vacation policy in effect on the date of this Agreement. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for prior years and for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on his Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such reasons as the Board in its sole and absolute discretion may determine, and shall be entitled to the same sick leave and holidays provided to other senior executive officers of the Company.

     6.   Expenses.  The Executive shall be promptly reimbursed against
          --------
presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties.

     7.   Termination and Termination Benefits.
          ------------------------------------

          (a) Termination by the Company for Cause.  The Company may terminate
              ------------------------------------
this Agreement prior to its expiration date for "Cause." In such event, the Executive shall be paid for his services hereunder only his Base Compensation up to the effective date of such termination. For purposes of this Section 7(a), Cause shall mean (i) an act of dishonesty by the Executive constituting a felony or resulting or intended to result in gain to, or personal enrichment of, the Executive at the Company's expense, (ii) the engaging by the Executive in misconduct which is demonstrably injurious to the Company, (iii) the refusal of the Executive substantially to perform his duties hereunder, (iv) the violation of any reasonable express direction of the Board or of any reasonable rule, regulation, policy or plan established by the Company from time to time which governs the Executive in the performance of his work, (v) the use by the Executive of any illegal substance, or the use by the Executive of alcohol or any controlled substance to an extent that it interferes with the performance of the Executive's duties under this Agreement, and (vi) the substantial breach by the Executive of his obligations in this Agreement or in the Non-Compete Agreement; provided, however, that, with respect to Sections 7(a)(iii), (iv) and
(vi), such refusals, violations, and/or breaches remain uncured for a period of 15 days after written notice thereof is received by the Executive.

          (b) Termination by the Executive.  The Executive may terminate this
              ----------------------------
Agreement upon 30 days' written notice to the Company (during which period the Executive shall, if requested in writing by the Company, continue to perform his duties as specified under this Agreement). In such event, the Executive shall be paid only his Base Compensation for his services hereunder up to the effective date of such termination. In addition, the Executive may terminate the Agreement for "Good Cause". For purposes of this
Section 7(b), Good Cause shall mean (i) a significant reduction in the level of, or a material adverse change in, the authority, duties and responsibilities of the Executive as a senior executive officer of the Company, or (ii) the failure of the Company to pay to the Executive his Base Compensation or Incentive Compensation (except in the event of a dispute as to the calculation of such Incentive Compensation), provided that such failure shall remain uncured for a period of 15 days after written notice thereof is received by the Company. In the event this Agreement is terminated for Good Cause by the Executive, the Company shall be deemed in breach of this Agreement and the Executive, in addition to the Executive's rights under the Agreement Not To Compete, shall be entitled to such damages with respect thereto as to which he may be entitled at law or in equity with respect thereto.

          (c) Disability.  The Company may terminate this Agreement due to the
              ----------
Executive's illness, physical or mental disability, or other incapacity, in accordance with the Company's disability practices and policies in effect from time to time; provided, however, that no such termination may occur unless and until the Executive has not performed his duties under this Agreement due to such illness, disability or other incapacity for at least six months. However, prior to such a termination of this Agreement, the Executive shall not be entitled to his Base Compensation during any period during which the Executive is receiving sick pay or short-term disability payments from the Company, or long-term disability insurance payments under the Company's long term disability insurance plan.

          (d) Death.  This Agreement shall terminate on the date of the
              -----
Executive's death. In such event the Executive's estate shall be paid his Base Compensation for the remainder of the month in which such termination occurs.

     8.   Prior Agreements, Conflicts of Interest.  The Executive represents to
          ---------------------------------------
the Company (a) that there are no restrictions, agreements or understandings, oral or written, to which the Executive is a party or by which the Executive is bound that prevent or make unlawful the Executive's execution or performance of this Agreement; (b) none of the information supplied by the Executive to the Company or any representative of the Company in connection with the Executive's employment by the Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) the Executive does not have any business or other relationship that creates a conflict between the interests of the Executive and the Company.

     9.   Company Property.  All materials or data of any kind furnished to the
          ----------------
Executive by the Company, or developed by the Executive on behalf of the Company, or at the direction of the Company, or for the use of the Company, or otherwise in connection with the Executive's employment hereunder, are and shall remain the sole and confidential property of the Company. If the Company requests the return of such materials at any time during, at or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

     10.  Miscellaneous.
          -------------

          (a) Integration; Amendment.  This Agreement, together with the Non-
              ----------------------
Compete Agreement, constitutes the entire agreement between the parties hereto with respect to the employment matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto.

          (b) Severability.  If any part of this Agreement is contrary to,
              ------------
prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

          (c) Waivers.  The failure or delay of any party at any time to require
              -------
performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

          (d) Burden and Benefit.  This Agreement shall be binding upon and
              ------------------
inure to the benefit of the parties hereto and their respective successors and, assigns.

          (e) Governing Law; Headings.  This Agreement and its construction,
              -----------------------
performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of Delaware. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (f) Notices. All notices, requests, demands and other communications
              -------
required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as

Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               If to the Executive:

               [Insert name, address, telephone number and fax number]

               With a copy to:

               Christopher C. Roberts, Esq.
               Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
               11921 Rockville Pike, 3rd Floor
               Rockville, Maryland 20852-2743
               Telephone: 301-230-5208
               Telecopier:301-230-2891


               If to the Company:
-              Macro International Inc.
               11785 Beltsville Drive
               Suite #300
               Calverton, Maryland 20705
               Attention: President
               Telephone: 301-582-0200
               Telecopier:301-572-0991

               and to

               Opinion Research Corporation
               23 Orchard Road
               Skillman, NJ 08558
               Attention: President
               Telephone: 908-281-5100
               Telecopier:908-281-5105

               With a copy to:

               David Gitlin, Esquire

               Until July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               Twelfth Floor Packard Building
               111 South 15th Street
               Philadelphia, PA  19102-2678
               Telephone: 215-977-2284
               Telecopier:215-977-2740

               After July 4, 1999:
               Wolf, Block, Schorr and Solis-Cohen LLP
               1650 Arch Street
               Philadelphia, PA 19103
               Telephone: 215-977-2284
               Telecopier:215-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                              MACRO INTERNATIONAL INC.



                              By: _______________________________
                                    Name:
                                    Title:


                              EXECUTIVE:

                              ___________________________________(SEAL)

                                 EXHIBIT "D-2"



                           AGREEMENT NOT TO COMPETE


     THIS AGREEMENT is made as of the ___ day of April, 1999, among Opinion Research Corporation, a Delaware Corporation ("ORC"), Macro International Inc., a Delaware Corporation (the "Corporation") and [Insert name] ("______").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, a proposed Stock Purchase Agreement between ORC, as the buyer, and ____________ and all or substantially all of the stockholders of the Corporation, as the sellers, providing for the sale of all or substantially all of the issued and outstanding shares of the outstanding capital stock of the Corporation to ORC is being circulated for signature contemporaneously with execution of this Agreement (the "Stock Purchase Agreement"); and

     WHEREAS, the Corporation and _________ have entered into an Employment Agreement of even date herewith which, in general, is to be effective upon consummation of closing under the Stock Purchase Agreement (the "Employment Agreement" and, collectively with the Stock Purchase Agreement, the "Acquisition Agreements"); and

     WHEREAS, the Corporation wishes to employ ____________ for his knowledge and expertise in the operation and management of the Corporation; and

     WHEREAS, as a material and significant inducement to the Corporation and ORC to enter into and consummate the transactions set forth in the Acquisition Agreements, ____________ has agreed not to compete with the Corporation or ORC or use or divulge certain information with respect to the business of the Corporation or ORC pursuant to the following terms and conditions:

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and as a condition to the obligations of the Corporation and ORC to consummate the transactions contemplated in the Acquisition Agreements, the parties, each intending to be legally bound, agree as follows:

     1.   Non-Competition, Non-Disclosure of Trade Secrets.

          (a) ____________ agrees that, except for the benefit of the Corporation or ORC, for the periods set below, he shall not, directly or indirectly:

               (i) solicit, induce or encourage any employee of the Corporation or ORC, to terminate his or her relationship with the Corporation or ORC; or

               (ii) employ or establish a business relationship with, or encourage or assist any individual or entity to employ or establish a business relationship with, any individual who was employed by the Corporation or ORC during the preceding twelve month period; or

               (iii) solicit, induce or encourage any Clients (as hereinafter defined) or Prospective Clients (as hereinafter defined) to terminate or reduce in scope their relationship with the Corporation or ORC; or

               (iv) solicit or assist any individual or entity in the solicitation of business from, or performance of work for, any Clients or Prospective Clients of the Corporation or ORC; or

               (v) engage in (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor or in any other capacity), alone or in association with any person or entity, or be financially interested in, any business which is competitive with the Corporation or ORC. Notwithstanding the foregoing, ____________ shall be entitled to hold shares of a publicly-traded company so long as such shares do not represent more than 3% of the outstanding capital stock of such company.

          (b)  For purposes of this Paragraph 1,

               (i) "Clients" shall mean those clients for whom the Corporation or ORC performed services during the preceding twelve months, and

               (ii) "Prospective Clients" shall mean persons or entities whose business was solicited by the Corporation or ORC during the preceding twelve months, and

               (iii) "preceding twelve months" shall mean the twelve months immediately preceding the date the allegedly proscribed act took place.

          (c) ____________ shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company (other than ORC, the Corporation or their subsidiaries), (i) any information regarding the business methods, business policies, business strategies, marketing plans, survey procedures, statistical techniques, research or development projects or results, trade secrets or confidential data or processes of, or developed by, the Corporation or ORC, or
(ii) any confidential data on or relating to Clients or Prospective Clients of the Corporation or ORC, or (iii) budgets, forecasts, pricing information or unpublished financial information or other confidential information or data relating to or dealing with the business operations or activities of the Corporation or ORC. The obligations of ____________ under this Agreement Not to

Compete shall not relate to information or data: (x) that is now or hereafter becomes known to the public through sources independent of ____________ which are entitled to disclose such information, and neither directly nor indirectly through any fault of ____________; or (y) which must be disclosed pursuant to a court order or otherwise as required by law provided, however, that ____________ shall give prior written notice of such anticipated disclosure to the Corporation and cooperate with the Corporation in seeking to obtain a protective order.

          (d)  ____________, the Corporation and ORC acknowledge and agree that
(i) the covenants set forth herein are essential elements of the transactions contemplated by the Acquisition Agreements, that ____________ is receiving adequate consideration thereunder, and that such covenants are reasonable and necessary in order to protect the legitimate interests of the Corporation and ORC; (ii) the Corporation and ORC will not have any adequate remedy at law if ____________ violates the terms hereof or fails to perform any of his obligations hereunder; and (iii) the Corporation and ORC shall have the right, in addition to any other rights either may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of ____________ under, this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which ORC or the Corporation may be entitled.

          (e) If the period of time set forth in Paragraph 2 or scope of any restriction set forth in Paragraph 1(a) should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the territory shall be reduced by the elimination of such unreasonable portion thereof, or both, so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable. If ____________ violates any of the restrictions contained in Paragraph 1(a), then the restrictive period shall not run in favor of ____________ from the time of the commencement of any such violation until such time as such violation shall be cured by ____________.

     2.   Term and Termination.

          (a) This Agreement shall be effective upon, and the term of this Agreement shall commerce upon, the consummation of closing of the Stock Purchase Agreement, and, subject to Paragraphs 2(b) and 2(c) below, shall expire at the later of:

               (i) one year after the date ____________'s employment with the Corporation terminates; or

               (ii)  four years after the date hereof.

In the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of closing thereunder, this Agreement shall thereupon be of no further force or effect.

          (b) At any time during the term set forth in Paragraph 2(a), but subject to Paragraph 2(c) below, ORC or the Corporation may extend the term of this Agreement for an additional one year beyond the term set forth in Paragraph 2(a) by written notice thereof to ____________, in which event ORC or the Corporation shall continue to pay to ____________ in periodic installments the amount of his Base Compensation in effect on the last day of the term set forth in Paragraph 2(a) (as "Base Compensation" is defined in the Employment Agreement) during such one year period.

          (c) The obligations of ____________ contained in Paragraph 1(a) shall terminate if, prior to the expiration of the Initial Term (as such term is defined in the Employment Agreement), (a) the employment of ____________ shall be terminated by the Corporation without Cause (as such term is defined in the Employment Agreement) or by ____________ for Good Cause (as such term is defined in the Employment Agreement), and (b) the Corporation does not pay ____________
                              ---
the Base Compensation to which he is then entitled under the Employment Agreement for the remainder of the Initial Term.

     3.   Miscellaneous.

          (a) Indulgences, Etc. Neither the failure nor any delay on the part of ____________, the Corporation or ORC to exercise any right, remedy, power or privilege under this Agreement (a "Right") shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective against ____________, the Corporation or ORC unless it is in writing and is signed by
____________, the Corporation or ORC, as the case may be.

          (b) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger or by facsimile transmission and followed promptly by mail) or four days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

               (i)  If to ____________:

                    [Insert name, address, telephone number and fax number] with a copy, given in the manner prescribed above, to:

                    Christopher C. Roberts, Esq.
                    Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                    11921 Rockville Pike, 3rd Floor
                    Rockville, Maryland 20852-2743
                    Telephone: 301-230-5208
                    Telecopier: 301-230-2891

               (ii) If to ORC or Corporation:

                    23 Orchard Road
                    Skillman, NJ  08558
                    Telephone: 908-281-5100
                    Telecopier:  908-281-5103
                    Attention: President

                    with a copy, given in the manner prescribed above, to:

                    David Gitlin, Esquire

                    Until July 4, 1999
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    Twelfth Floor Packard Building
                    111 South 15th Street
                    Philadelphia, PA 19102
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

                    After July 4, 1999:
                    Wolf, Block, Schorr and Solis-Cohen LLP
                    1650 Arch Street
                    Philadelphia, PA 19103
                    Telephone: 215-977-2284
                    Telecopier: 215-977-2740

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Corporation, ORC, ____________ and their respective successors, assigns, heirs and legal representatives.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                         OPINION RESEARCH CORPORATION


                         By:___________________________
                              Name:
                              Title:


                         MACRO INTERNATIONAL INC.


                         By:___________________________
                              Name:
                              Title:



                         [Insert Name]:

                         ___________________________ (SEAL)

                                  EXHIBIT "E"

     1. Macro International Inc. (the "Corporation") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to conduct the business in which it is now engaged.

     2. The Agreement and the documents contemplated therein to be executed and delivered by the Stockholders (the "Purchase Documents") are legally valid and binding obligations of the Stockholders, as applicable, enforceable against them in accordance with their respective terms, subject to the effect of bankruptcy, insolvency or other similar laws relating to, or affecting, the rights of creditors generally and to general principles of equity.

     3. To our knowledge and based on the examination of the corporate records of the Corporation, Schedule 4(a) to the Agreement correctly sets forth the number of Shares owned by each of the Stockholders.

     4. The execution and delivery of the Agreement and the Purchase Documents, the consummation of the transactions provided for therein, and the fulfillment of the terms thereof, (a) will not breach any of the terms and provisions of, or conflict with, the Certificate of Incorporation or Bylaws of the Corporation, and (b) to our knowledge, except as disclosed on Schedule 5(t) to the Agreement, does not require the consent of any governmental authority or any third party.

     5. Except as disclosed on Schedule 5(p) to the Agreement, to our knowledge (a) the Corporation is not a party to, or threatened with, any material suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, and (b) there is no judgment, decree, award or order outstanding against the Corporation.

     6. Except as disclosed on Schedule 5(s) to the Agreement, to our knowledge, the Corporation has not received any notice from any federal, state or municipal authority, or any insurance or inspection body, that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, rule or regulation.

     7. The execution, delivery and performance of the Agreement and the Purchase Documents has been duly authorized by all necessary trustee action on the part of Macro International Employee Stock Ownership Trust (the "ESOP").

     [In providing the opinions set forth in Paragraph 2 (as it relates to the ESOP) and 7 above, we have relied on an opinion rendered to us by the Groom Law Group, counsel to the ESOP.]

                                  Exhibit "F"

                             TERMINATION AGREEMENT
                             ---------------------

     THIS TERMINATION AGREEMENT ("Agreement") is dated as of the ___ day of __________, 1999, by and among (a) Macro International Inc., a Delaware corporation (the "Corporation") and (b) those persons who are signatories hereto (each individually, a "Stockholder" and collectively, the "Stockholders").

                                   RECITALS:

     A.   Each Stockholder is a shareholder of the Corporation.

     B. The Corporation and all of the shareholders of the Corporation other than the ESOP (as defined in the Shareholders Agreement) are parties to that certain Shareholders Agreement dated as of May 6, 1992, as amended, modified and/or supplemented (the "Shareholders Agreement").

     C. The Corporation, all of the shareholders of the Corporation other than the ESOP, and, as the escrow agent, Shulman, Rogers, Gandal, Pordy & Ecker, P.A. (the "Escrow Agent"), are parties to that certain Escrow Agreement dated May 6, 1992, as amended, modified and/or supplemented (the "Escrow Agreement"), which Escrow Agreement is related to the Shareholders Agreement.

     D. In general, the Shareholders Agreement and the Escrow Agreement may be terminated by the voluntary agreement of shareholders owning at least two-thirds of the shares of Stock (as defined in the Shareholders Agreement) owned by then-current parties to the Shareholders Agreement.

     E. A proposed Stock Purchase Agreement (the "Stock Purchase Agreement") by and among Opinion Research Corporation, a Delaware corporation (the "Buyer"), as the buyer, and all or substantially all of the shareholders of the Corporation (including the Stockholders), as the sellers, providing for the sale of all or substantially all of the issued and outstanding shares of capital stock of the Corporation to the Buyer is being circulated for signature contemporaneously with execution of this Agreement by the undersigned.

     F. The Stock Purchase Agreement, in general, provides for the Shareholders Agreement and the Escrow Agreement to be terminated effective as of the consummation of closing under the Stock Purchase Agreement ("Closing").

     G. In contemplation of the Closing, the Corporation and the Stockholders mutually desire to terminate the Shareholders Agreement and the Escrow Agreement effective as of the consummation of Closing, upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises (which shall be deemed to be a material and substantive part of this Agreement), the mutual promises, covenants and representations of the parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Termination of Shareholders Agreement and Escrow Agreement.  Except as
          ----------------------------------------------------------
provided
in Section 2 below, the Shareholders Agreement and the Escrow Agreement are hereby terminated effective as of the consummation of Closing.

     2.   Instruction to Distribute Stock Certificates at Closing.
          -------------------------------------------------------

     (a) Contemporaneously herewith, each of the Stockholders has granted or is granting a power of attorney to Frank J. Quirk and Michael T. Errecart (the "Agents") to, in general and among other things, take such actions on behalf of such Stockholder as may be necessary to consummate the Closing.

     (b) (i) The Corporation stock certificates which represent shares of Stock issued in the name of the Stockholders, and which are held by the Escrow Agent under the Escrow Agreement, as of the date of Closing are referred to in this Agreement collectively as the "Stock Certificates" and individually as a "Stock Certificate."

          (ii) The Corporation stock certificates (if any) which represent shares of Stock issued in the name of shareholders of the Corporation who are not Stockholders but who are parties to the Shareholders Agreement and the Escrow Agreement, and which are held by the Escrow Agent under the Escrow Agreement, as of the date of Closing are referred to in this Agreement collectively as the "Unsold Stock Certificates" and individually as an "Unsold Stock Certificate."

     (c) (i) The Corporation and the Stockholders hereby acknowledge and agree that this Agreement shall serve as instructions to the Escrow Agent under the Escrow Agreement to distribute and deliver the Stock Certificates to the Agents at Closing, and that the Escrow Agent shall be entitled to rely upon this Agreement in making such distribution and delivery of said Stock Certificates to the Agents. Each of the Stockholders acknowledges and confirms the authority of the Agents to receive said distribution and delivery of said Stock Certificates from the Escrow Agent, and the authority of the Agents to thereupon sell, assign and transfer the Stock Certificates to the Buyer pursuant to the Stock Purchase Agreement in order to consummate the Closing.

          (ii) The Corporation and the Stockholders hereby acknowledge and agree that this Agreement shall serve as instructions to the Escrow Agent under the Escrow Agreement to distribute and deliver each Unsold Stock Certificate (if any) to the registered holder thereof upon the consummation of Closing, and that the Escrow Agent shall be entitled to rely upon this Agreement in making such distribution and delivery of said Unsold Stock Certificates to the registered holder thereof. Further, the Corporation the Stockholders acknowledge and agree that the Escrow Agent may so distribute and deliver any such Unsold Stock Certificate to the registered holder thereof by hand delivery, certified or registered mail-return receipt requested, or courier service (including Federal Express) to such registered holder at such registered holder's address as set forth in the Stock Purchase Agreement.

     (d) The Escrow Agreement shall terminate, and the Escrow Agent shall be discharged of all responsibility under the Escrow Agreement, at such time as the Escrow Agent shall have distributed and delivered the Stock Certificates and the Unsold Stock Certificates (if any) pursuant to this Section 2.

     3.   Miscellaneous.
          -------------

     (a) This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof and constitutes a complete and exclusive statement of the terms of the agreement among the parties with respect to the subject matter hereof. The Recitals are hereby incorporated into this Agreement as fully as if set forth in full in this Agreement. This Agreement may be amended only by a written agreement executed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof.

     (d) The provisions of this Agreement are independent of, and separable from, each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (e) Each of the parties to this Agreement agree to execute and deliver to each other such other and further documents that are reasonably required to effectuate the provisions of this Agreement.

     (f) Under this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, and the use of any gender shall include all genders. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

     (g) The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by any party shall be effective unless in writing signed by the party to be charged.

     (h) This Agreement may be executed in multiple counterparts and, in such event, all such counterparts shall be originals and shall together constitute a single agreement. Further, the signature pages from different counterpart copies of this Agreement may be removed and attached to a single counterpart copy of this Agreement.

     4.   Effective Date.   Notwithstanding any other provision of this
          --------------
Agreement, (a) this Agreement shall not be in full force or effect until this Agreement (including counterpart copies of this Agreement) is executed and delivered by both (i) the Corporation and (ii) Stockholders who are then-current parties to the Shareholders Agreement and who, collectively, own at least two-thirds (2/3rds) of the issued and outstanding shares of Stock owned by then-current parties to the Shareholders Agreement, and (b) in the event the Stock Purchase Agreement is terminated pursuant to its terms and conditions prior to the consummation of Closing, this Agreement shall thereupon terminate and be of no further force or effect.

     IN WITNESS WHEREOF, The Corporation, by its duly authorized officer, and the Stockholders, have each executed this Agreement as of the date first above written.

                                    CORPORATION:
                                    MACRO INTERNATIONAL INC.

                                    By:_________________________________________
                                       Frank J. Quirk, Chairman of the Board and
                                          Chief Executive Officer

                                    STOCKHOLDERS:

                                    __________________________________________
                                    Mildred M. Ambrosia

                                    __________________________________________
                                    Marshall Blas

                                    __________________________________________
                                    Edward C. Briggs

                                    __________________________________________
                                    Thomas J. Chapel

                                    __________________________________________
                                    Michael J. Cocchiola

                                    __________________________________________
                                    Anne E. Curtis

                                    __________________________________________
                                    Michael T. Errecart

                                    __________________________________________
                                    William M. Ewald

                                    __________________________________________
                                    Steven T. Fulton

                                    __________________________________________
                                    Tamas Geczi

                                    __________________________________________
                                    Robert S. Gold

                                    __________________________________________
                                    Eric S. Halata

                                    __________________________________________
                                    Albert W. Irion

                                    __________________________________________
                                    Whitman E. Knapp

                                    __________________________________________
                                    JoAnn M. Kuchak

                                    __________________________________________
                                    Greg N. Mahnke

                                    __________________________________________
                                    Joseph L. Motter

                                    __________________________________________
                                    Frank J. Quirk

                                    __________________________________________
                                    Mindy Rhindress

                                    __________________________________________
                                    James G. Ross

                                    __________________________________________
                                    Eric N. Stein

                                    __________________________________________
                                    Martin T. Vaessen

                                    __________________________________________
                                    Rocco J. Vicari

                                    __________________________________________
                                    Eugene Yee

                                    __________________________________________
                                    Susan M. Zaro

                                                                     EXHIBIT "G"


                         LANDLORD ESTOPPEL CERTIFICATE


          THIS LANDLORD ESTOPPEL CERTIFICATE, made this ______________ of _______________, 1999, by __________________ ("Lessor"), to OPINION RESEARCH
                                               ------
CORPORATION, a Delaware corporation, and its respective affiliates, successors and assigns ("ORC").
              ---

                                   RECITALS

          WHEREAS, the Lessor is the current landlord, and ____________ ("Lessee") is the current tenant, under that certain Lease described on Exhibit
  ------                                                                -------
A attached hereto (the "Lease"), under which the Lessee leases from the Lessor
-                       -----
certain property and/or space in certain premises more particularly described in the Lease (the "Leased Premises"); and
                ---------------

          WHEREAS, the Lessee intends to assign to ORC all of its right, title and interest under the Lease.

          NOW, THEREFORE, the Lessor certifies the following to ORC and its affiliates and to its lender financing ORC's acquisition of Lessee, and the respective successors and assigns of the foregoing:

1. The Lease is in full force and effect, has not been modified in any respect except as specially listed on Exhibit A, and constitutes the
                                                ---------
          complete agreement between the Lessor and the Lessee with respect to the leasing of the Leased Premises. The term "Lease" shall include any modification, amendments, supplements and assignments shown on Exhibit
                                                                         -------
          A. The information set forth on Exhibit A is true, correct and
          -                               ---------
          complete.

2. Neither the Lessor nor the Lessee are delinquent or in default with respect to any of their respective obligations under the Lease and no fact or circumstance exists which, by itself or with the giving of notice or the passage of time, or both, would constitute a default by either party under the Lease or which would give the Lessor the right to a set-off, claim, lien or charge against the Lessee or any prior lessee under the Lease.

3. The Lessee has not been granted any options, reduced or free rent, or other concessions or rights except as expressly set forth on Exhibit
                                                                       -------
          A.
          -

4. The Lessee is paying all rent and other charges in accordance with the provisions of the Lease. All base rent and additional rent, if any, have been paid through _________, 1999. All terms, conditions, and provisions of the Lease to be performed by the Lessee have been duly and timely performed and complied with.

5. To the best of the Lessor's knowledge, the Lessee's rights under the Lease have not been assigned (in whole or in part), and the Leased Premises have not been sublet (in whole or in part).

6. Lessor certifies that there is not pending against it any filing of a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangements under the bankruptcy laws of the United States of America or any state thereof.

7. Lessor hereby consents to the sale of all or substantially all of the stock of Lessee to ORC.

8. The person executing this Estoppel Certificate represents and warrants that such person has full power and authority to do so on behalf of the Lessor.


          IN WITNESS WHEREOF, the undersigned has caused this Landlord Estoppel Certificate to be duly executed as of the date first above written.


                                             LESSOR:

                                             ___________________________________


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                  EXHIBIT A TO LANDLORD ESTOPPEL CERTIFICATE

                Lease Documents, Lease Terms and Current Status
                -----------------------------------------------


A.   Date of Lease:

B.   Landlord's Address:

C.   Premises known as:

D.   Modifications, Assignments, Supplements or Amendments to Lease:

E.   Commencement Date:

F.   Expiration of Current Term:

G.   Rights to renew:

H.   Security Deposit Paid to Landlord:

I.   Current Fixed Minimum Rent (Annualized):

J.   Current Additional Rent (Annualized):

K.   Current Total Rent:

L.   Square Feet Demised:

M.   Concessions, free rent, reduced rent, other options:

                                                                     EXHIBIT "H"


                      GROUND LESSOR ESTOPPEL CERTIFICATE
                      ----------------------------------


The undersigned, _____________ ("Ground Lessor"), is the fee owner of the land
                                 -------------
upon which a building known as __________________ is located (the "Property").
                                                                   --------
Ground Lessor hereby certifies to OPINION RESEARCH CORPORATION and its affiliates (collectively, "ORC"), to its lender financing ORC's acquisition of
                           ---
Macro International Inc. ("Macro International"), and the respective successors
                           -------------------
and assigns of ORC and such lender, as follows:

1.   _____________________ ("Ground Lessee") is the tenant at the Property under
                             -------------
     a ground lease (the "Ground Lease") dated _________________ and the Ground
                          ------------
     Lease has not been canceled, modified, assigned, extended or amended, except as follows:

          _______________________________________________________________
          (If "NONE," please so state)

2. The Ground Lease: (a) is in full force and effect; (b) is free from default and free from any event which, with the giving of notice or passage of time or both, could become a default under the Ground Lease; and (c) represents the entire agreement between Ground Lessee and Ground Lessor as to this leasing. Ground Lessor has no claims against or disputes with Ground Lessee. Ground Lessor has no actual knowledge of any claims by others against Ground Lessee relating to the Property or its use.

3. Ground Lessee has not assigned the Ground Lease or sublet any part of the Property under an assignment or sublease, except for the Lease between Ground Lessee and Macro International dated ___________, as amended.

4. Ground Lessor has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Ground Lease or the Property and there are no mortgages, deeds of trust or other security interests encumbering Ground Lessor's fee interest in the Property except that mortgage in favor of ______________. No third party has any option or preferential right to purchase all or any part of the Property.

5. Ground Lessor has no right or option to terminate the Ground Lease and has waived all prior options (if any), except as provided at law.

6.   Ground Lessor is not insolvent or bankrupt.

7. Ground Lessor has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Ground Lessor's interest in the Property.

8. Ground Lessor has not received written notice that it is in violation of any governmental law or regulation applicable to its interests in the Property and its operations thereon, including, without limitation, any environmental laws or the Americans with Disabilities Act, and has no reason to believe that there are grounds for any claim of any such violation.

9. There is no suit, action, proceeding or audit pending or to the knowledge of Ground Lessor, threatened against or affecting Ground Lessor or the Property under the Ground Lease at law or in equity or before or by any court, administrative agency, or other governmental authority which brings into question the validity of the Ground Lease or which, if determined adversely against Ground Lessor, might result in any adverse change to the leasehold.


Dated this _____ day of _____________, 1999.


By:  __________________________________

     By:  _____________________________________

                                                                  EXHIBIT "I"


          THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made as of the _____ day of _____________, 1999, by and among __________________________, a _______________________, having an office at
___________________________ ("Lender"), MACRO INTERNATIONAL INC., having an office at _________________________________ ("Tenant") and
________________________, having an office at ______________________________
("Landlord").


                                  WITNESSETH:

          WHEREAS, Tenant is the tenant under a lease with Landlord, dated ________________, 199___ (the "Lease"), pertaining to and covering the real estate and the improvements thereon known as _________________________________________, which is legally described on Exhibit
                                                                         -------
A attached hereto and made a part hereof (the "Premises").
-

          WHEREAS, Lender has agreed to make a loan or has made a loan to Landlord in the original principal amount of $_____________ (the "Loan") secured by amongst other things, a Mortgage dated ________________ recorded _____________ in Book ______ Page ______ in the Office of the _________________
County Recorder of Deeds, encumbering the Premises (the "Mortgage").

          WHEREAS, Landlord is the owner of the Premises.

          WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Mortgage and any other mortgage hereafter held by Lender affecting the Premises subject to Lender's agreement not to disturb Tenant's rights and interests under the terms of the Lease in accordance with the terms set forth herein.

          NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Mortgage and the lien thereof, to all the terms, conditions and provisions of the Mortgage and to each and every advance hereafter made under the Mortgage, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage, so that at all times the Mortgage shall be and remain a lien on the Premises prior and superior to the Lease for all purposes; provided, however, and Lender agree: (i) that neither Tenant's possession of the Premises nor Tenant's rights, title or interests thereunder shall be disturbed so long as (A) no event has occurred and no condition exists, which after the passage of time or the giving of notice, or both, would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises; (B) the Lease shall not have been previously terminated; (C) Tenant shall pay to the Lender or its successors or assigns all rental and other payments remaining due and payable to Landlord under the Lease (which are not subject to any claims, demands or rights of offset by Tenant due to any acts or omissions of Landlord or Lender, as Landlord's successor, or any breach of the Lease) in the amounts and at the times set forth in the Lease from and after the earlier of the date on which Lender succeeds to the interest of Landlord under the Lease or notifies Tenant of default under the Mortgage (a "Default"), which date shall be referred to as the "Succession Date" (and Landlord expressly consents to such payments); and (D) Tenant shall have performed all of its material covenants contained therein; and (ii) that Lender shall assume and perform all of Landlord's obligations under the Lease (other than as expressly set forth herein) from and after the Succession Date and accept the attornment of Tenant.

2. Lender agrees that it shall automatically be liable for and perform all of Landlord's obligations under the Lease from and after the Succession Date. Except as expressly provided herein, the assignment of the Lease to Lender shall not obligate Lender to perform Landlord's obligations under the Lease.

3. Without limiting any of the provisions of the Lease, in the event that, by reason of any Default on the part of the Landlord, Lender or their respective successors or assigns, shall succeed to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1 above, the Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to and accept Lender or its successors or assigns and to recognize Lender or its successors or assigns as its landlord under the Lease for the then remaining balance of the term thereof, and Lender does hereby agree to assume all of Landlord's obligations under the Lease, except as expressly provided herein.

4. If Lender or its successors or assigns shall succeed to the interest of Landlord or any successor to Landlord, neither Lender nor its successors or assigns shall have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the Succession Date, nor any liability for claims, offsets or defenses which Tenant might have had against Landlord or for acts or omissions occurring prior to the Succession Date, provided, however, that any and all rights Tenant may have to offset shall remain in full force and effect and provided further that any and all non-monetary rights and remedies of Tenant arising under the Lease due to any acts or omissions of the Landlord or Lender, as successor to Landlord under the Lease, shall remain in full force and effect, including any rights to cancel or terminate the Lease. Further, notwithstanding the foregoing, in the event of any default by Landlord under the Lease which continues subsequent to the Succession Date, Lender shall be obligated to remedy or cure such default in the time and manner set forth in the Lease and Lender shall remain fully liable to Tenant for all acts and omissions of Lender, as Landlord.

5. This Agreement may be executed in any one or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

6. The reasonable cost of attorneys' fees and disbursements for any legal action or arbitration between or among the parties arising out of any dispute or litigation relating to enforcement of this Agreement shall be borne by the party(s) against whom a final decision in rendered.

7. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice effective ten (10) days after given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

               Lender's Address:
               ----------------

               __________________________________
               __________________________________
               __________________________________
               Attention:  ______________________


               Tenant's Address:
               ----------------

               Macro International Inc.

               __________________________________
               __________________________________
               __________________________________
               Attention:  ______________________
                           (Vice) President


               Landlord's Address:
               ------------------

               __________________________________
               __________________________________
               __________________________________
               Attention:  ______________________

8. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Delaware.

9. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein, "Lender" shall include any subsequent holder of the Mortgage provided the same remains a first lien.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         LENDER:

                         ___________________________________

                         By:  ______________________________
                         Its: ______________________________


                         LANDLORD:

                         ___________________________________

                         By:  ______________________________
                         Its: ______________________________

                         TENANT:

                         MACRO INTERNATIONAL INC.

                         By:     ______________________________
                                 (Vice) President

                         Attest: ______________________________
                                 (Assistant) Secretary

STATE OF ________________________________  :
                                           :     SS.
COUNTY OF _______________________________  :


          On the _____________ day of _________________, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared ___________________________________________ who acknowledged himself/herself to be the ___________ President of ___________________________,
a ___________________________, and that he/she, as such officer, being authorized to do so, executed the within instrument for the purposes therein contained by signing the name of the corporation by himself/herself as such officer, and desired that the same instrument be recorded as such.

          WITNESS my hand and notarial seal the day and year aforesaid.


                                    ____________________________________________
                                    Notary Public

                                    My Commission Expires:

STATE OF ______________________       :
                                      :    SS.
COUNTY OF _____________________       :

          On the _________ day of __________________, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared ____________________________________________________, who
acknowledged himself/herself to be the _____________________________ President of ____________________________, a ___________________ corporation and the general partner of _______________________, the sole general partner of ____________________________, a ______________ partnership, and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation (in its capacity as general partner of the sole general partner of _________________) by himself/herself as such officer and desired that such instrument be recorded as such.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year aforesaid.


                                    ____________________________________________
                                    Notary Public
                                    My Commission Expires:

STATE OF _______________      :
                              :     SS.
COUNTY OF ______________      :

          On the _________ day of ________________, 1999, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _____________________, who acknowledged himself to be the ______________________ of _________________________, a _________________
corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer and desired that such instrument be recorded as such.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year aforesaid.


                                    ____________________________________________
                                    Notary Public
                                    My Commission Expires:

                                  EXHIBIT "J"

     1. Opinion Research Corporation (the "Corporation") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties, to conduct the business in which it is now engaged, and to execute, deliver and perform the Agreement and the documents contemplated therein to be executed and delivered by the Corporation (the "Purchase Documents").

     2. The Agreement and the Purchase Documents have been duly executed and delivered by the Corporation and are legally valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms, subject to the effect of bankruptcy, insolvency or other similar laws relating to, or affecting, the rights of creditors generally and to general principles of equity.

     3. The execution and delivery of the Agreement and the Purchase Documents, the consummation of the transactions provided for therein, and the fulfillment of the terms thereof, (a) will not breach any of the terms and provisions of, or conflict with, the Certificate of Incorporation or Bylaws of the Corporation, and (b) to our knowledge, does not require the consent of any governmental authority or any third party.

     4. To our knowledge (a) the Corporation is not a party to, and is not threatened with, any suit, action, arbitration, administrative or other proceeding, either at law or in equity, or governmental investigation by or before any court, governmental department, commission, board, agency or instrumentality, which seeks to prohibit the sale of the Shares by the Stockholders to the Corporation, or that would otherwise prohibit the Agreement or the consummation of the transactions contemplated by the Agreement, and (b) there is no judgment, decree, award or order outstanding against the Corporation that prohibits the sale of the Shares by the Stockholders to the Corporation or that would otherwise prohibit the Agreement or the consummation of the transactions contemplated by the Agreement.

     5. The execution, delivery and performance of the Agreement and the Purchase Documents has been duly authorized by all necessary corporate action on the part of the Corporation.